SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
          -----------------------------------------------------------------

                               SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a) of the
                           Securities Exchange Act of 1934

                             Filed by the Registrant  [X]
                   Filed by a Party other than the Registrant  [ ]

          Check the appropriate box:

          [ ]  Preliminary Proxy             [X]  Definitive Proxy
               Statement                          Statement
          [ ]  Definitive Additional         [ ]  Soliciting Materials
               Materials                          Pursuant to
          [ ]  Confidential, for use of           Section 240.14a-11(c)
               the Commission Only (as            or Section 240.14a-12
               permitted by Rule 14a-6(e)(2))


                               ICG COMMUNICATIONS, INC.
          -----------------------------------------------------------------
                   (Name of Registrant as Specified in its Charter)



          -----------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement
                              if other than Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [X]  No fee required.

          [ ]  Fee computed on table below per Exchange Act
               Rules 14a-6(i)(4) and 0-11.
               1)   Title of each class of securities to which transaction
                    applies:
                            -----------------------------------------------

               2)   Aggregate number of securities to which transaction
                    applies:
                            -----------------------------------------------

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

                    -------------------------------------------------------

               4)   Proposed maximum aggregate value of transaction:
                                                                    -------

               5)   Total fee paid:
                                   ----------------------------------------

          [ ]  Fee paid previously with preliminary materials.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:
                                           --------------------------------

               2)   Form, Schedule or Registration Statement No:
                                                                -----------

               3)   Filing Party:
                                 ------------------------------------------

               4)   Date Filed:
                               --------------------------------------------

                               ICG COMMUNICATIONS, INC.
                               ------------------------
                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


          To the Stockholders of ICG Communications, Inc.:

                NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Meeting") of ICG COMMUNICATIONS, INC., a Delaware corporation (the "Company"), will be held on Wednesday, June 3, 1998 at 9:30 a.m., local time, at the Company's principal executive offices at 161 Inverness Drive West, Englewood, Colorado to consider and act upon the following:

                1. The election of two directors to serve until the 2001 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

                2. The approval of the adoption by the Board of Directors of the Company's 1998 Stock Option Plan (the "Option Plan");

                3. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 1998; and

                4. The transaction of such other business as may properly come before the Meeting and at any adjournments thereof.

                Only holders of record of the Company's common stock, par value $.01 per share, at the close of business on May 1, 1998, which has been fixed as the record date for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournment or adjournments thereof.

                Stockholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please sign and date the enclosed proxy card (the "Proxy") and mail it promptly in the enclosed envelope to ensure that your shares are represented at the Meeting. Stockholders who attend the Meeting may vote their shares personally, even though they have sent in their Proxies.


                                     By Order of the Board of Directors


                                     /s/ J. Shelby Bryan

                                     J. Shelby Bryan
                                     President and Chief Executive Officer


          May 5, 1998

                                      IMPORTANT

          THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A MAILING ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE AND NO POSTAGE IS REQUIRED IF IT IS MAILED WITHIN THE UNITED STATES.

                               ICG COMMUNICATIONS, INC.
                               ------------------------

                                   PROXY STATEMENT
                         1998 ANNUAL MEETING OF STOCKHOLDERS
                                     JUNE 3, 1998
                               ------------------------

                                       GENERAL

                This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of Proxies by the Board of Directors of ICG COMMUNICATIONS, INC., a Delaware corporation (the "Company"), to be voted at the 1998 Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Company's principal executive offices at 161 Inverness Drive West, Englewood, Colorado, on June 3, 1998, at 9:30 a.m., local time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

                The principal executive offices of the Company are located at 161 Inverness Drive West, Englewood, Colorado 80112. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is May 5, 1998.

                         VOTING SECURITIES AND VOTE REQUIRED

                Stockholders of record as of the close of business on May 1, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting and at any adjournments thereof. On the Record Date, there were 44,676,251 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), outstanding. There was no other class of voting securities of the Company outstanding on such date. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of one-third of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. If a quorum is present, for all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter shall be required to approve any matter presented at the Meeting. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy.

             Under the rules promulgated by the Securities and Exchange Commission, boxes and a designated blank space are provided on the Proxy card for stockholders to mark if they wish to withhold authority to vote for one or more of the nominees for directors. Votes withheld in connection with the election of one or more of the nominees for director will be counted as votes cast against such individuals and will be counted toward the presence of a quorum for the transaction of business at the Meeting. If no direction is indicated, the Proxy will be voted for the election of the nominees for director. The form of Proxy does not provide for abstentions with respect to the election of directors; however, a stockholder present at the Meeting may abstain with respect to such election. The treatment of abstentions and broker "non-votes" with respect to the election of directors is consistent with applicable Delaware law and the Company's By-Laws. Abstentions and broker "non-votes" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. However, broker "non-votes" are not deemed to be "votes cast."
          As a result, broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

                                  VOTING OF PROXIES

                A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted (i) FOR the election of the two directors; (ii) FOR the approval of the adoption by the Board of Directors of the Option Plan; (iii) FOR ratification of the appointment of the Company's auditors and (iv) in accordance with the judgment of the person or persons voting the Proxies on any other matter that may be properly brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                           DIRECTORS, NOMINEES AND OFFICERS


             The following table sets forth, as of March 31, 1998, the number of shares of Common Stock owned by all executive officers, directors and nominees of the Company, individually, and all directors and executive officers as a group, and each person who owned of record, or was known to own beneficially, more than 5% of the outstanding shares of Common Stock. The persons named in the table below have sole voting and investment power with respect to all of the shares of Common Stock owned by them, unless otherwise noted.

                                                 AMOUNT/NATURE OF
                                                    BENEFICIAL
          NAME AND ADDRESS OF BENEFICIAL OWNER      OWNERSHIP      PERCENT(1)
          ------------------------------------   ----------------  -------

          Montgomery Asset Management, LLC. .       4,158,000(2)    9.3%
           101 California Street
           San Francisco, CA 94111

          FMR Corporation . . . . . . . . . .       3,245,923(3)    7.3%
           82 Devonshire Street
           Boston, MA 02109

          Franklin Advisers, Inc. . . . . . .       3,182,130(4)    7.1%
           777 Mariners Island Boulevard
           San Mateo, CA 94404

          William J. Laggett  . . . . . . . .          80,297(5)       *
           Chairman of the Board of Directors

          J. Shelby Bryan . . . . . . . . . .       1,796,968(6)    3.9%
           President, Chief Executive Officer
           and Director

          Douglas I. Falk . . . . . . . . . .           2,563(7)       *
           Executive Vice President --
           Satellite and President of ICG
           Satellite Services, Inc.

          David W. Garrison . . . . . . . . .         256,136(8)       *
           Executive Vice President and
           Director; Chairman of the Board of
           Directors and Chief Executive
           Officer of NETCOM On-Line
           Communication Services, Inc.

          James D. Grenfell . . . . . . . . .          38,075(9)       *
           Executive Vice President and Chief
           Financial Officer

          Marc E. Maassen . . . . . . . . . .          50,741(10)      *
           Executive Vice President --
           Strategic Planning

          Sheldon S. Ohringer . . . . . . . .          62,757(11)      *
           Executive Vice President -- Telecom
           and President of ICG Telecom Group,
           Inc.

          H. Don Teague . . . . . . . . . . .          12,500(5)       *
           Executive Vice President, General
           Counsel and Secretary

          Harry R. Herbst . . . . . . . . . .          55,934(5)       *
           Director

          Leontis Teryazos  . . . . . . . . .          75,000(5)       *
           Director

          Walter Threadgill . . . . . . . . .           5,000(5)       *
           Director

          All executive officers and directors
           as a group (11 persons)  . . . . .       2,435,971(12)   5.2%

          ---------------------
          *   Less than one percent of the outstanding shares of Common
              Stock.


          (1) Based on 44,662,878 issued and outstanding shares of Common Stock on March 31, 1998, plus shares of Common Stock that may be acquired by the person or group indicated pursuant to any options and warrants exercisable, or pursuant to any shares vesting under the Company's 401(k) Plan, within 60 days.
          (2) Montgomery Asset Management, LLC ("Montgomery") reported on
              Schedule 13G that, as of December 31, 1997, it beneficially owns the shares of Common Stock reflected in this table. Montgomery reported that it has sole dispositive power with respect to 4,158,000 of the shares and sole voting power with respect to 3,066,000 of the shares.
          (3) FMR Corporation ("FMR") reported on Schedule 13G that, as of December 31, 1997, FMR, Edward C. Johnson 3d, Chairman of FMR, and Abigail P. Johnson, an FMR director, beneficially own the shares of Common Stock reflected in this table. FMR reported that Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR and a registered investment advisor, is the beneficial owner of 3,046,723 of the shares. Each of Mr. Johnson, FMR, through its control of Fidelity, and the funds it controls, has sole dispositive power with respect to 3,046,723 of the shares. Neither Mr. Johnson nor FMR has the sole voting power with respect to the shares. Fidelity Management Trust Company ("FMTC"), a wholly owned subsidiary of FMR, is the beneficial owner of 199,200 of the shares. Each of Mr. Johnson and FMR, through its control of FMTC, has sole dispositive power with respect to 199,200 of the shares and sole voting power with respect to 197,900 of the shares, and no voting power with respect to 1,300 of such shares.
          (4) Franklin Advisers, Inc. ("Franklin") reported on Schedule 13G that, as of December 31, 1997, it beneficially owns the shares of Common Stock reflected in this table. Franklin's parent holding company, Franklin Resources, Inc. ("FRI"), and Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of FRI, each disclaim any beneficial ownership of shares of Common Stock reflected in this table. Franklin reported that it has sole voting power and sole dispositive power with respect to 3,176,200 of the shares and that Franklin Management, Inc., an investment advisory subsidiary of Franklin, has sole dispositive power with respect to 5,930 of the shares.
          (5) Represents shares of Common Stock that may be acquired pursuant to the exercise of outstanding stock options.
          (6) Includes 15,000 shares of Common Stock held by Mr. Bryan, 2,000 shares of Common Stock held in Mr. Bryan's spouse's name for which Mr. Bryan disclaims beneficial ownership, 4,968 shares of Common Stock held by a 401(k) Plan in Mr. Bryan's name and 1,775,000 shares of Common Stock that may be acquired pursuant to the exercise of outstanding stock options.
          (7) Includes 475 shares of Common Stock held by Mr. Falk, 838 unrestricted shares of Common Stock held by an Employee Stock Purchase Plan and 1,250 shares of Common Stock that may be acquired pursuant to the exercise of outstanding stock options.
          (8) Includes 8,628 shares of Common Stock held directly by Mr. Garrison and 247,508 shares of Common Stock that may be acquired pursuant to the exercise of outstanding stock options.
          (9) Includes 744 shares of Common Stock held by a 401(k) Plan, 456 unrestricted shares of Common Stock held by an Employee Stock Purchase Plan and 36,875 shares of Common Stock that may be acquired pursuant to the exercise of outstanding stock options.
         (10) Includes 3,730 shares of Common Stock held by a 401(k)
              Plan, 386 unrestricted shares of Common Stock held by an Employee Stock Purchase Plan and 46,625 shares of
              Common Stock that may be acquired pursuant to the exercise of outstanding stock options.
         (11) Includes 20,800 shares of Common Stock held directly by Mr. Ohringer, 1,107 shares of Common Stock held by a 401(k) Plan, 1,475 unrestricted shares of Common Stock held by an Employee Stock Purchase Plan and 39,375 shares of Common Stock that may be acquired pursuant to the exercise of outstanding stock options.
         (12) Includes 46,903 shares of Common Stock held directly by the executive officers and directors as a group, 10,549 shares of Common Stock held by a 401(k) Plan, 3,155 shares of Common Stock held by an Employee Stock
              Purchase Plan and 2,375,364 shares of Common Stock that may be acquired pursuant to the exercise of outstanding stock options.

                                      PROPOSAL I

                                ELECTION OF DIRECTORS
                                ---------------------

                    A total of two directors (Class II Directors) are to be elected at the Meeting by the holders of the Common Stock to serve until the 2001 Annual Meeting of Stockholders and until their successors have been elected and qualified or until their death, resignation or removal. The two Class II Directors are Leontis Teryazos and Walter Threadgill and their terms expire at the Meeting. The Board of Directors recommends the election as Directors of the nominees listed below. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), Proxies solicited thereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors. Assuming a quorum is present, a plurality of the votes of the shares present, in person or by Proxy, at the Meeting is required to elect each of the nominees as a director in accordance with the Company's By-Laws.

                    The terms of the two Class III Directors, J. Shelby Bryan and William J. Laggett, expire at the 1999 Annual Meeting of Stockholders. The terms of the two Class I Directors, Harry
          R. Herbst and David W. Garrison, expire at the 2000 Annual Meeting of Stockholders.

                    There were 10 meetings of the Board of Directors of the Company, two meetings of the Stock Option Committee, four meetings of the Audit Committee and three meetings of the Compensation Committee of the Board of Directors of the Company held during the fiscal year ended December 31, 1997. All directors attended 75% or more of the meetings of the Board and the committees on which they served.

                    The Company compensates its non-employee directors $250 for telephonic meetings and $2,500 for each directors meeting or committee meeting attended, or $500 for committee meetings attended in conjunction with a Board of Directors meeting, plus reimbursement of expenses. In addition, the Chairman of the Board of Directors receives an annual fee of $80,000 payable in quarterly installments. On January 1, 1997, all non-employee directors of the Company were granted options to purchase 20,000 shares of Common Stock under the Company's 1996 Stock Option Plan, with the exception of Walter Threadgill who commenced his term as director on December 9, 1997. On June 17, 1997, all non-employee directors of the Company were granted an additional option to purchase 5,000 shares of Common Stock under the Company's 1996 Stock Option Plan. On January 1, 1998, all non-employee directors of the Company were granted options to purchase 20,000 shares of Common Stock under the 1996 Stock Option Plan, which vest as to 5,000 shares at the end of each fiscal quarter.

                    The following table sets forth the names of the nominees, their ages and their current positions with the
          Company:

                     CLASS II DIRECTORS (TO SERVE UNTIL THE 2001
                           ANNUAL MEETING OF STOCKHOLDERS)

          NAME                          AGE                     TITLE
          ----                          ---                     -----

          Leontis Teryazos(1)(2)         55                   Director
          Walter Threadgill(1)(2)        52                   Director

          --------------------
          (1)   Member of Compensation Committee.
          (2)   Member of Stock Option Committee.


                Leontis Teryazos has been a Director since June 1995.
                ----------------
          Mr. Teryazos, a Canadian resident, has headed Letmic Management Inc., a financial consulting firm, since 1993, and Letmic Management Reg'd., a real estate development and management company, since 1985.

                Walter Threadgill has been a Director since December 1997
                -----------------
          and is the Managing General Partner of Atlantic Coastal Ventures, L.P. Previously, Mr. Threadgill was the President and CEO of Multimedia Broadcast Investment Corporation. He also held tenures as Divisional Vice President of Fiduciary Trust Company in New York, and as Senior Vice President and Chief Operating Officer of United National Bank in Washington, D.C. Mr. Threadgill chaired the Presidential Small Business Advisory Committee and served the National Association of Investment Companies as Director, Treasurer and Legislative Committee Chairman. Mr. Threadgill is a member of the Federal Communications Bar Association.

          Other Directors and Executive Officers

             Set forth below are the names, ages and positions of the other directors and executive officers of the Company:

                  NAME                   AGE           POSITION
                  ----                   ---           --------
          William J. Laggett(1)
            (3)(4)(5)(6)  . . . . . . .   68      Chairman of the Board of
                                                     Directors

          J. Shelby Bryan(1)(5) . . . .   52      President, Chief Executive
                                                     Officer and Director

          Douglas I. Falk . . . . . . .   48      Executive Vice President
                                                     -- Satellite and
                                                     President of ICG
                                                     Satellite Services, Inc.

          David W. Garrison(2)(3) . . .   42      Executive Vice President
                                                     and Director; Chairman of
                                                     the Board of Directors
                                                     and Chief Executive
                                                     Officer of NETCOM On-Line
                                                     Communication Services,
                                                     Inc.

          James D. Grenfell . . . . . .   46      Executive Vice President
                                                     and Chief Financial
                                                     Officer

          Harry R. Herbst(2)(3)(4)(6) .   46      Director

          Marc E. Maassen . . . . . . .   47      Executive Vice President
                                                     -- Strategic Planning

          Sheldon S. Ohringer . . . . .   41      Executive Vice President
                                                     -- Telecom and President
                                                     of ICG Telecom Group,
                                                     Inc.

          H. Don Teague . . . . . . . .   55      Executive Vice President,
                                                     General Counsel and
                                                     Secretary

          --------------------

          (1)  Term expires at annual meeting of stockholders in 1999.
          (2)  Term expires at annual meeting of stockholders in 2000.
          (3)  Member of Audit Committee.
          (4)  Member of Compensation Committee.
          (5)  Member of Executive Committee.
          (6)  Member of Stock Option Committee.

               William J. Laggett has been Chairman of the Board of
               ------------------
          Directors since June 1995 and a Director since January 1995. Mr. Laggett was the President of Centel Cellular Company from 1988 until his retirement in 1993. From 1970 to 1988, Mr. Laggett held a variety of management positions with Centel Corporation, including Group Vice President-Products Group, President-Centel Services, and Senior Vice President-Centel Corporation. Prior to joining Centel, Mr. Laggett worked for New York Telephone Company.

               J. Shelby Bryan was appointed President, Chief Executive
               ---------------
          Officer and a Director in May 1995. Mr. Bryan has 18 years of experience in the telecommunications industry, primarily in the cellular business. He co-founded Millicom International Cellular S.A., a publicly owned corporation providing cellular service internationally, served as its President and Chief Executive Officer from 1985 to 1994 and has served as a Director through the present.

               Douglas I. Falk has been President of ICG Satellite
               ---------------
          Services, Inc. since August 1996 and Executive Vice President -- Satellite since October 1996. Prior to joining the Company, Mr. Falk held several positions in the cruise line industry, including President of Norwegian Cruise Line, Senior Vice President -- Marketing and Sales with Holland America Lines/Westours and Executive Vice President of Royal Viking Line. Prior to his work in the cruise line industry, Mr. Falk held executive positions with MTI Vacations, Brown and Williamson Tobacco, Pepsico International, Glendenning Associates and The Proctor and Gamble Company.

               David W. Garrison has been a Director of the Company since
               -----------------
          January 1998. In March 1996, Mr. Garrison was appointed Chairman of the Board of Directors of NETCOM On-Line Communication Services, Inc. ("NETCOM") and, since April 1995, Mr. Garrison has been NETCOM's Chief Executive Officer. Prior thereto, he served as its President and a Director from February 1995. Mr. Garrison also served as NETCOM's Chief Operating Officer from February 1995 to April 1995. Mr. Garrison also serves on the Boards of Directors of Ameritrade Holding Corporation, Traveling Software, Inc. and the Internet Service Association. From December 1990 to September 1994, Mr. Garrison was President of SkyTel, a division of Mobil Telecommunications, Inc. ("MTEL"). During his association with MTEL (1990 to 1994), Mr. Garrison also held positions as Senior Vice President and Vice President. From 1986 to 1990, Mr. Garrison served successively as Chief Operating Officer, President, Chief Executive Officer and Chairman for Dial Page, a regional paging carrier based in Greenville, South Carolina.

               James D. Grenfell, Executive Vice President and Chief
               -----------------
          Financial Officer, joined the Company in November 1995. Previously, Mr. Grenfell served as Director of Financial Planning for BellSouth Corporation and Vice President and Assistant Treasurer of BellSouth Capital Funding. A Chartered Financial Analyst, Mr. Grenfell has been a telephone industry financial executive for over 20 years. He was with BellSouth from 1985 through November 1996, serving previously as Finance Manager of Mergers and Acquisitions. He handled BellSouth's financing strategies, including capital market financings as well as public debt and banking relationships. Prior to BellSouth, Mr. Grenfell spent two years as a Project Manager with Utility Financial Services and six years with GTE of the South, a subsidiary of GTE Corporation, including four years as Assistant Treasurer.

               Harry R. Herbst has been a Director since October 1995 and
               ---------------
          has been Vice President of Finance and Strategic Planning of Gulf Canada Resources Ltd. since November 1995. He was Vice President and Treasurer of Gulf Canada Resources Ltd. from January to November 1995. Previously, Mr. Herbst was Vice President of Taxation for Torch Energy Advisors Inc. from 1991 to 1994, and tax manager for Apache Corp. from 1987 to 1990. Mr. Herbst is a certified public accountant, formerly with Coopers & Lybrand.

               Marc E. Maassen has been Executive Vice President --
               ---------------
          Strategic Planning since August 1996. Prior to this position, Mr. Maassen was Executive Vice President -- Network of ICG in October 1995 and President of ICG Fiber Optic Technologies, Inc. in April 1995. Mr. Maassen joined the Company in 1991 as Vice President of Sales and Marketing. Prior to joining the Company, Mr. Maassen held senior sales management positions at TelWatch, Inc., an integrated network management software company. Mr. Maassen previously worked for First Interstate as Director of Telecom and for AT&T Information Systems as an Account Executive and for U S West as a Major Accounts Manager.

               Sheldon S. Ohringer has been Executive Vice President --
               -------------------
          Telecom of ICG and President of ICG Telecom Group, Inc. since September 1997. Prior to this position, Mr. Ohringer was Senior Vice President of Business Development and Strategic Planning for ICG Telecom Group, Inc. since 1994. Prior to joining the Company, Mr. Ohringer was Senior Vice President of Sales and Business Development for U.S. Long Distance from May 1991 until October 1994. From May 1984 until August 1990, Mr. Ohringer held key management and executives positions with Telecom* USA, a major long distance carrier which was acquired by MCI in 1990.

               H. Don Teague joined the Company as Executive Vice
               -------------
          President, General Counsel and Secretary in May 1997. Prior to this position, Mr. Teague was Senior Vice President, Administration and Legal with Falcon Seaboard Holdings, L.P. and its predecessors from April 1994 through April 1997. From 1974 to April 1994, Mr. Teague was a partner in the law firm of Vinson & Elkins L.L.P.

               There are no family relationships between any present director or officer or nominee for director and any other present director or officer or nominee for director.

               There are currently four committees of the Board of Directors of the Company: Executive Committee, Audit Committee, Compensation Committee and Stock Option Committee. The Executive Committee provides Board oversight for the operations of the Company between Board meetings. The Audit Committee reviews the services provided by the Company's independent auditors, consults with the independent auditors on audits and proposed audits of the Company, reviews certain filings with the Securities and Exchange Commission and reviews the adequacy of internal controls. The Compensation Committee determines compensation for most executives and reviews transactions, if any, with affiliates. The Stock Option Committee determines stock option awards.

                           COMPENSATION AND OTHER BENEFITS

          SUMMARY COMPENSATION TABLE

                    The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of J. Shelby Bryan, the Company's President and Chief Executive Officer, the four other most highly compensated executive officers of the Company and one additional officer for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 1997 (the "Named Officers"), for the fiscal years ended December 31, 1997, September 30, 1996 and 1995. As a result of the Company's change in year end during 1996 from September 30 to December 31, additional amounts are shown below for the 12 months ended December 31, 1996 and are referred to in such tables as "1996T." The Company has not maintained any long-term incentive plans and the Company has not granted stock appreciation rights.

                              SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION
                                                     ----------------------
                                            FISCAL
          NAME AND PRINCIPAL POSITION        YEAR    SALARY ($)    BONUS($)
          -----------------------------------------------------------------

          J. Shelby Bryan                    1997     473,065(1)       --
             President and Chief Executive  1996T     161,178(1)       --
             Officer                         1996     221,196(1)       --
                                             1995      30,728          --

          James D. Grenfell                  1997     200,000      68,000
             Executive Vice President       1996T     181,250      71,655(7)
             and Chief Financial Officer     1996     148,526      46,665
                                             1995          --          --

          Sheldon S. Ohringer                1997     164,792      73,245
             Executive Vice President --    1996T     135,000      42,865(11)
             Telecom and President of        1996     130,000      28,945
             ICG Telecom Group, Inc.         1995     110,000          --

          Marc E. Maassen                    1997     165,000      56,332
             Executive Vice President --    1996T     156,244      43,125(14)
             Strategic Planning              1996     147,092      22,500
                                             1995     131,933      60,000

          Henry R. Carabelli                 1997     178,333      58,984
             Executive Vice President and   1996T     113,462      91,105(19)
             Chief of Operations of          1996          --          --
             ICG Telecom Group, Inc.         1995          --          --

          William J. Maxwell                 1997     222,727      69,480
             Former President               1996T     228,750     147,880(22)
             of ICG Enterprises Division     1996     222,917     117,160
                                             1995     205,475      75,000






                                                        ANNUAL     LONG-TERM
                                                       COMPEN-      COMPEN-
                                                        SATION      SATION
                                                     ----------   ----------
                                                        OTHER
                                                        ANNUAL    SECURITIES
                                            FISCAL     COMPEN-    UNDERLYING
          NAME AND PRINCIPAL POSITION        YEAR     SATION ($)    OPTIONS
          ------------------------------------------------------------------

          J. Shelby Bryan                   1997       86,095(2)         --
             President and Chief Executive  1996T      91,812(3)         --
             Officer                        1996       78,919(4)    450,000
                                            1995           --     1,550,000

          James D. Grenfell                 1997       26,600(5)     47,500(6)
             Executive Vice President       1996T     145,360(8)     40,000
             and Chief Financial Officer    1996      138,435(9)     50,000
                                            1995           --            --

          Sheldon S. Ohringer               1997       15,112(10)    17,500(6)
             Executive Vice President --    1996T       9,687(12)     7,500
             Telecom and President of       1996        3,600        40,000
             ICG Telecom Group, Inc.        1995        3,600        15,000

          Marc E. Maassen                   1997       30,723(13)    10,500(6)
             Executive Vice President --    1996T      25,244(15)     7,000
             Strategic Planning             1996       25,341(16)    40,000
                                            1995        9,291(17)    15,000

          Henry R. Carabelli                1997       14,605(18)    50,000(6)
             Executive Vice President and   1996T      77,637(20)    35,000
             Chief of Operations of         1996           --            --
             ICG Telecom Group, Inc.        1995           --            --

          William J. Maxwell                1997       47,977(21)    50,000(6)
             Former President               1996T      29,322(23)    25,000
             of ICG Enterprises Division    1996       18,632(24)    75,000
                                            1995        8,288(17)    75,000

          --------------------

          (1) Consists of amount earned pursuant to the compensation formula in Mr. Bryan's employment agreement.
          (2) Consists of $40,777 for car allowance, $44,422 for housing expenses and Company contributions to 401(k) Defined Contribution Plan in the amount of $896.
          (3) Consists of $30,236 for car allowance, $49,683 for housing expenses and Company contributions to 401(k) Defined Contribution Plan in the amount of $11,893.
          (4) Consists of $25,991 for car allowance, $43,428 for housing expenses and Company contributions to 401(k) Defined Contribution Plan in the amount of $9,500.
          (5) Consists of $15,292 for car allowance and Company contributions to 401(k) Defined Contribution Plan in the amount of $11,308.
          (6) Includes options regranted as a result of the repricing of the Company's options on April 16, 1997. See "-Ten-Year Option/SAR Repricings."
          (7) Consists of bonus earned during fiscal 1996 ($46,665) and bonus earned during the three months ended December 31, 1996 ($25,000).
          (8) Consists of relocation expense in the amount of $121,600, car allowance of $12,067 and Company contributions to 401(k) Defined Contribution Plan in the amount of $11,693.
          (9) Consists of relocation expenses in the amount of $117,295, car allowance of $11,640 and Company contributions to 401(k) Defined Contribution Plan in the amount of $9,500.
         (10) Consists of $7,000 for car allowance, $234 for club dues and Company contributions to 401(k) Defined Contribution Plan in the amount of $7,878.
         (11) Consists of bonus earned during fiscal 1996 ($28,945) and bonus earned during the three months ended December 31, 1996 ($13,920).
         (12) Consists of $3,600 for car allowance and Company contributions to 401(k) Defined Contribution Plan in the amount of $6,087.
         (13) Consists of $21,394 for car allowance and Company contributions to 401(k) Defined Contribution Plan in the amount of $9,329.
         (14) Consists of bonus earned during fiscal 1996 ($22,500) and bonus earned during the three months ended December 31, 1996 ($20,625).
         (15) Consists of $18,072 for car allowance and Company contributions to 401(k) Defined Contribution Plan in the amount of $7,172.
         (16) Consists of $16,428 for car allowance and Company contributions to 401(k) Defined Contribution Plan in the amount of $8,913.
         (17) Consists of Company contributions to 401(k) Defined Contribution Plan.
         (18) Consists of $7,500 for car allowance and Company contributions to 401(k) Defined Contribution Plan in the amount of $7,105.
         (19) Consists of bonus earned during fiscal 1996 ($47,625), bonus earned during the three months ended December 31, 1996 ($18,480) and hiring bonus ($25,000).
         (20) Consists of relocation expense of $65,973, car allowance of $2,932, and Company contributions to 401(k) Defined Contribution Plan in the amount of $8,732.
         (21) Consists of $11,000 for car allowance, $23,076 for vacation and Company contributions to 401(k) Defined Contribution Plan in the amount of $13,901.
         (22) Consists of bonus earned during fiscal 1996 ($117,160) and bonus earned during the three months ended
               December 31, 1996 ($30,720).
         (23) Consists of $11,300 for car allowance and Company contributions to 401(k) Defined Contribution Plan in the amount of $18,022.
         (24) Consists of $9,200 for car allowance and Company contributions to 401(k) Defined Contribution Plan in the amount of $9,432.

          OPTION/SAR GRANTS TABLE

               The Company granted no stock appreciation rights during fiscal 1997 to the Named Officers or to other employees. The following table provides information on option grants during fiscal year 1997 to the Named Officers:


                                   INDIVIDUAL GRANTS
                              -------------------------
                              NUMBER OF    PERCENT OF    EXERCISE
                              SECURITIES  TOTAL OPTIONS     OR
                              UNDERLYING   GRANTED TO      BASE
                               OPTIONS    EMPLOYEES IN     PRICE   EXPIRATION
                 NAME          GRANTED        YEAR        ($/SH)      DATE
         ------------------   ----------  -------------  --------  ----------
         J. Shelby Bryan           --          --           --         --
         James D. Grenfell     40,000         2.9       10.375(1)   10/22/06
                                7,500         0.5       10.375      04/16/07
         Sheldon S. Ohringer    7,500         0.5       10.375(1)   10/22/06
                               10,000         0.7       10.375      04/16/07
         Marc E. Maassen        7,000         0.5       10.375(1)   10/22/06
                                3,500         0.3       10.375      04/16/07
         Henry R. Carabelli    20,000         1.5       10.375(1)   03/07/06
                               15,000         1.1       10.375(1)   10/22/06
                               15,000         1.1       10.375      04/16/07
         William J. Maxwell    25,000(2)      1.8       10.375(1)   10/22/06
                               75,000(2)      1.8       10.375      04/16/07


                                      POTENTIAL REALIZABLE VALUE AT
                                      ASSUMED ANNUAL RATES OF STOCK
                                           PRICE APPRECIATION
                                             FOR OPTION TERM
                                      ----------------------------
                 NAME                    5%                    10%
                 ----                    --                    ---
         J. Shelby Bryan                    -                  -
         James D. Grenfell            245,273                613,054
                                       48,936                124,013
         Sheldon S. Ohringer           45,989                114,948
                                       65,248                165,351
         Marc E. Maassen               42,923                107,284
                                       22,837                 57,873
         Henry R. Carabelli           112,684                276,690
                                       91,978                229,895
                                       97,871                248,026
         William J. Maxwell           153,296                383,158
                                      163,120                413,377

          --------------------

          (1) In order to continue to provide non-cash incentives and retain key employees, all employee stock options outstanding on April 16, 1997 with exercise prices at or in excess of $15.875 were repriced by the Stock Option Committee of the Company's Board of Directors to $10.375, the closing price of Common Stock on April 16, 1997.

          (2) As a result of Mr. Maxwell's resignation on December 3, 1997, 43,750 of the options granted during fiscal 1997 have been canceled.

          AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR END OPTION
          VALUES

               The following table provides information on options exercised during fiscal year 1997 by the Named Officers and the value of such officers' unexercised options at December 31, 1997.

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED
                                                OPTIONS AT FISCAL YEAR END
                                                            (#)
                                                --------------------------
                              SHARES
                             ACQUIRED
                                ON      VALUE
                             EXERCISE  REALIZED
          NAME                  (#)      ($)     EXERCISABLE UNEXERCISABLE
          ----------------   --------  --------  ----------- -------------
          J. Shelby Bryan       --        --     1,775,000       225,000

          James D. Grenfell     --        --        35,000        62,500

          Sheldon S.
            Ohringer            --        --        36,875        35,625

          Marc E. Maassen       --        --        52,750        35,750

          Henry R.
            Carabelli           --        --         8,750        41,250

          William J.
            Maxwell             --        --       294,750            --




                                        VALUE OF UNEXERCISED IN-THE-MONEY
                                           OPTIONS AT FISCAL YEAR END
                                                     ($)(1)
                                        --------------------------------
          NAME                          EXERCISABLE         UNEXERCISABLE
          -------------------           -----------         -------------
          J. Shelby Bryan                33,815,625            3,881,250

          James D. Grenfell                 600,000            1,064,063

          Sheldon S. Ohringer               586,641              608,672

          Marc E. Maassen                   834,515              555,152

          Henry R. Carabelli                147,656              696,094

          William J. Maxwell              5,258,248                   --

          --------------------

          (1) Based on the closing price of Common Stock of $27.25 on December 31, 1997. Options granted prior to fiscal 1994 contained exercise prices stated in Canadian dollars; value listed is based on the exchange rate of 1.4296 in effect on December 31, 1997.

          REPORT ON REPRICING OF OPTIONS/SARS

           The Stock Option Committee of the Board of Directors of the Company (the "Committee") is responsible for administering the Company's Stock Option Plans, as well as granting any stock options thereunder. The Committee is composed of four independent, non-employee directors.

           In 1996, the Company established the 1996 Stock Option Plan (the "Plan"). Prior to that time, the Plan was known as the IntelCom Group Inc. Restated and Amended 1995 Stock Option Plan (the "IntelCom Plan"). Effective as of August 2, 1996, the Company assumed sponsorship of, and immediately thereafter amended and restated, the IntelCom Plan. The Plan constitutes a continuation of the IntelCom Plan, as assumed by the Company.

           The purpose of the Plan is to promote success and enhance the value of the Company by linking the personal interest of participants to those of the Company stockholders by providing participants with an incentive for outstanding performance. The Plan is further intended to assist the Company in its ability to motivate, and retain the services of, participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent. Stock options are awarded by the Committee according to the terms of the Plan. Up to an aggregate number of 2,500,000 shares may be granted under the Plan, reduced by the number of Common Shares of IntelCom represented by options granted to individuals under the IntelCom Plan prior to August 2, 1996. When awarding stock options, the Committee takes into consideration the individual's past performance and contribution to the Company, as well as future potential.

           In April 1997, the Committee considered repricing certain existing stock options that, as a result of recent stock declines in the Company's industry, had an exercise price in excess of the then fair market value of the Company's Common Stock. Specifically, approximately 154,000 stock options granted on March 7, 1996 as part of employee bonus compensation had an exercise price of $15.875, approximately 219,000 options granted in connection with recent new hires had exercise prices ranging from $16.25 to $26.25, and approximately 225,000 options granted as part of employee bonus compensation on October 22, 1996 had an exercise price of $19.125 per share. At those prices, the Committee believed that the options were not able to effectively serve as incentives for the employees and that, in the current competitive market place, the Company needed to have a strong incentive compensation program in place in order to retain, keep and motivate its employees.

           Consequently, the Committee approved the repricing of all outstanding employee stock options previously granted under the stock option plans of the Company (and its predecessor, IntelCom Group Inc.) which options were exercisable at prices at or in excess of $15.875 per share (the "Eligible Options"). The repricing was accomplished through an offer to all holders of Eligible Options to exchange the Eligible Options for new stock options (the "Repriced Options"), as of April 16, 1997, under the same terms and conditions (including vesting) contained in the stock option plan as originally granted the Eligible Option. The Repriced Options are exercisable at a price of $10.375 per share, which was the closing price of a share of Common Stock, $.01 par value, of the Company on the Nasdaq National Market on April 16, 1997.


                         William J. Laggett
                         Harry R. Herbst
                         Leontis Teryazos
                         Walter Threadgill
                         (Members of the Stock Option Committee)

           The following provides information on the repricing on April 16, 1997 of stock options held by the Named Officers:

                                            NUMBER OF
                                           SECURITIES
                                           UNDERLYING      MARKET PRICE OF
                                             OPTIONS      STOCK AT TIME OF
                                           REPRICED OR      REPRICING OR
          NAME                             AMENDED (#)      AMENDMENT ($)
          -----------------------------------------------------------------
          J. Shelby Bryan                           --           --
          President and
          Chief Executive Officer

          James D. Grenfell                     40,000         10.375
          Executive Vice President and
          Chief Financial Officer

          Sheldon S. Ohringer                    7,500         10.375
          Executive Vice President --
          Telecom and President of ICG
          Telecom Group, Inc.

          Marc E. Maassen                        7,000         10.375
          Executive Vice President --
          Strategic Planning

          Henry R. Carabelli                    15,000         10.375
          Executive Vice President and          20,000         10.375
          Chief of Operations of ICG
          Telecom Group, Inc.

          William J. Maxwell                    25,000         10.375
          Former President of ICG
          Enterprises Division


                                                                LENGTH OF
                                         EXERCISE               ORIGINAL
                                          PRICE                OPTION TERM
                                        AT TIME OF            REMAINING AT
                                       REPRICING OR    NEW       DATE OF
                                        AMENDMENT   EXERCISE  REPRICING OR
          NAME                             ($)      PRICE ($)   AMENDMENT
          ------------------------------------------------------------------
          J. Shelby Bryan                   --         --          --
          President and
          Chief Executive Officer

          James D. Grenfell               19.125    10.375(1)  113 months
          Executive Vice President
          and Chief Financial Officer

          Sheldon S. Ohringer             19.125    10.375(1)  113 months
          Executive Vice President --
          Telecom and President of
          ICG Telecom Group, Inc.

          Marc E. Maassen                 19.125    10.375(1)  113 months
          Executive Vice President --
          Strategic Planning

          Henry R. Carabelli              19.125    10.375(1)  113 months
          Executive Vice President        15.875    10.375(1)  107 months
          and Chief of Operations of
          ICG Telecom Group, Inc.

          William J. Maxwell              19.125    10.375(1)  113 months
          Former President of ICG
          Enterprises Division


          (1) Represents the closing price of the Common Stock on April 16, 1997.

          EXECUTIVE EMPLOYMENT AGREEMENTS

               The Company and its subsidiaries have employment agreements with Messrs. J. Shelby Bryan, Douglas I. Falk, David W. Garrison, James D. Grenfell and H. Don Teague.

               The Company's amended employment agreement with Mr. Bryan provides for a term of two years, which commenced June 1, 1997. As compensation, the Company will pay Mr. Bryan a salary equal to the sum of one percent of the monthly increase in Company revenue and three percent of the monthly increase in EBITDA. If Mr. Bryan's salary exceeds $1,500,000 in any fiscal year, the Company may elect to pay such excess in unregistered ICG Common Stock. Mr. Bryan is entitled to benefits as are generally provided to executive officers of ICG, including options under stock option plans, a leased automobile, private club membership fees and reimbursement of reasonable out-of-pocket expenses incurred on behalf of the Company. The employment agreement may be terminated by the Company with or without cause or after a disability continuing for a six-month consecutive period, or by Mr. Bryan for cause, including breach of the agreement or reduction in status or responsibilities, change of control or on 90 days notice to the Company. If the employment agreement is terminated by the Company for any reason other than for cause, or by Mr. Bryan for cause or change in control, the Company is obligated to pay Mr. Bryan a lump sum of $2.5 million and to continue benefits for a period equal to the greater of the remainder of the employment term or 18 months. After termination of the employment agreement, Mr. Bryan is subject to a confidentiality covenant and a one-year non-competition commitment.

               The Company's employment agreement with Mr. Falk, dated August 14, 1996, has an initial one-year term commencing
          August 26, 1996 and continues from month-to-month thereafter until either party provides 30 days notice of termination. The agreement provides for an annual base salary and an incentive bonus determined by the Board of Directors. Mr. Falk also receives stock options under the stock option plans. If the Company terminates the employment agreement without cause or if the Company or Mr. Falk terminates the employment agreement upon the occurrence of a major transaction involving the Company, then Mr. Falk will receive his salary and insurance benefits for a period of 12 months following the date of termination. Mr. Falk is subject to a confidentiality covenant and to a one-year non-competition commitment following the termination of his employment.

               The Company's indirect wholly owned subsidiary, NETCOM On-Line Communication Services, Inc., has an employment agreement with Mr. Garrison which commenced June 1, 1997 and provides for an annual base salary and an incentive bonus determined by the Board of Directors. Mr. Garrison is entitled to such other benefits including stock options under the Company's stock option plans, car allowance and reimbursement or direct payment of reasonable out-of-pocket expenses incurred on behalf of the Company. The Company may terminate the employment agreement at any time and for any reason upon written notice. Mr. Garrison may terminate the employment agreement for any reason by giving the Company 30 days written notice. If termination without cause occurs more than six months after a change of control, Mr. Garrison will receive his salary, insurance benefits and his annual incentive bonus earned on a quarterly basis for a period of 12 months. If termination without cause occurs within six months after a change in control, Mr. Garrison will receive two times his salary, 200% of the greater of his prior year's incentive bonus or his annual incentive bonus earned on a quarterly basis and two years of life insurance. Mr. Garrison is subject to a confidentiality covenant.

               The Company's employment agreement with Mr. Grenfell originally provided for an initial two-year term which commenced November 1, 1995. Upon completion of the first 12 months of the initial term, the agreement automatically renewed and will continue to automatically renew from month-to-month such that 12 months remain in the term. The agreement may be terminated upon 30 days written notice from either party or by the Company if Mr. Grenfell is unable to perform his duties for 140 days in any 180-day period due to illness or incapacity. Mr. Grenfell is entitled to such other benefits as are generally provided to executive officers of the Company, including options under the Company's stock option plans, use of a company car and reimbursement or direct payment of reasonable out-of-pocket expenses incurred on behalf of the Company. The agreement provides for an annual base salary and an incentive bonus determined by the Board of Directors. If the employment agreement is terminated without cause by the Company or by either party upon the occurrence of a change of control involving the Company, Mr. Grenfell will receive a termination fee equal to his current monthly salary times the number of months remaining in the term. Mr. Grenfell is also subject to a ten-year confidentiality covenant and a one-year non-competition commitment.

               The Company's employment agreement with Mr. Teague provides for an initial two-year term which commenced May 19, 1997. Upon completion of the first 12 months of the initial term, the agreement automatically renews from month-to-month such that 12 months remain in the term. The agreement provides for an annual base salary and an incentive bonus determined by the Board of Directors. Mr. Teague is also entitled to such other benefits as are generally provided to executive officers of the Company, including options under the Company's stock option plans, a car allowance and reimbursement of reasonable out-of-pocket expenses incurred on behalf of the Company. The agreement may be terminated by the Company upon 30 days written notice if Mr. Teague is unable to perform his duties for 140 days in any 180-day period due to illness or incapacity. The agreement may also be terminated by the Company or Mr. Teague upon 30 days written notice in certain other circumstances. If the employment agreement is terminated as a result of illness or incapacity or without cause by the Company or by either party upon the occurrence of a change of control involving the Company, Mr. Teague will receive a termination fee equal to his current monthly salary times the number of months remaining in the term. Mr. Teague is also subject to a ten-year confidentiality covenant and a one-year non-competition commitment.


          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

               The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") evaluates compensation levels of senior management and evaluates the various factors affecting compensation of the Company's highest paid officers. The Compensation Committee believes that compensation to the Company's executive officers should be designed to encourage and reward management's efforts to further strengthen the Company's business and to create added value for stockholders. Such a compensation program helps to achieve the Company's business and financial objectives and also provides incentives needed to attract and retain well-qualified executives. The Company operates in a competitive marketplace and needs to attract and retain highly qualified senior management and executive personnel in order for the Company to achieve its goals of continuing to develop new services and expanding into new businesses and markets. The Compensation Committee attributes a substantial portion of the Company's overall performance, as well as the individual contributions of the executive officers, to the executive officers' compensation.

               The Company has employment agreements with several of its executive officers. See "Executive Employment Agreements" for descriptions of those agreements. All senior management, except for J. Shelby Bryan, President and Chief Executive Officer, are compensated with a base salary and an incentive bonus. The base salaries are intended to compensate these executives for their ongoing leadership skills and management responsibility. The incentive bonuses are dependent upon individual performance. For purposes of determining the bonuses, the Compensation Committee evaluates the accomplishment of goals set at the start of each fiscal year and compares the Company's performance in each year to the prior year. Based on the progress of the Company during fiscal 1997, Chairman Laggett recommended, and the Compensation Committee approved, bonuses for the named executive officers of the Company. See "Summary Compensation Table" for the bonuses paid to executive officers.

               The compensation of the Company's President and Chief Executive Officer, J. Shelby Bryan, is set forth in his employment contract. His base salary is computed as: the sum of
          (x) one percent (1%) of the increase in Revenues of the Company for such month over Revenues of the Company for the immediately prior month and (y) three percent (3%) of the increase in Earnings Before Income Taxes, Depreciation and Amortization ("EBITDA") of the Company for such month over EBITDA of the Company for the immediately prior month. In addition, Mr. Bryan receives other benefits. See "Summary Compensation Table" for the type and amount of these payments. The Compensation Committee believes that the compensation paid to Mr. Bryan is a suitable compensation package based on Mr. Bryan's experience in the communications industry and because his compensation is directly tied to the performance of the Company.

               In addition, the Stock Option Committee awarded stock options to certain employees of the Company, including executive officers. These grants were related to the executive officers' performance in fiscal 1996 and as incentives for continued efforts and success and were based on individual performance and responsibility. The Compensation Committee believes that stock options serve as important long-term incentives for executive officers by encouraging their continued employment and commitment to the Company's performance. The Compensation and Stock Option Committees do not consider the number of options currently held by all executive officers in determining individual grants because such consideration could create an incentive to exercise options and sell the underlying stock. See "Summary Compensation Table" for the stock options granted to the executive officers.

               The Compensation Committee has reviewed the compensation of the Company's executive officers and has concluded that their compensation was reasonable in view of the Company's performance. The Compensation Committee observed that revenue increased $82.7 million, approximately 43%, in fiscal 1997 as compared with the 12 months ended December 31, 1996. The Company's networks have grown from approximately 2,385 operational fiber route miles at December 1996 to approximately 3,043 operational miles at the end of fiscal 1997. The Company also raised net proceeds of $320.0 million from the issuance of preferred securities and notes during fiscal 1997. These accomplishments exceeded the Company's objectives for fiscal 1997. The Compensation Committee believes that the Company appropriately awarded its executive officers for their short and long-term efforts.

               The Compensation Committee continually evaluates the compensation of the Company's executive officers, including assessing compensation reports for comparable companies and for the telecommunications industry. The Compensation Committee believes that maintaining suitable executive compensation programs is necessary to support the future development of the Company and growth in stockholder value.

                            William J. Laggett
                            Harry R. Herbst
                            Leontis Teryazos
                            Walter Threadgill
                            (Members of the Compensation Committee)

          COMPARISON OF TOTAL STOCKHOLDER RETURN

           The Company is required to include in this Proxy Statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis with the Nasdaq Composite Index and an index of peer companies selected by the Company ("Peer Group"). The graph below sets forth information on shareholder return for the period from September 30, 1992 through December 31, 1997. The total stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the NASDAQ Composite Index and the Company's designated Peer Group, as described below.


                                                 September 30,
                                       ----------------------------------
                                       1992   1993    1994    1995   1996
                                       ----   ----    ----    ----   ----

          NASDAQ Composite Index(1)    100     131    131     179     210
          Peer Group(2) . . . . . .    100     223    144     184     152
          ICG . . . . . . . . . . .    100     434    314     291     479



                                     December 31,    December 31,
                                         1996            1997
                                         ----            ----
          NASDAQ Composite Index(1)      221             269
          Peer Group(2) . . . . . .      197             277
          ICG . . . . . . . . . . .      403             622


          --------------------

          (1) IntelCom Group Inc. ("IntelCom") Common Shares traded on the American Stock Exchange ("AMEX") Emerging Company Marketplace until January 4, 1993, when IntelCom Common Shares began trading on the AMEX. IntelCom data reflects a one-for-five reverse stock split effective January 13, 1993. As a result of the Company's reincorporation on August 2, 1996, IntelCom Common Shares ceased trading on the AMEX and ICG Common Stock commenced trading on the AMEX on August 5, 1996. On March 25, 1997, ICG Common Stock ceased trading on the AMEX and began trading on the Nasdaq National Market System. The Nasdaq Composite Index was used for the entire period shown.

          (2) The industry peer group consists of competitive local exchange carriers ("CLECs") with common stock registered under the Exchange Act and trading on a U.S. stock exchange, and includes: Intermedia Communications Inc. from September 30, 1992; MFS Communications Company, Inc. from the date of the initial public offering of its common stock on May 20, 1993 until the date of its purchase by WorldCom, Inc. on December 31, 1996; GST Telecommunications, Inc. from the date its common stock began trading on the AMEX on March 11, 1994; American Communications Services, Inc. from the date its common stock began trading on the NASDAQ Small-Cap Market on March 3, 1995; and Brooks Fiber Properties, Inc., McLeod, Inc. and Teleport Communications Group, Inc. from the dates of the initial public offerings of their common stock on May 3, 1996, June 11, 1996 and June 27, 1996, respectively.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

               The following table lists the current and former directors, officers and beneficial owners of more than 10% of the outstanding Common Stock (each a "Reporting Person") that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, the number of late reports, the number of transactions that were not reported on a timely basis and any known failure to file a required Form by each Reporting Person:

                                             Transactions
                                             Untimely       Known Failures
          Reporting Person    Late Reports   Reported       to file Forms
          ----------------    ------------   ------------   --------------
          Walter Threadgill   1 (Form 3)           1        None
          Mark S. Helwege(1)  1 (Form 5)           3        None


          --------------------

          (1) Former Executive Vice President -- Network and President of ICG Fiber Optic Technologies, Inc.

               Except as set forth above, the Company believes that during the fiscal year ended December 31, 1997, its executive officers, directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon a review of reports on Forms 3, 4 and 5 furnished to the Company during, or with respect to, its last fiscal year.


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

               To facilitate the acquisition of certain competitive access networks and satellite services businesses which held common carrier radio licenses subject to foreign ownership restrictions, the common carrier licenses used by the Company's teleports and the wireless competitive access networks were controlled, prior to November 30, 1997, by Teleport Transmission Holdings Inc. ("TTH"), a corporation owned one-third each by Director William Laggett and two former Directors. TTH's subsidiaries gave 15-year promissory notes to the Company to acquire the FCC licenses. After receipt of approval from the FCC, the Company exercised its option on November 30, 1997 to have the common carrier licenses transferred back to the Company. Upon completion of the transfer of the licenses, the promissory notes were canceled. In fiscal 1997, the Company paid or accrued $0.6 million to TTH's subsidiaries for common carrier services, and the Company received from TTH's subsidiaries approximately $2.4 million as payment in full on the promissory notes, management services, equipment leases and technical support. In addition, approximately $1.1 million of the note balances were canceled due to the sale of the licenses in conjunction with the sale of four of the Company's teleports.

               ICG Holdings (Canada), Inc. and International Communications Consulting, Inc. ("ICC") have entered into a three-year consulting agreement whereby ICC will provide various consulting services to the Company through December 1999 in exchange for approximately $4.2 million in consulting fees to be paid during the term of the agreement. During fiscal 1997, the Company paid approximately $1.1 million related to this consulting agreement. William W. Becker, a former Director and stockholder of the Company, is President and Chief Executive Officer of ICC.

               As part of a resolution and settlement of certain transactions in 1995 between the Company and the Becker Group of Companies (the "Becker Group"), a company founded by William W. Becker, the Company was assigned a note receivable in the amount of $200,000, which had previously been advanced to John D. Field, a former executive officer of the Company, by the Becker Group. The note receivable is evidenced by a promissory note from Mr. Field to the Company payable on demand, which bears interest at a rate of 7% per annum.

               In order to facilitate the relocation of William J. Maxwell, a former executive officer of the Company, the Company advanced $200,000 to Mr. Maxwell in April 1994 pursuant to a promissory note payable on demand bearing interest at a rate of 7% per annum. In March 1998, the April 1994 promissory note was replaced with a new promissory note for $125,000 which is due in full on September 30, 1998.

                                     PROPOSAL II

                   APPROVAL OF THE COMPANY'S 1998 STOCK OPTION PLAN
                   ------------------------------------------------


          GENERAL. On February 23, 1998, the Board of Directors of the Company adopted, subject to shareholder approval, the ICG Communications, Inc. 1998 Stock Option Plan (the "Option Plan"). The Option Plan was adopted primarily because existing stock option plans no longer have Common Stock available thereunder for issuance in respect of future grants of options. As of the Record Date, no employees or directors of the Company have received awards under the Option Plan.

               A summary of the principal features of the Option Plan is provided below, but this Summary is qualified in its entirety by reference to the full text of the Option Plan which was filed electronically with this Proxy Statement with the Securities and Exchange Commission. Such text is not included in the printed version of this Proxy Statement. Copies of the Option Plan may be obtained from the Company and will also be available for inspection at the Meeting.

          PURPOSE AND EFFECTIVE DATE. The purpose of the Option Plan is to promote the success and enhance the value of the Company by linking participants' personal interests to those of the Company's stockholders by providing participants with an incentive for outstanding performance, and to motivate and retain the services of participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent. The Option Plan provides for the granting of stock options ("Options"), as determined by the Stock Option Committee of the Board of Directors. The Option Plan will be effective, subject to stockholder approval at the Meeting, as of January 1, 1998 (the "Effective Date"). In the event that stockholder approval is not received, the Option Plan will be terminated.

          ADMINISTRATION OF THE PLAN. The Option Plan will be administered by the Stock Option Committee of the Board of Directors of the Company, which currently consists of William J. Laggett, Harry R. Herbst, Leontis Teryazos and Walter Threadgill (the "Committee"). The Committee will be comprised solely of at least two Non-Employee Directors as defined in Rule 16b-3(b)(3) under the Exchange Act. It also is expected that the composition of the Committee will satisfy the requirements of U.S. Treasury Regulations Section 1.162-27(e)(3), or any successor provision, with respect to performance-based grants made to certain key executive officers. Compliance with this requirement is one of the factors necessary to enable the Company to avoid the income tax deduction limitation under Section 162(m) (the "Section 162(m) Limitation") of the Internal Revenue Code of 1986, as amended (the "Code"), on annual compensation in excess of $1,000,000.

          SHARES SUBJECT TO THE OPTION PLAN. The Option Plan authorizes the grant of awards relating to an aggregate of 3,400,000 shares of Common Stock. If any corporate transaction occurs which causes a change in the capitalization of the Company, the number and kind of Common Stock delivered, and the number and kind and/or price of the Common Stock subject to outstanding awards granted under the Option Plan, shall be adjusted appropriately and equitably to prevent dilution or enlargement of participants' rights. Shares underlying awards of Options will be counted against the 3,400,000 shares limitation and may be reused to the extent that an Option expires, is terminated unexercised or is forfeited or shares of Common Stock are returned to the Company's treasury as a result of any form of "cashless" exercise of Options or tax withholding of shares permitted by the Committee under the Option Plan. On April 30, 1998, the last reported sale price of the Common Stock on the Nasdaq National Market was $35.00 per share.

          ELIGIBILITY AND PARTICIPATION. Employees eligible to participate in the Option Plan include officers and employees of the Company, and its parents and subsidiaries, including employees who are members of the Board. Directors who are not employees ("Director Participants") will be able to participate in the Option Plan as described below in the section captioned "Awards to Director Participants." As of the Effective Date, it is anticipated that the approximate number of individuals who will be eligible to participate under the Option Plan will be at least 2,500.

          AMENDMENT AND TERMINATION OF THE OPTION PLAN. In no event may any award under the Option Plan be granted on or after the tenth anniversary of the Option Plan's Effective Date. The Board of Directors may amend, suspend or terminate the Option Plan at any time; provided that no amendment may be made to increase the total number of shares of Common Stock under the Option Plan or reduce the minimum exercise price in the case of an ISO, unless approved by stockholders, but only if such approval is required by applicable provisions of the Code. No amendment, termination or suspension may alter or impair any outstanding award without the consent of the participant. In addition, no amendment shall be made which shall increase the total number of shares of Common Stock which may be issued and sold pursuant to options or reduce the minimum exercise price in the case of an incentive stock option ("ISO") without the approval of the stockholders, if required by the Option Plan.

          AWARDS UNDER THE OPTION PLAN.

               Stock Options for Employees.  The Committee may grant to
               ---------------------------
          employees ISOs, non-qualified stock options ("non-ISOs"), or a combination thereof under the Option Plan. The Option exercise price for each grant of Options intended to satisfy the "performance-based" exception to the deduction limitation under
          Section 162(m) of the Code or any ISO granted under the Option Plan shall be at least equal to 100% of the fair market value of the Common Stock on the date the Option is granted. Options shall expire at such times as the Committee determines at the time of grant; provided, however, that no Option shall be exercisable later than the tenth anniversary of its grant.

               Options granted under the Option Plan shall be exercisable at such times and subject to such restrictions and conditions as the Committee shall approve. The Option exercise price is payable in cash or other property acceptable to the Committee, in Common Stock having a fair market value equal to the exercise price, by share withholding, by any form of "cashless" exercise or a combination of the foregoing.

               Options may be transferred only under the laws of descent and distribution and, during his or her lifetime, shall be exercisable only by the participant or his or her legal representative. Each stock option agreement shall specify the participant's (or his or her beneficiary's) rights in the event of retirement, death or other termination of employment.

               The fair market values (determined at the date of grant of the Options) of shares of Common Stock subject to ISOs, which are exercisable for the first time by any one employee in any calendar year, shall not exceed $100,000.

               Awards to Director Participants.  The Option Plan provides
               -------------------------------
          that as of January 1, 1998 and as of January 1 of each succeeding calendar year through and including January 1, 2007, each person who is serving as a Director on such date shall automatically be granted Options to purchase 20,000 shares of Common Stock (the "Formula Options"); provided, however, that each Director who receives formula grant options under the Company's 1996 Stock Option Plan, as amended (the "1996 Plan"), will not be eligible to receive grants of Formula Options under this provision covering the same periods. All Formula Options granted in 1998 prior to the date of this Meeting to Director Participants have been granted under the 1996 Plan. Each Formula Option will have an exercise price equivalent to the fair market value of the Common Stock on the date such Option is granted. Each Formula Option granted will vest and become exercisable as to 5,000 shares of Common Stock on the last day of the fiscal quarter during which the date of grant occurs and on the last day of each succeeding fiscal quarter during the year, but only if the Director has served in such capacity for more than 50% of the business days contained in each such quarter.

               In addition to the Formula Options, the Committee has the discretionary authority to grant Options to one or more Directors from time to time, upon such terms, conditions and exercise prices as the Committee determines.

          MERGER OR CONSOLIDATION OF THE COMPANY. Upon the merger or consolidation of the Company (if the agreement of merger or consolidation does not provide for the continuance of the Options or the substitution of new Options for Options granted under the Option Plan or for the assumption of the Options), the dissolution or sale of substantially all the assets of the Company or change in control of the Company, the holder of any Option outstanding shall have the right immediately prior to such event to exercise the Option in whole or in part.

               All such Options which vest on an accelerated basis as a result of a transaction of this type and are not so exercised will be forfeited as of the effective time of such event, except in the case of a change in control.

          GRANT INFORMATION. Except in the case of Formula Options granted to Director Participants, it is not possible at this time to determine awards that will be made to employees and Directors pursuant to the Option Plan in the future; however, the Company currently expects to grant Options to a wide range of employees.

          FEDERAL INCOME TAX CONSEQUENCES OF AWARDS UNDER THE OPTION PLAN. The Company has been advised by its counsel that under currently applicable provisions of the Code, the following federal income tax consequences may be expected by a participant (including a Director Participant) and by the Company in respect of the grant and exercise of awards under the Option Plan.

          FEDERAL INCOME TAX CONSEQUENCES.

               Consequences to the Optionholder - Other than Director
               Participants

               Grant.  There are no federal income tax consequences to the
               -----
          optionholder solely by reason of the grant of ISOs and non-ISOs under the Option Plan.

               Exercise.  The exercise of an ISO is not a taxable event for
               --------
          regular federal income tax purposes if certain requirements are satisfied, including the restriction providing that the optionholder generally must exercise the Option no later than three months following the termination of his employment. However, such exercise may give rise to an alternative minimum tax liability (see "Alternative Minimum Tax" below).

               Upon the exercise of a non-ISO, the optionholder generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the amount paid as the exercise price. The ordinary income recognized in connection with the exercise by an optionholder of a non-ISO will be subject to both wage and employment tax withholding.

               The optionholder's tax basis in the shares acquired pursuant to the exercise of an Option will equal the amount paid upon exercise plus, in the case of a non-ISO, the amount of ordinary income recognized by the optionholder upon exercise.

               Qualifying Disposition.  If an optionholder disposes of
               ----------------------
          shares of the Company's Common Stock acquired upon the exercise of an ISO in a taxable transaction, and such disposition occurs more than two years from the date on which the option is granted and more than one more year after the date on which the shares are transferred to the optionholder pursuant to the exercise of the ISO, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder's adjusted basis in such shares (generally the Option exercise price).

               Disqualifying Disposition.  If the optionholder disposes of
               -------------------------
          the Company's Common Stock acquired upon the exercise of an ISO (other than in certain tax-free transactions) within two years from the date on which the ISO is granted or within one year after the transfer of the shares to the optionholder pursuant to the exercise of the ISO, then at the time of disposition the optionholder generally will recognize ordinary income equal to the lesser of (i) the excess of such shares' fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder's actual gain (i.e., the
                                                               ----
          excess, if any, of the amount realized on the disposition over the exercise price paid by the optionholder). If the total amount realized on a taxable disposition (including return of capital and capital gain) exceeds the fair market value on the date of exercise, then the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition (i.e., if the total amount realized is
                                   ----
          less than the exercise price paid by the optionholder) then the loss will be a capital loss.

               Other Dispositions.  If an optionholder disposes of shares
               ------------------
          of Common Stock acquired upon the exercise of a non-ISO in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between his basis (as discussed above) in the shares sold and the total amount realized upon the disposition. Any such capital gain or loss will be long-term depending on whether the shares of Common Stock were held for more than one year from the date such shares were transferred to the optionholder.

               Alternative Minimum Tax.  Alternative minimum tax ("AMT") is
               -----------------------
          imposed in addition to, but only to the extent it exceeds, the optionholder's regular tax for the taxable year. Generally, AMT is computed at the rate of 26% on the excess of a taxpayer's alternative minimum taxable income ("AMTI") over the exemption amount, but only if such excess amount does not exceed $175,000 ($87,500 in the case of married individuals filing separate returns). The AMT tax rate is 28% of such excess amount over the $175,000 ($87,500) amount. For these purposes, the exemption amount is $45,000 for joint returns or returns of surviving spouses ($33,750 for single taxpayers and $22,500 for married individuals filing separate returns), reduced by 25% of the excess of AMTI over $150,000 for joint returns or returns of surviving spouses ($112,500 for single taxpayers and $75,000 for married individuals filing separate returns). A taxpayer's AMTI is essentially the taxpayer's taxable income adjusted pursuant to the AMT provisions and increased by items of tax preference.

               The exercise of ISOs (but not non-ISOs) will generally result in an upward adjustment to the optionholder's AMTI in the year of exercise by an amount equal to the excess, if any, of the fair market value of the Common Shares on the date of exercise over the exercise price. The basis of the Common Stock acquired, for AMT purposes, will equal the exercise price increased by the prior upward adjustment of the taxpayer's AMTI due to the exercise of the option. Upon the disposition of the Common Stock, the increased basis will result in a smaller capital gains tax for AMTI than for ordinary income tax purposes.

               Consequences to the Company - Other than Awards to Director Participants

               There are no federal income tax consequences to the Company by reason of the grant of ISOs or non-ISOs or the exercise of ISOs (other than disqualifying dispositions).

               At the time the optionholder recognizes ordinary income from the exercise of a non-ISO, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that the Company timely satisfies its reporting and disclosure obligations described below. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of ISOs, the Company will be entitled to a corresponding deduction in the year in which the disposition occurs.

               The Company will be required to report to the U.S. Internal Revenue Service any ordinary income recognized by an optionholder by reason of the exercise of a non-ISO or the disqualifying disposition of the shares of Common Stock acquired pursuant to an ISO.

               Consequences to Optionholder -- Director Participants

               Grant.  There are no federal income tax consequences to the
               -----
           optionholder solely by reason of the grant of non-ISOs to a Director Participant under the Option Plan.

               Exercise.  Upon the exercise of a non-ISO, the optionholder
               --------
          will generally recognize ordinary income in an amount equal to the excess of the fair market value of the Common Shares at the time of exercise over the amount paid as the exercise price.

               The optionholder's tax basis in the shares acquired pursuant to the exercise of a non-ISO will be the amount paid upon exercise plus the amount of ordinary income recognized by the optionholder upon exercise.

               Disposition.  If an optionholder disposes of shares of
               -----------
          Common Stock acquired upon exercise of a non-ISO in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between his basis (as discussed above) in the shares sold and the amount realized upon disposition. Any such capital gain or loss will be long-term or short-term depending on whether the Common Shares were held for more than one year from the date such shares were transferred to the optionholder.

               Consequences to the Company -- Grants to Director
               Participants

               There are no federal income tax consequences to the Company by reason of the grant of a non-ISO to a Director Participant under the Option Plan.

               At the time the optionholder recognizes ordinary income from the exercise of a non-ISO, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above) so long as the Company timely reports to the U.S. Internal Revenue Service the ordinary income recognized by the Director Participant by reason of the exercise of the non-ISO.

          OTHER TAX CONSEQUENCES. The foregoing discussion is not a complete description of the U.S. federal income tax aspects of awards made under the Option Plan. In addition, administrative and judicial interpretations of the application of the U.S. federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address U.S. state or local tax consequences.

               The approval of the adoption by the Board of Directors of the Option Plan requires the affirmative vote of a majority of the outstanding shares of Common Stock voting at the Meeting or at any adjournment or adjournments thereof.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL II.



                                     PROPOSAL III

                 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                 ---------------------------------------------------

               The Board of Directors of the Company, on the recommendation of the Audit Committee, has appointed the firm of KPMG Peat Marwick LLP as independent auditors of the Company to audit and report on its consolidated financial statements for the fiscal year ended December 31, 1998 and has determined that it would be desirable to request that the stockholders of the Company ratify such appointment.

               Representatives of KPMG Peat Marwick LLP are expected to attend the Meeting and will be available to respond to appropriate questions. Such representatives will also be given an opportunity to make a statement at the Meeting if they so desire.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL III.

                                    ANNUAL REPORT

               All stockholders of record as of May 1, 1999 are being sent concurrently with this Proxy Statement a copy of the Company's 1997 Summary Annual Report. The 1997 Summary Annual Report is not incorporated by reference into this Proxy Statement and is not to be deemed a part hereof. The Company's consolidated financial statements for the fiscal years ended September 30, 1995 and 1996, for the three months ended December 31, 1995 and 1996, and for the fiscal year ended December 31, 1997, as well as additional information required to be provided to stockholders pursuant to Rule 14a-3(b) under the Exchange Act, are included in the Appendix to this Proxy Statement.


                                STOCKHOLDER PROPOSALS

               Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company at the Company's principal executive offices not later than January 5, 1999. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations.


                                    OTHER MATTERS

               As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote Proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgment.

               All of the costs and expenses in connection with the solicitation of Proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of Proxies by use of mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of Proxies by telephone, telegram or personal interview. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request instructions for voting the Proxies. The Company may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

               It is important that Proxies be returned promptly.
          Stockholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if the Proxy is mailed in the enclosed envelope in the United States.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Don Teague

                                        H. DON TEAGUE
                                        Secretary

          May 5, 1998

                                APPENDIX


                            TABLE OF CONTENTS
                            -----------------


Selected Financial Data  . . . . . . . . . . . . . . . . . . . . .    A-2

Management's Discussion and Analysis of Financial Condition
  and Results of Operations  . . . . . . . . . . . . . . . . . . .    A-4

Independent Auditors' Report . . . . . . . . . . . . . . . . . . .   A-22

Consolidated Balance Sheets, December 31, 1996 and 1997  . . . . .   A-23

Consolidated Statements of Operations, Fiscal Years Ended
  September 30, 1995 and 1996, the Three Months Ended
  December 31, 1995 (unaudited) and 1996, and Fiscal
  Year Ended December  31, 1997  . . . . . . . . . . . . . . . . .   A-25

Consolidated Statements of Stockholders' Equity (Deficit),
  Fiscal Years Ended September 30, 1995 and 1996,
  the Three Months Ended  December 31, 1996 and Fiscal Year
  Ended December 31, 1997 . . . . . . . . . . . . . . . . . . . . .  A-26

Consolidated Statements of Cash Flows, Fiscal Years Ended
  September 30, 1995 and 1996, the Three Months Ended
  December 31, 1995 (unaudited) and 1996, and Fiscal Year Ended
  December 31, 1997 . . . . . . . . . . . . . . . . . . . . . . . .  A-28

Notes to Consolidated Financial Statements, December 31,
  1996 and 1997 . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30

Market for the Company's Common Equity and Related
  Stockholder Matters . . . . . . . . . . . . . . . . . . . . . . .  A-61

                           SELECTED FINANCIAL DATA
                           -----------------------


     The selected financial data for each fiscal year in the four-year period ended September 30, 1996, the three months ended December 31, 1996 and the fiscal year ended December 31, 1997 has been derived from the audited
Consolidated Financial Statements of the Company. The information set forth below should be read in conjunction with the Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Proxy Statement. The Company's development and expansion activities, including acquisitions, during the periods shown below materially affect the comparability of this data from one period to another. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                      FISCAL YEARS ENDED SEPTEMBER 30,
                                  -------------------------------------------
                                     1993            1994           1995
                                  ------------    ------------   ------------
STATEMENT OF OPERATIONS DATA:       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
   Telecom services (1)           $   4,803          14,854        32,330
   Network services                  21,006          36,019        58,778
   Satellite services(2)              3,520           8,121        20,502
   Other                                147             118             -
                                  ------------    ------------   ------------
     Total revenue                   29,476          59,112       111,610
                                  ------------    ------------   ------------

Operating costs                      18,961          38,165        78,846
Selling, general and
   administrative expenses           10,702          28,015        62,954
Depreciation and amortization         3,473           8,198        16,624
Net loss (gain) on disposal of
   long-lived assets                      -               -           241
Provision for impairment of
   long-lived assets                      -               -         7,000
                                  ------------    ------------   ------------
     Total operating costs and
     expenses                        33,136          74,378       165,665

     Operating loss                  (3,660)        (15,266)      (54,055)

Interest expense                     (2,523)         (8,481)      (24,368)
Other income, net                       325             925         3,639
                                  ------------    ------------   ------------
Loss before income taxes,
   minority interest, share of
   losses and cumulative effect
   of change in accounting           (5,858)        (22,822)      (74,784)
Income tax benefit                    1,552               -             -
                                  ------------    ------------   ------------
Loss before minority interest,
   share of losses and
   cumulative effect of
   change in accounting              (4,306)        (22,822)      (74,784)
Minority interests, including
   preferred dividends on
   preferred securities                (303)            435        (1,123)
Share of losses of joint
   venture and investment                 -          (1,481)         (741)
                                  ------------    ------------   ------------
Loss before cumulative effect
   of change in accounting           (4,609)        (23,868)      (76,648)
Cumulative effect of change in
     accounting (1)                       -               -             -
                                  ------------    ------------   ------------

     Net loss                     $  (4,609)        (23,868)      (76,648)
                                  ============    ============   ============

     Loss per share - basic and
     diluted                      $   (0.39)          (1.56)        (3.25)
                                  ============    ============   ============

     Weighted average number of
        shares of Common Stock
        outstanding - basic and
        diluted (3)                  11,671          15,342        23,604
                                  ============    ============   ============


                                 FISCAL YEARS    THREE MONTHS       FISCAL
                                   ENDED            ENDED         YEAR ENDED
                                 SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                  ---------------------------------------------
                                     1996            1996            1997
                                  ------------    ------------   ------------
STATEMENT OF OPERATIONS DATA:       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
   Telecom services (1)           $  87,681          34,787         177,690
   Network services                  60,116          15,981          65,678
   Satellite services(2)             21,297           6,188          29,986
   Other                                 -               -               -
                                  ------------   ------------    ------------
     Total revenue                  169,094          56,956         273,354
                                  ------------   ------------    ------------

Operating costs                     135,253          49,929         246,418
Selling, general and
   administrative expenses           76,725          24,253         150,767
Depreciation and amortization        30,368           9,825          57,081
Net loss (gain) on disposal of
   long-lived assets                  5,128            (772)            671
Provision for impairment of
   long-lived assets                  9,994               -          11,950
                                  ------------    ------------   ------------
     Total operating costs and
     expenses                        257,468          83,235         466,887

     Operating loss                  (88,374)        (26,279)       (193,533)

Interest expense                     (85,714)        (24,454)       (117,545)
Other income, net                     15,423           5,898          21,247
                                 ------------   ------------    ------------
Loss before income taxes,
   minority interest, share of
   losses and cumulative effect
   of change in accounting         (158,665)        (44,835)       (289,831)
Income tax benefit                    5,131               -               -
                                 ------------   ------------    ------------
Loss before minority interest,
   share of losses and
   cumulative effect of
   change in accounting            (153,534)        (44,835)       (289,831)
Minority interests, including
   preferred dividends on
   preferred securities             (25,306)         (4,988)        (37,812)
Share of losses of joint
   venture and investment            (1,814)              -               -
                                 ------------   ------------    ------------
Loss before cumulative effect
   of change in accounting         (180,654)        (49,823)       (327,643)
Cumulative effect of change in
     accounting (1)                  (3,453)              -               -
                                 ------------   ------------    ------------

     Net loss                    $ (184,107)        (49,823)       (327,643)
                                 ============   ============    ============

     Loss per share - basic and
     diluted                     $    (6.83)
                                 ============   ============    ============

     Weighted average number of
        shares of Common Stock
        outstanding - basic and
        diluted (3)                   26,955          31,840          32,399
                                 ============   ============    ============

                                                                   (Continued)


                                       FISCAL YEARS ENDED SEPTEMBER 30,
                                  -------------------------------------------
                                     1993            1994           1995
                                  ------------    ------------   ------------
OTHER DATA:                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


EBITDA (4)                        $    (187)         (7,068)      (30,190)
Net cash used by operating
   activities                        (2,839)         (7,532)      (42,798)
Net cash used by investing
   activities                       (13,401)        (51,452)      (71,583)
Net cash provided (used) by
   financing activities              30,382          49,428       377,772
Capital expenditures (5)             20,685          54,921        88,736




                                  FISCAL YEARS   THREE MONTHS       FISCAL
                                     ENDED          ENDED         YEAR ENDED
                                  SEPTEMBER 30,   DECEMBER 31,    DECEMBER 31,
                                  --------------------------------------------
                                      1996           1996            1997
                                  ------------    ------------   -------------
OTHER DATA:                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


EBITDA (4)                        $ (42,884)       (17,226)       (123,831)
Net cash used by operating
   activities                       (43,357)        (8,636)       (126,954)
Net cash used by investing
   activities                      (135,204)        (82,342)       (429,867)
Net cash provided (used) by
   financing activities             360,227            (170)        315,721
Capital expenditures (5)            177,307          70,297         269,593








                                                AT SEPTEMBER 30,
                                   -------------------------------------------
                                      1993           1994            1995
                                   -----------     -----------    ------------
BALANCE SHEET DATA:                              (IN THOUSANDS)
Cash, cash equivalents and
   short-term investments
   available for sale                15,581           6,025         269,416
Working capital (deficit)             7,990          (8,563)        249,089
Property and equipment, net          52,203         118,875         202,004
Total assets                         95,196         201,991         583,553
Current portion of long-term
   debt and capital lease
   obligations                        7,657          23,118          27,310
Long-term debt and capital
   lease obligations, less
   current portion                   37,116         104,461         405,535
Redeemable preferred securities
   of subsidiaries                        -            -             14,986
Common stock and additional
   paid-in capital                   56,402          97,806         217,245
Accumulated deficit                 (21,650)        (58,024)       (134,710)

Stockholders' equity (deficit)       34,753          39,782          82,535



                                        AT
                                   SEPTEMBER 30,          AT DECEMBER 31,
                                   -------------   ---------------------------
                                       1996           1996            1997
                                   -----------     -----------    ------------
BALANCE SHEET DATA:                              (IN THOUSANDS)
Cash, cash equivalents and
   short-term investments
   available for sale               457,914          392,535         217,015
Working capital (deficit)           446,164          361,601         210,876
Property and equipment, net         336,137          403,676         632,167
Total assets                        939,351          944,133       1,107,664
Current portion of long-term
   debt and capital lease
   obligations                        8,282           25,500           7,421
Long-term debt and capital
   lease obligations, less
   current portion                  739,827          761,504         957,507
Redeemable preferred securities
   of subsidiaries                  153,318          159,120         420,171
Common stock and additional
   paid-in capital                  299,229          302,560         326,965
Accumulated deficit                (318,817)        (368,640)       (696,283)

Stockholders' equity (deficit)      (19,588)         (66,080)       (369,318)


(1) During fiscal 1996, the Company changed its method of accounting for long-term telecom services contracts to recognize revenue as services are provided. Other than the cumulative effect of adopting this new method of accounting, the effect of this change in accounting for the periods presented was not significant. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Accounting Change."

(2) Revenue from Satellite Services is generated through the Company's satellite (voice and data) operations and, after January 1995, also includes revenue from maritime communications operations. The Company completed the sale of four of its teleports in March 1996, and has reported results of operations from these assets through December 31, 1995.

(3) Weighted average number of shares outstanding for fiscal years 1993, 1994 and 1995 represents Holdings-Canada common shares outstanding. Weighted average number of shares outstanding for fiscal 1996, the three months ended December 31, 1996 and fiscal 1997 represents Holdings-Canada common shares outstanding for the period October 1, 1995 through August 2, 1996, and represents ICG Common Stock and Holdings-Canada Class A common shares (not owned by ICG) outstanding for the periods subsequent to August 5, 1996.

(4) EBITDA consists of revenue less operating costs and selling, general and administrative expenses. EBITDA is provided because it is a measure commonly used in the telecommunications industry. EBITDA is presented to enhance an understanding of the Company's operating results and is not intended to represent cash flows or results of operations in accordance with generally accepted accounting principles ("GAAP") for the periods indicated. EBITDA is not a measurement under GAAP and is not necessarily comparable with similarly titled measures of other companies. Net cash flows from operating, investing and financing activities as determined using GAAP are also presented in Other Data.

(5) Capital expenditures includes assets acquired under capital leases and through the issuance of debt or warrants, and excludes payments for construction of the Company's new headquarters which the Company sold in January 1998 and leased back under a long-term operating lease.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
               -------------------------------------------------
                     CONDITION AND RESULTS OF OPERATIONS
                     -----------------------------------

     The following discussion includes certain forward-looking statements which are affected by important factors including, but not limited to, dependence on increased traffic on the Company's facilities, the successful implementation of the Company's strategy of offering an integrated telecommunications package of local, long distance, data and value-added services, continued development of the Company's network infrastructure and actions of competitors and regulatory authorities that could cause actual results to differ materially from the forward-looking statements. The results for the 12 months ended December 31, 1996 and the three months ended December 31, 1995 have been derived from the Company's Consolidated Financial Statements included elsewhere herein and the Company's unaudited Consolidated Financial Statements included in the Company's Forms 10-Q filed with the SEC. The Company changed its fiscal year end to December 31 from September 30, effective January 1, 1997. All dollar amounts are in U.S. dollars.

COMPANY OVERVIEW

     The Company is one of the nation's leading competitive ICPs, based on estimates of the industry's 1997 revenue. ICPs seek to provide an alternative to ILECs, long distance carriers, ISPs and other communications service providers for a full range of communications services in the increasingly deregulated telecommunications industry. Through its CLEC operations, the Company operates networks in four regional clusters covering major metropolitan statistical areas in California, Colorado, Ohio and the Southeast. The Company also provides a wide range of network systems integration services, maritime and international satellite transmission services and subsequent to January 21, 1998, a variety of Internet connectivity and other value-added Internet services. Network Services consist of information technology services and selected networking products, focusing on network design, installation, maintenance and support. Satellite Services consist of satellite voice and data services to major cruise lines, commercial shipping vessels, yachts, the U.S. Navy and offshore oil platforms. The Company intends to dispose of its Satellite Services operations to better focus its efforts on its core Telecom Services unit, although it has not entered into a formal arrangement for such disposition. As a leading participant in the rapidly growing competitive local telecommunications industry, the Company has experienced significant growth, with total revenue increasing from approximately $111.6 million for fiscal 1995 to approximately $273.4 million for fiscal 1997. The Company's rapid growth is the result of the initial installation, acquisition and subsequent expansion of its fiber optic networks and the expansion of its communication service offerings.

     Prior to fiscal 1996, the majority of the Company's revenue had been derived from Network Services. However, the Company's Network Services revenue (as well as Satellite Service revenue) will continue to represent a diminishing percentage of the Company's consolidated revenue as the Company continues to emphasize its core Telecom Services, including revenue generated by its newly acquired subsidiary, NETCOM. In March 1996, the Company completed the sale of four of its teleports which were used in the Company's Satellite Services operations.

     The Telecommunications Act and pro-competitive state regulatory initiatives have substantially changed the telecommunications regulatory environment in the United States. Due to these regulatory changes, the Company is now permitted to offer all interstate and intrastate telephone services, including competitive local dial tone. The Company is marketing and selling local dial tone services in major metropolitan areas in the following regions: California, which began service in late January 1997, followed by Ohio in February 1997, Colorado in March 1997 and the Southeast in May 1997. During fiscal 1997, the Company sold 178,470 local access lines, of which 141,035 were in service as of December 31, 1997. In addition, the Company's operating networks have grown from 627 fiber route miles at the end of fiscal 1995 to 3,043 fiber route miles as of December 31, 1997. The Company has 19 operating high capacity digital voice switches and 15 data communications switches, and plans to install additional switches as demand warrants. As a complement to its local exchange services, the Company has begun marketing bundled service offerings which include long distance, enhanced telecommunications services and data services and plans to intensify the offerings of such services in the near term.

     The Company will continue to expand its network through construction, leased facilities, strategic alliances and mergers and acquisitions. For example, in January 1998, the Company completed its merger with NETCOM, a provider of Internet connectivity and Web site hosting services and other value-added services, located in San Jose, California. For calendar years 1995, 1996 and 1997, NETCOM reported revenue of $52.4 million, $120.5 million and $160.7 million, respectively, and EBITDA losses of $(6.3) million, $(20.3) million and $(1.7) million, respectively. The Company will account for the business combination under the pooling of interests method of accounting and accordingly, the Company's financial statements will be restated to reflect the operations of NETCOM and the Company on a combined basis for all historical periods. Also, in two transactions occurring October 1997 and March 1998, the Company purchased 100% of the capital stock of CBG, an Ohio based local exchange and centrex reseller which had, at December 31, 1997, 48,256 local access lines in service, principally pursuant to various resale and other agreements with Ameritech, the ILEC in the markets it serves. Further, for the calendar years 1995, 1996 and 1997, CBG's revenue was approximately $15.4 million, $21.4 million and $33.8 million, respectively, and EBITDA losses were approximately $(1.3) million, $(1.0) million and $(3.2) million, respectively. The operations of CBG have been included in the Company's operations for the period subsequent to October 17, 1997, the acquisition closing date. In May 1997, the Company entered into an agreement with a subsidiary of Southern permitting the Company to construct a 100-mile fiber optic network in the Atlanta metropolitan area. In addition, the Company expanded its geographic focus to include Texas (and may also expand to Arkansas, Louisiana and Oklahoma) through its strategic alliance with CSW that will develop and market telecommunications services, including local service, in these markets. In June 1997, the Company entered into an IRU agreement with Qwest for approximately 1,800 miles of fiber optic network and additional broadband capacity in California, Colorado, Ohio and the Southeast. This new capacity will be used for the transmission of local, long distance and communications services in and between the Company's markets.

     Telecom Services revenue has increased from $32.3 million for fiscal 1995 to $177.7 million for fiscal 1997. The Company has experienced declining prices and increasing price competition for access services which, to date, have been more than offset by increasing network usage. The Company expects to continue to experience declining prices and increasing price competition for the foreseeable future.

     In conjunction with the increase in its service offerings, the Company has and will continue to need to spend significant amounts on sales, marketing, customer service, engineering and support personnel prior to the generation of corresponding revenue. This has and will continue to have an adverse effect on operating margins until such time as sufficient volumes of customers' telecommunications traffic are attained. As the Company's customer base grows, the Company anticipates that operating margins will improve as incremental revenue will exceed incremental operating expenses. The preceding forward-looking statement is dependent upon the successful implementation of the Company local dial tone, data and long distance services strategy, continued development of the Company's network infrastructure, increased traffic on the Company's facilities, any or all of which may not occur, and upon actions of competitors and regulatory authorities.

     Currently the Company has experienced and may continue to experience negative operating margins from its wholesale switched services while its networks are in the development and construction phases and while the Company relies on ILEC networks to carry a significant portion of its customers' switched traffic. The Company expects overall operating margins from switched services to improve as local dial tone, local toll, long distance and data communications services become a relatively larger portion of its business mix and the Company de-emphasizes its wholesale switched services. In addition, the Company believes that the unbundling of ILEC services and the implementation of local telephone number portability, which are mandated by the Telecommunications Act, will reduce the Company's costs of providing switched services and facilitate the marketing of local and other services. The Company has recently raised prices on its wholesale switched services product in order to improve margins and free up switch port capacity for its higher margin dial tone product.

     The Company believes that the provisions of the Telecommunications Act, including the opening of the local telephone services market to competition, will facilitate the Company's plan to provide a full array of local, long distance and data communications services. In order to fully implement its strategy, the Company must make significant capital expenditures to provide additional switching capacity, network infrastructure and electronic components. The Company must also make significant investments and expenditures to develop, train and manage its marketing and sales personnel.

     The continued development, construction and expansion of the Company's business requires significant capital, a large portion of which is expended before related revenue is generated. The Company has experienced, and expects to continue to experience, negative cash flows over the near term and significant losses while it expands its operations to provide a wide range of telecommunications services and establishes a sufficient revenue-generating customer base. There can be no assurance that the Company will be able to establish or retain such a customer base.

RESULTS OF OPERATIONS

     The following table provides a breakdown of revenue and operating costs for Telecom Services, Network Services and Satellite Services and certain other financial data for the Company for the periods indicated. The table also shows certain revenue, expenses, operating loss and EBITDA as a percentage of the Company's total revenue.



                                         FISCAL YEARS ENDED SEPTEMBER 30,
                                     --------------------------------------
                                            1995                1996
                                     ------------------ -------------------
                                        $         %         $         %
                                     --------- -------- ---------- --------
STATEMENT OF OPERATIONS DATA:
Revenue:
  Telecom services (1)                 32,330      29     87,681      52
  Network services                     58,778      53     60,116      36
  Satellite services                   20,502      18     21,297      12
                                     --------- -------- ---------- --------
    Total revenue                     111,610     100     169,094    100

Operating costs:
  Telecom services                     21,825              78,705
  Network services                     45,928              46,256
  Satellite services                   11,093              10,292
                                     --------- -------- ---------- --------
    Total operating costs              78,846      71     135,253     80

Selling, general and administrative    62,954      56      76,725     45
Depreciation and amortization          16,624      15      30,368     18
Net loss (gain) on disposal of
  long-lived assets                       241       *       5,128      3
Provision for impairment of
  long-lived assets                     7,000       6       9,994      6
                                     --------- -------- ---------- --------
    Operating loss                    (54,055)    (48)    (88,374)   (52)

OTHER DATA:
EBITDA(2)                              (30,190)   (27)    (42,884)   (25)
 Net cash used by operating activities (42,798)           (43,357)
 Net cash used by investing activities (71,583)          (135,204)
 Net cash (used) provided by
  financing activities                 377,772            360,227
Capital expenditures                    88,736            177,307




                                                  THREE MONTHS
                                               ENDED DECEMBER 31,
                                     --------------------------------------
                                            1995                1996
                                     ------------------ -------------------
                                        $         %         $         %
                                     --------- -------- ---------- ---------
STATEMENT OF OPERATIONS DATA:                 (DOLLARS IN THOUSANDS)
Revenue:
  Telecom services (1)                 13,513       38       34,787      61
  Network services                     15,718       45       15,981      28
  Satellite services                    6,168       17        6,188      11
                                     ---------- --------- ----------- --------
    Total revenue                      35,399      100       56,956     100

Operating costs:
  Telecom services                     11,882                34,463
  Network services                     11,998                12,287
  Satellite services                    3,230                 3,179
                                    ---------- --------- ----------- ---------
    Total operating costs              27,110       76       49,929      88

Selling, general and administrative    18,628       53       24,253      42
Depreciation and amortization           4,919       14        9,825      17
Net loss (gain) on disposal of
  long-lived assets                     1,030        3         (772)     (1)
Provision for impairment of
  long-lived assets                         -        -            -       -
                                     --------- -------- ---------- --------
     Operating loss                    (16,288)     (46)     (26,279)    (46)

OTHER DATA:
EBITDA(2)                              (10,339)     (29)     (17,226)    (30)
 Net cash used by operating activities  (4,598)               (8,636)
 Net cash used by investing activities (25,242)              (82,342)
 Net cash (used) provided by
  financing activities                  (8,413)                 (170)
Capital expenditures                    26,882                70,297

*Less than 0.5%



                                     TWELVE MONTHS ENDED   FISCAL YEAR ENDED
                                        DECEMBER 31,          DECEMBER 31,
                                     -------------------  ------------------
                                            1996                1997
                                     -------------------  ------------------
                                        $         %         $         %
                                     --------- --------- ---------- --------
STATEMENT OF OPERATIONS DATA:                (DOLLARS IN THOUSANDS)
Revenue:
  Telecom services (1)                108,955      57    177,690      65
  Network services                     60,379      32     65,678      24
  Satellite services                   21,317      11     29,986      11
                                     --------- -------- ---------- --------
    Total revenue                     190,651     100    273,354     100

Operating costs:
  Telecom services                    101,286            175,829
  Network services                     46,545             53,911
  Satellite services                   10,241             16,678
                                     --------- -------- ---------- --------
    Total operating costs             158,072      83    246,418      90

Selling, general and administrative    82,350      43    150,767      55
Depreciation and amortization          35,274      19     57,081      21
Net loss (gain) on disposal of
  long-lived assets                     3,326       2        671       *
Provision for impairment of
  long-lived assets                     9,994       5     11,950       5
                                     --------- -------- ---------- --------
    Operating loss                    (98,365)    (52)  (193,533)    (71)

OTHER DATA:
EBITDA(2)                              (49,771)   (26)  (123,831)    (45)
 Net cash used by operating
   activities                          (47,395)         (126,954)
 Net cash used by investing
   activities                         (192,304)         (429,867)
 Net cash (used) provided by
  financing activities                 368,470           315,721
Capital expenditures                   220,722           269,593


*Less than 0.5%


(1) During fiscal 1996, the Company changed its method of accounting for long-term telecom services contracts to recognize revenue as services are provided. See "-Accounting Changes." Other than the cumulative effect of adopting this new method of accounting, the effect of this change in accounting for the periods presented was not significant.

(2)  See note 4 under "Selected Financial Data" for the definition of EBITDA.

FISCAL 1997 COMPARED TO 12 MONTHS ENDED DECEMBER 31, 1996

     Revenue. Revenue for fiscal 1997 increased $82.7 million or 43% from the 12 months ended December 31, 1996. Telecom Services revenue increased 63% to $177.7 million due to an increase in network usage for both switched and special access services, offset in part by a decline in average unit pricing. Switched services revenue increased from $48.1 million (44% of Telecom Services revenue) for the 12 months ended December 31, 1996 to $93.9 million (53% of Telecom Services revenue) for fiscal 1997. Switched access (terminating long distance) revenue represented approximately 77% of the Company's switched services revenue component for fiscal 1997, compared to 100% for the 12 months ended December 31, 1996. Special access revenue increased from $39.4 million (36% of Telecom Services revenue) for the 12 months ended December 31, 1996 to $55.4 million (31% of Telecom Services revenue) for fiscal 1997. Also included in Telecom Services revenue for fiscal 1997 is $28.3 million generated by Zycom, compared to $21.5 million for the same 12-month period in 1996. The increase in Zycom revenue for fiscal 1997 as compared to the same period in 1996 relates to changes in the classification of certain operating costs as a result of the Company entering into long-term contracts with its major customers. These costs were netted against revenue through April 1996 due to the uncertainty of renewal of short-term customer contracts. At December 31, 1997, the Company had 141,035 access lines in service compared to zero at December 31, 1996. Special access network usage reflected in voice grade equivalents ("VGEs") increased 49% from 748,528 VGEs at December 31, 1996, to 1,111,697 VGEs at December 31, 1997. At December 31, 1997, the Company had 2,321 buildings connected to its networks compared to 2,069 buildings connected at December 31, 1996. Additionally, switched minutes of use increased 43% from approximately 2.0 billion minutes during the 12 months ended December 31, 1996 to approximately 2.9 billion minutes during fiscal 1997. Revenue from long distance and data services did not generate a material portion of total revenue during either period. Network Services revenue increased 9% to $65.7 million for fiscal 1997 as compared to $60.4 million for the 12 months ended December 31, 1996. The increase in Network Services revenue is due to a single equipment sale during fiscal 1997 for $3.2 million as well as general increases in volume. Satellite Services revenue increased $8.7 million, or 41%, to $30.0 million for fiscal 1997, compared to the 12 months ended December 31, 1996. This increase is primarily due to the operations of MCN, which comprised $6.3 million of total Satellite Services revenue for fiscal 1997 compared to $1.8 million during the same 12-month period in 1996. The remaining increase can be attributed to the general growth of MTN and its increased sales of C-Band equipment to offshore oil and gas customers.

     Operating costs. Total operating costs for fiscal 1997 increased $88.3 million, or 56%, from the 12 months ended December 31, 1996. Telecom Services operating costs increased from $101.3 million, or 93% of Telecom Services revenue, for the 12 months ended December 31, 1996 to $175.8 million, or 99% of Telecom Services revenue, for fiscal 1997. Telecom Services operating costs consist of payments to ILECs for the use of network facilities to support special and switched access services, network operating costs, right of way fees and other costs. The increase in operating costs in absolute dollars is attributable to the increase in switched access services and the addition of engineering and operations personnel dedicated to the development of local exchange services. The increase in operating costs as a percentage of total revenue is due primarily to the increase in switched access services revenue, and the investment in the development of local exchange services without the benefit of substantial corresponding revenue in the same period. The Company expects that the Telecom Services ratio of operating costs to revenue will further improve as the Company provides a greater volume of higher margin services, principally local exchange services, carries more traffic on its own facilities rather than ILEC facilities and obtains the right to use unbundled ILEC facilities on satisfactory terms, any or all of which may not occur. Network Services operating costs increased 16% to $53.9 million and increased as a percentage of Network Services revenue from 77% for the 12 months ended December 31, 1996 to 82% for fiscal 1997. The increase is due to a substantially lower margin earned on equipment sales (which constituted a larger portion of 1997 revenue) relative to other services and certain indirect project costs included in operating costs during fiscal 1997 which were treated as selling, general and administrative expenses during the comparable 12-month period in 1996. Network Services operating costs include the cost of equipment sold, direct hourly labor and other indirect project costs. Satellite Services operating costs increased to $16.7 million for fiscal 1997, from $10.2 million for the 12 months ended December 31, 1996. Satellite Services operating costs as a percentage of Satellite Services revenue also increased from 48% for the 12 months ended December 31, 1996 to 56% for fiscal 1997. This increase is due to an increase in MCN's sales as well the increased volume of equipment sales, both of which provide lower margins than other maritime services. Satellite Services operating costs consist primarily of transponder lease costs and the cost of equipment sold.

     Selling, general and administrative expenses. Selling, general and administrative ("SG&A") expenses for fiscal 1997 increased $68.4 million, or 83%, compared to the 12 months ended December 31, 1996. This increase was principally due to the continued rapid expansion of the Company's Telecom Services networks and related significant additions to the Company's management information systems, customer service, marketing and sales staffs dedicated to the expansion of the Company's networks and implementation of the Company's expanded services strategy, primarily the development of local and long distance telephone and data communications services. SG&A expenses as a percentage of total revenue increased from 43% for the 12 months ended December 31, 1996 to 55% for fiscal 1997. There is typically a period of higher administrative and marketing expense prior to the generation of appreciable revenue from newly developed networks or services. The Company expects SG&A expenses for Telecom Services to increase slightly over the near term as a result of hiring new staff to facilitate the marketing and development of local dial tone, local toll, long distance and data transmission services.

     Depreciation and amortization. Depreciation and amortization increased $21.8 million, or 62%, for fiscal 1997, compared to the 12 months ended December 31, 1996, due to increased investment in depreciable assets resulting from the continued expansion of the Company's networks and services. The Company reports high levels of depreciation expense relative to revenue during the early years of operation of a new network because the full cost of a network is depreciated using the straight-line method despite the low rate of capacity utilization in the early stages of network operation.

     Net loss (gain) on disposal of long-lived assets. Net loss (gain) on disposal of long-lived assets decreased from a net loss of $3.3 million for the 12 months ended December 31, 1996 to a net gain of $0.7 million for fiscal 1997. Net loss on disposal of long-lived assets for the 12 months ended December 31, 1996 includes the loss recorded on the sale of four of the Company's teleports used in its Satellite Services operations ($1.1 million), the loss recorded on the disposal of other operating assets ($2.7 million) and a write-off of an investment ($0.3 million), offset by a gain on the sale on sale of the Company's 50% interest in the Phoenix network joint venture ($0.8 million). For fiscal 1997, net loss on disposal of long-lived assets primarily relates to losses recorded on the disposal of the Company's investment in its Melbourne network.

     Provision for impairment of long-lived assets. For fiscal 1997, provision for impairment of long-lived assets includes the write-down of the Company's investment in StarCom International Optics Corporation, Inc. ($5.2 million), MCN ($2.9 million), Zycom ($2.7 million) and Nova-Net ($0.9 million) as well as a write-down of other operating assets ($0.3 million). Provision for impairment of long-lived assets for the 12 months ended December 31, 1996 includes valuation allowances for the amounts receivable for advances made to the Phoenix network joint venture included in long-term note receivable ($5.8 million), the investments in the Melbourne network ($2.7 million) and the Satellite Services Mexico subsidiary ($0.1 million) and the note receivable from NovoComm, Inc. ($1.3 million). Provision for impairment of long-lived assets was recorded based on management's estimate of the net realizable value of the Company's assets at December 31, 1996 and 1997.

     Interest expense. Interest expense increased $22.6 million, from $95.0 million for the 12 months ended December 31, 1996, to $117.5 million for fiscal 1997, which includes $105.5 million of non-cash interest. This increase was primarily attributable to an increase in long-term debt, primarily the 11 5/8% Notes issued in March 1997. In addition, the Company's interest expense increased, and will continue to increase, because the principal amount of its indebtedness increases until the Company's senior indebtedness begins to pay interest in cash.

     Interest income. Interest income increased $0.4 million, from $21.5 million for the 12 months ended December 31, 1996 to $21.9 million for fiscal 1997. The increase is attributable to the increase in cash and invested cash balances from the proceeds from the issuances of the 11 5/8% Notes and 14% Preferred Stock in March 1997 and the 6 3/4% Preferred Securities in September and October 1997.

     Other, net. Other, net decreased from $3.9 million net expense for the 12 months ended December 31, 1996 to $0.7 million net expense for fiscal 1997. Other expense recorded for the 12 months ended December 31, 1996 consists primarily of the write-off of deferred financing costs associated with the conversion or repayment of debt and litigation settlement costs. For fiscal 1997, other, net consists primarily of litigation settlement costs and the loss on disposal of non operating assets.

     Minority interest in share of losses, net of accretion and preferred dividends on preferred securities of subsidiaries. Minority interest in share of losses, net of accretion and preferred dividends on preferred securities of subsidiaries increased $10.7 million, from $27.1 million for the 12 months ended December 31, 1996 to $37.8 million for fiscal 1997. The increase is due primarily to the issuances of the 14% Preferred Stock in March 1997 and the 6 3/4% Preferred Securities in September and October 1997. Offsetting this increase is $12.3 million recorded during the 12 months ended December 31, 1996 for the excess of the redemption price over the carrying amount of the 12% redeemable preferred stock of Holdings ("12% Redeemable Preferred Stock") redeemed in April 1996. Minority interest in share of losses, net of accretion and preferred dividends on preferred securities of subsidiaries recorded during fiscal 1997 consists of the accretion of issue costs ($0.9 million) and the accrual of the preferred security dividends ($38.9 million) associated with the 6 3/4% Preferred Securities, the 14% Preferred Stock and the 14 1/4% Exchangeable Preferred Stock Mandatorily Redeemable 2007 (the "14 1/4% Preferred Stock"), offset by minority interest in losses of subsidiaries of $2.0 million.

     Share of losses of joint venture and investment. Effective October 1, 1996, the Company sold its 50% interest in the Phoenix network joint venture. As a result, no share of losses in joint venture was recorded during fiscal 1997, as compared to the $1.6 million loss recorded during the comparable 12-month period in 1996.

     Net loss. Net loss increased $128.4 million, or 64%, due to the increases in operating costs, SG&A expense, depreciation and amortization, interest expense and minority interest in share of losses, net of accretion and preferred dividends on preferred securities of subsidiaries noted above.

THREE MONTHS ENDED DECEMBER 31, 1996 COMPARED TO THREE MONTHS ENDED DECEMBER 31, 1995

     Revenue. Revenue for the three months ended December 31, 1996 increased $21.6 million, or 61%, from the three months ended December 31, 1995. The increase in total revenue reflects continued growth in Telecom Services, Network Services and Satellite Services, offset slightly by the loss in revenue resulting from the sale of four of the Company's teleports during the second quarter of fiscal 1996. Telecom Services revenue increased 157% to $34.8 million due to an increase in network usage for both switched and special access services, offset in part by a decline in average unit pricing. Switched services revenue increased from $5.1 million (38% of Telecom Services revenue) for the three months ended December 31, 1995, to $16.4 million (47% of Telecom Services revenue) for the three months ended December 31, 1996. Switched access revenue represented substantially all of the Company's switched services revenue component for the three months ended December 31, 1996. Special access revenue increased from $7.5 million (56% of Telecom Services revenue) for the three months ended December 31, 1995 to $10.9 million (31% of Telecom Services revenue) for the three months ended December 31, 1996. Also, included in Telecom Services revenue for the three months ended December 31, 1996 is $7.5 million generated by Zycom, compared to $0.9 million for the three months ended December 31, 1995. Approximately $6.5 million of the increase in Zycom revenue for the three months ended December 31, 1996 as compared to the same period in 1995 relates to changes in the classification of certain operating costs as a result of the Company entering into long-term contracts with its major customers. Network usage as reflected in VGEs increased 53% from 488,403 VGEs on December 31, 1995 to 748,528 at December 31, 1996. On December 31, 1996, the Company had 2,069 buildings connected to its networks compared to 1,539 buildings connected on December 31, 1995. Consistent with expectations, Network Services revenue growth was moderate, increasing from $15.7 million to $16.0 million for the three months ended December 31, 1995 and 1996, respectively, while the Company repositioned its systems and operations to improve operating results. Satellite Services revenue remained relatively stable between the three-month periods ended December 31, 1995 and 1996 as a result of the offsetting effects of increased maritime minutes of use from cruise ships and no revenue in the three months ended December 31, 1996 from the four teleports sold in March 1996. On a pro forma basis to reflect the sale of the teleports, the Company's Satellite Services revenue for the three months ended December 31, 1995 and 1996 was $3.7 million and $6.2 million, respectively.

     Operating costs. Total operating costs for the three months ended December 31, 1996 increased $22.8 million, or 84%, from the same period in 1995. Telecom Services operating costs increased from $11.9 million, or 88%, of Telecom Services revenue for the three months ended December 31, 1995, to $34.5 million, or 99%, of Telecom Services revenue for the three months ended December 31, 1996. The increase in operating costs in absolute dollars is attributable to the increase in switched access services and the addition of engineering and operations personnel dedicated to the development of local exchange services. The increase in operating costs as a percentage of revenue is due primarily to the increase in switched access services revenue. Network Services operating costs increased 2% to $12.3 million for the three months ended December 31, 1996 and increased as a percentage of Network Services revenue from 76% to 77% for the three month periods ended December 31, 1995 and 1996, respectively. Satellite Services operating costs decreased 2% to $3.2 million for the three months ended December 31, 1996. Satellite Services operating costs as a percentage of revenue declined to 51% of Satellite Services revenue during the three months ended December 31, 1996, from 52% during the three months ended December 31, 1995. The decrease in percentage of revenue as well as absolute dollars is attributable to the decline in revenue resulting from the sale of four of the Company's teleports in March 1996, offset by an increase in higher margin maritime services revenue at MTN. Revenue from teleport operations historically have yielded lower gross margins than maritime services revenue.

     Selling, general and administrative expense. SG&A expenses for the three months ended December 31, 1996 increased $5.6 million, or 30%, compared to the three months ended December 31, 1995. This increase was principally due to the continued rapid expansion of the Company's Telecom Services networks and related significant additions to the Company's management information systems, customer service, marketing and sales staffs dedicated to the expansion of the Company's networks and implementation of the Company's expanded services strategy, primarily the development of the Company's CLEC operations. SG&A expenses as a percentage of total revenue was 43% for the three months ended December 31, 1996, compared to 53% for the same period in 1995. SG&A expenses for Network Services decreased both in absolute dollars and as a percentage of Network
Services revenue due to approximately $0.7 million in non-recurring charges, primarily legal accruals, recorded during the three months ended December 31, 1995. Satellite Services SG&A expenses decreased in absolute dollars and as a percentage of Satellite Services revenue due to cost control efforts by the Company's management. Other corporate expenses increased from $4.0 million, or 11% of total revenue, for the three months ended December 31, 1995 to $5.7 million, or 10% of total revenue, for the three months ended December 31, 1996. This increase is primarily attributable to the addition of employees, principally human resources and regulatory personnel, for the purpose of managing the Company's growth and its expansion into new markets as allowed under the Telecommunications Act.

     Depreciation and amortization expense. Depreciation and amortization expense increased $4.9 million, or 100%, for the three months ended December 31, 1996, as compared to the same period in 1995. Depreciation of fixed assets increased by approximately $2.3 million as a result of the shortening of estimated depreciable lives during fiscal 1996, as discussed in "-Accounting Changes," and an increase in depreciable fixed assets due to the continued expansion of the Company's networks. The increase in depreciation expense was offset slightly due to the sale of four of the Company's teleports in March 1996.

     Net loss (gain) on disposal of long-lived assets. Net loss (gain) on disposal of long-lived assets decreased from a net loss of $1.0 million for the three months ended December 31, 1995 to a net gain of $0.8 million for the three months ended December 31, 1996. Net loss on disposal of long-lived assets for the three months ended December 31, 1995 includes the write-off of certain operating assets. For the three months ended December 31, 1996, net gain on disposal of long-lived assets consists of the gain on sale of the Company's 50% interest in the Phoenix network joint venture.

     Interest expense. Interest expense increased by $9.3 million, from $15.2 million for the three months ended December 31, 1995 to $24.5 million for the three months ended December 31, 1996, which included $22.7 million of non-cash interest. This increase was attributable to an increase in long-term debt, primarily the 12 1/2% Senior Discount Notes (the "12 1/2% Notes") issued in April 1996 and an increase in capitalized lease obligations to finance Telecom Services equipment used in the expansion of the Company's networks.

     Interest income. Interest income increased $2.2 million from the three months ended December 31, 1995 to $6.0 million for the three months ended December 31, 1996. The increase is attributable to the interest earned on the proceeds from the issuance of the 12 1/2% Notes and the 14 1/4% Preferred Stock in April 1996.

     Share of losses of joint venture and investment. As a result of the sale of the Company's 50% interest in the Phoenix network joint venture, no share of losses in joint venture was recorded during the three months ended December 31, 1996, as compared to the $0.2 million recorded during the same period in 1995.

     Other, net. Other, net for the three months ended December 31, 1996 was $0.1 million net expense as compared to a minor net gain for the three months ended December 31, 1995. Other expense recorded during the three-month period ended December 31, 1996 consists of miscellaneous other expenses.

     Minority interest in share of losses, net of accretion and preferred dividends on preferred securities of subsidiaries. Minority interest in share of losses, net of accretion and preferred dividends on preferred securities of subsidiaries increased $1.8 million, from $3.2 million for the three months ended December 31, 1995 to $5.0 million for the three months ended December 31, 1996. The increase is due primarily to the issuance of the 14 1/4% Preferred Stock in April 1996. Minority interest in share of losses, net of accretion and preferred dividends on preferred securities of subsidiaries recorded during the current three-month period ended December 31, 1996 consists of the accretion of issue costs ($0.1 million) and the accrual of the preferred stock dividend ($5.7 million) associated with the 14 1/4% Preferred Stock, offset by minority interest in losses of subsidiaries of $0.8 million.

     Cumulative effect of change in accounting for revenue from long-term telecom services contracts. The cumulative effect of change in accounting for revenue from long-term telecom services contracts recorded during the three months ended December 31, 1995 is due to the change in accounting principle as described in "-Accounting Changes." As the change in accounting was applied retroactively as of October 1, 1995, no similar amounts were recorded during the three months ended December 31, 1996.

     Net loss. Net loss increased $15.2 million, or 44%, due to the increase in operating costs, SG&A expenses, depreciation and amortization and interest expense noted above.

FISCAL 1996 COMPARED TO FISCAL 1995

     The following information reflects the results of operations for fiscal 1996 compared to the pro forma results of operations for fiscal 1995, assuming the change in accounting for long-term telecom services contracts described in "-Accounting Change" had been applied retroactively.

     Revenue. Revenue for fiscal 1996 increased $58.2 million, or 52%, from fiscal 1995. The increase in total revenue reflects continued growth in Telecom Services, Network Services and Satellite Services, offset slightly by the loss in revenue resulting from the sale of four of the Company's teleports. Telecom Services revenue increased 177% to $87.7 million due to an increase in network usage for both switched and special access services, offset in part by a decline in average unit prices. Switched services revenue, consisting solely of switched access services, increased from $5.8 million (18% of Telecom Services revenue) for fiscal 1995, to $36.7 million (42% of Telecom Services revenue) for fiscal 1996. Special access revenue increased from $25.1 million (78% of Telecom Services revenue) for fiscal 1995 to $36.1 million (41% of Telecom Services revenue) for fiscal 1996. Also included in Telecom Services revenue for fiscal 1996 is $14.9 million generated by Zycom, compared to $1.4 million in fiscal 1995. Approximately $10.6 million of the increase in Zycom revenue relates to changes in the classification of certain operating costs as a result of the

Company entering into long-term contracts with its major customers. Network usage as reflected in VGEs increased 47% from 430,535 VGEs on September 30, 1995, to 630,697 VGEs on September 30, 1996. On September 30, 1996, the Company had 2,067 buildings connected to its networks compared to 1,375 buildings connected on September 30, 1995. Consistent with expectations, Network Services revenue growth was moderate, increasing from $58.8 million to $60.1 million, while the Company repositioned its systems and operations to improve operating results. Satellite Services revenue increased 4% to $21.3 million for fiscal 1996 primarily due to increased maritime minutes of use from cruise ships offset in part by the decrease resulting from the sale of four of the Company's teleports. Satellite Services revenue for fiscal 1995 and 1996, on a pro forma basis to reflect the sale of teleports, was $11.4 million and $18.9 million, respectively. Satellite Services revenue decreased $0.4 million from the third quarter of fiscal 1996 to the fourth quarter of fiscal 1996. The decrease in revenue was primarily due to three Navy vessels being in "dry dock."

     Operating costs. Total operating costs for fiscal 1996 increased $56.4 million, or 72%, from fiscal 1995. Telecom Services operating costs increased from $21.8 million, or 69% of Telecom Services revenue for fiscal 1995, to $78.7 million, or 90% of Telecom Services revenue for fiscal 1996. The increase in operating costs in absolute dollars is attributable to the increase in switched access services and the expansion in off-net special access service offerings. The increase in operating costs as a percentage of total revenue is due primarily to the increase in switched access services revenue. Network Services operating costs increased 1% to $46.3 million and decreased as a percentage of Network Services revenue from 78% for fiscal 1995 to 77% for fiscal 1996. Satellite Services operating costs decreased to $10.3 million for fiscal 1996, from $11.1 million for fiscal 1995. Satellite Services operating costs as a percentage of revenue also declined to 48% for fiscal 1996, compared to 54% for fiscal 1995. The decrease both in absolute dollars and as a percentage of revenue is attributable to the decline in revenue resulting from the sale of four of the Company's teleports, partially offset by an increase in higher margin maritime services revenue at MTN.

     Selling, general and administrative expense. SG&A expenses for fiscal 1996 increased $13.8 million, or 22%, compared to fiscal 1995. This increase was principally due to the continued rapid expansion of the Company's Telecom Services networks and related significant additions to the Company's management information systems, marketing and sales staff dedicated to the expansion of the Company's networks and implementation of the Company's switched services strategy and development of the Company's CLEC operations. A portion of the increase was also attributable to approximately $1.8 million of legal, accounting, and SEC filing fees incurred in the incorporation of a new U.S. publicly traded holding company, ICG Communications, Inc., and approximately $1.3 million of consulting fees related to various process improvement initiatives. SG&A expenses as a percentage of total revenue was 45% for fiscal 1996, compared to 57% for fiscal 1995. SG&A expenses for Network Services increased due to increased engineering, marketing and sales staff to support growth in network system installations. Satellite Services SG&A expenses increased primarily due to the growth of MTN and MCN.

     Depreciation and amortization. Depreciation and amortization increased $13.7 million, or 83%, for fiscal 1996 compared to fiscal 1995. Depreciation of fixed assets increased by approximately $7.0 million as a result of the shortening of estimated depreciable lives discussed in "-Accounting Changes," and an increase in depreciable fixed assets due to the continued expansion of the Company's networks. The increase in depreciation expense was offset slightly due to the sale of four of the Company's teleports.

     Net loss (gain) on disposal of long-lived assets. Net loss (gain) on disposal of long-lived assets increased to $5.1 million during fiscal 1996 from $0.2 million during fiscal 1995. Net loss on disposal of long-lived assets for fiscal 1996 includes the loss recorded on the sale of four of the Company's teleports used in its Satellite Services operations ($1.1 million), the loss recorded on the disposal of other operating assets ($3.7 million) and a write-off of an investment ($0.3 million).

     Provision for impairment of long-lived assets. Provision for impairment of long-lived assets increased $3.0 million from fiscal 1995 to $10.0 million for fiscal 1996. The amount recorded during fiscal 1996 includes valuation allowances for the amounts receivable for advances made to the Phoenix network joint venture included in long-term notes receivable ($5.8 million), the investment in the Melbourne network ($2.7 million), the note receivable from

NovoComm, Inc. ($1.3 million) and the Satellite Services Mexico subsidiary ($0.2 million). The fiscal 1995 amount includes an allowance for an investment ($2.0 million) and a write-down in the goodwill associated with the acquisition of Nova-Net ($5.0 million). Provision for impairment of long-lived assets was recorded based on management's estimate of the net realizable value of the Company's assets at September 30, 1995 and 1996.

     Interest expense. Interest expense increased by $61.3 million, from $24.4 million for fiscal 1995 to $85.7 million for fiscal 1996, which included $66.5 million of non-cash interest. This increase was attributable to an increase in long-term debt, primarily the 13 1/2% Senior Discount Notes due 2005 (the "13 1/2% Notes") issued in August 1995 and the 12 1/2% Notes issued in April 1996, and an increase in capitalized lease obligations to finance the purchase of Telecom Services and Satellite Services equipment. Also included in interest expense is a charge of approximately $11.5 million for the payments made to holders of the 13 1/2% Notes with respect to consents to amendments to the indenture governing the 13 1/2% Notes in order to permit the offering of the 13 1/2% Notes in April 1996.

     Interest income. Interest income increased $15.1 million from fiscal 1995. The increase is attributable to the increase in cash from the proceeds of the issuance of the 13 1/2% Notes in August 1995 and the 12 1/2% Notes and 14 1/4% Preferred Stock in April 1996.

     Share of losses of joint venture and investment. Share of losses in the Phoenix network joint venture, in which the Company held a 50% equity interest, increased $1.1 million, or 145%, from fiscal 1995 to $1.8 million for fiscal 1996 due to increased losses resulting from the continued expansion and implementation of switched access services.

     Other, net. Other, net increased from $0.5 million net expense for fiscal 1995 to $3.9 million net expense for fiscal 1996. Other expense recorded in fiscal 1996 consists primarily of settlement costs of certain litigation ($1.2 million) and the write-off of deferred financing costs upon conversion or settlement of debt ($2.7 million).

     Minority interest in share of losses, net of accretion and preferred dividends on preferred securities of subsidiaries. Minority interest in share of losses, net of accretion and preferred dividends on preferred securities of subsidiaries increased $24.2 million, from $1.1 million for fiscal 1995 to approximately $25.3 million for fiscal 1996. The increase is due to the accretion of the unit warrants issued in connection with the 13% Notes ($14.4 million) and issue costs ($1.1 million) associated with the issuance of the 12% Redeemable Preferred Stock, of Holdings (the "12% Preferred Stock") accretion of issue costs associated with the 14 1/4% Preferred Stock ($0.3 million), accrual of the preferred stock dividend on the 12% Preferred Stock ($2.1 million) and the 14 1/4% Preferred Stock ($9.1 million) and the excess redemption price over the stated value of the convertible Series B Preferred Stock of Holdings-Canada ($1.0 million), partially offset by the minority interest in losses of subsidiaries.

     Income tax benefit. Income tax benefit for fiscal 1996 was $5.1 million. The income tax benefit is due to an adjustment to the deferred tax liability as a result of the change in estimated depreciable lives.

     Cumulative effect of change in accounting for revenue from long-term telecom services contracts. The increase in cumulative effect of change in accounting for revenue from long-term telecom services contracts is due to the change in accounting as described in "-Accounting Changes."

     Net loss. Net loss increased $107.5 million, or 140%, due to the increases in operating costs, SG&A expenses, depreciation and amortization, interest expense and minority interest in share of losses, net of accretion and preferred dividends on preferred securities of subsidiaries noted above.

QUARTERLY RESULTS

     The following table presents selected unaudited operating results for three-month quarterly periods, beginning with the three months ended December 31, 1995 and through the three months ended December 31, 1997. The Company believes that all necessary adjustments have been included in the amounts stated below to present fairly the quarterly results when read in conjunction with the Company's Consolidated Financial Statements and related notes included elsewhere in this Annual Report. Results of operations for any particular quarter are not necessarily indicative of results of operations for a full year or predictive of future periods. ICG's development and expansion activities, including acquisitions, during the periods shown below materially affect the comparability of this data from one period to another.





                                                                        THREE
                                   THREE MONTHS ENDED                   MONTHS
                    --------------------------------------------------  ENDED
                      DEC. 31,     MAR. 31,     JUNE 30,    SEPT. 30,  DEC. 31,
                        1995         1996         1996        1996      1996
                    ------------ ------------ ------------ ----------- --------
STATEMENT OF                                            (DOLLARS IN THOUSANDS)
OPERATIONS DATA:
Revenue:
  Telecom services  $  13,513       17,635       24,371       32,162     34,787
  Network services     15,718       13,973       14,679       15,746     15,981
  Satellites
   services             6,168        4,336        5,596        5,197      6,188
                    ------------ ------------ ------------ ----------- --------
     Total revenue     35,399       35,944       44,646       53,105     56,956

Operating loss        (15,258)     (15,823)     (20,262)     (37,031)   (26,279)
Net loss before
  cumulative effect
  of change in
  accounting          (31,189)     (26,939)     (64,721)     (57,805)   (49,823)
Cumulative effect
  of change in
  accounting (1)       (3,453)           -            -            -          -
                    ------------ ------------ ------------ ----------- --------
     Net loss       $ (34,642)     (26,939)     (64,721)     (57,805)   (49,823)
                    ============ ============ ============ =========== ========

OTHER DATA:
EBITDA (2)            (10,339)      (8,381)     (11,207)     (12,957)   (17,226)
Net cash used by
  operating
  activities           (4,598)     (16,400)     (15,059)      (7,300)    (8,636)
Net cash used by
  investing
  activities          (25,242)     (51,322)     (10,729)     (47,911)   (82,342)
Net cash (used)
  provided by
  financing
  activities           (8,413)     (23,956)     400,467       (7,871)      (170)
Capital
expenditures (3)       26,882       76,433       29,882       44,110     70,297

STATISTICAL DATA(4):
Full time employees       998        1,061        1,173        1,323      1,424
Telecom services:
  Access lines in
   service (5)              -            -            -            -          -
  Buildings connected:
    On-net                304          327          384          478        522
    Hybrid (6)          1,235        1,401        1,493        1,589      1,547
                    ------------ ------------ ------------ ----------- --------
    Total buildings
      connected         1,539        1,728        1,877        2,067      2,069
  Customer circuits
    in service
    (VGEs) (7)        488,403      510,755      551,881      630,697    748,528
  Operational
    switches:
    Voice                  13           13           13           14         14
    Data                    -            -            -            -          -
                    ------------ ------------ ------------ ----------- --------
      Total
        operational
        switches           13           13           13           14         14
  Switched minutes
    of use (in
    millions)             235          362          475          563        607
  Fiber route
    miles (8)
    Operational           637          780          886        2,143      2,385
    Under
    construction            -            -            -            -          -
  Fiber strand
    miles (9)
    Operational        28,779       36,310       45,098       70,067     75,490
    Under
    construction            -            -            -            -          -
  Wireless
    miles (10)            545          582          483          491        506
Satellite services:
  VSATs                   633          658          659          835        860
  C-Band
    installations(11)      33           36           48           48         54
  L-Band
    installations(12)       -            3           53          109        204
------------



                                THREE MONTHS ENDED
                    ---------------------------------------------------
                       MAR. 31,   JUNE 30,   SEPT.30,      DEC. 31,
                        1997        1997       1997          1997
                    ------------ ------------ ------------ ------------
STATEMENT OF                   (DOLLARS IN THOUSANDS)
OPERATIONS DATA:
Revenue:
  Telecom services  $  38,280      41,243     43,664     54,503
  Network services     17,987      15,640     16,432     15,619
  Satellites
   services             6,783       7,883      7,640      7,680
                    ----------- ---------- ----------- -------------
     Total revenue     63,050      64,766     67,736     77,802

Operating loss        (40,915)    (46,592)   (46,543)   (59,483)
Net loss before
  cumulative effect
  of change in
  accounting          (66,781)    (77,570)   (80,047)  (103,245)
Cumulative effect
  of change in
  accounting (1)            -           -          -          -
                    ----------- ---------- ----------- -------------
     Net loss       $ (66,781)    (77,570)   (80,047)  (103,245)
                    =========== ========== =========== =============

OTHER DATA:
EBITDA (2)            (29,901)    (33,791)   (31,699)   (28,440)
Net cash used by
  operating
  activities          (14,770)    (23,235)   (33,219)   (55,730)
Net cash used by
  investing
  activities          (60,219)    (50,733)  (193,587)  (125,328)
Net cash (used)
  provided by
  financing
  activities          174,343      (3,100)   111,943     32,535
Capital
expenditures (3)       58,578      64,412     64,489     82,114

STATISTICAL DATA(4):
Full time employees     1,606       1,854      2,083      2,219
Telecom services:
  Access lines in
   service (5)          5,371      20,108     50,551    141,035
  Buildings connected:
    On-net                545         560        590        596
    Hybrid (6)          1,550       1,704      1,726      1,725
                    ---------  ----------  -----------  ---------
    Total buildings
      connected         2,095       2,264      2,316      2,321
  Customer circuits
    in service
    (VGEs) (7)        816,238     917,656   1,006,916  1,111,697
  Operational
    switches:
    Voice                  16          17         18         19
    Data                   10          15         15         15
                    ------------ ------------ ------------ ------
      Total
        operational
        switches           26          32         33         34
  Switched minutes
    of use (in
    millions)             682         742        788        660
  Fiber route
    miles (8)
    Operational         2,483       2,898      3,021      3,043
    Under
    construction            -           -          -      1,064
  Fiber strand
    miles (9)
    Operational        83,334     101,788    109,510    111,435
    Under
    construction            -           -          -     16,366
  Wireless
    miles (10)            511         511        511        511
Satellite services:
  VSATs                   875         895        934        957
  C-Band
    installations(11)      57          57         54         57
  L-Band
    installations(12)     355         671        768      1,239
------------

(1) During fiscal 1996, the Company changed its method of accounting for long-term telecom services contracts to recognize revenue as services are provided. See "-Accounting Change." Other than the cumulative effect of adopting this new method of accounting, the effect of this change in accounting for the periods presented was not significant.

(2) EBITDA consists of revenue less operating costs and selling, general and administrative expenses. EBITDA is provided because it is a measure commonly used in the telecommunications industry. EBITDA is presented to enhance an understanding of the Company's operating results and is not intended to represent cash flows or results of operations in accordance with GAAP for the periods indicated. EBITDA is not a measurement under GAAP and is not necessarily comparable with similarly titled measures of other companies. Net cash flows from operating, investing and financing activities as determined using GAAP are also presented in Other Data.

(3) Capital expenditures includes assets acquired under capital leases and excludes payments for construction of the Company's new headquarters which the Company sold in January 1998 and leased back under a long-term operating lease.

(4) Amounts presented are for three-month periods ended, or as of the end of, the period presented.

(5) Access lines in service at December 31, 1997 includes 66,346 lines which are provisioned through the Company's switch and 74,689 lines which are provisioned through resale and other agreements with various local exchange carriers. Resale lines typically generate lower margins and are used primarily to obtain customers. Although the Company plans to migrate lines from resale to higher margin on-switch lines, there are no assurances that it will be successful in executing this strategy.

(6) Hybrid buildings connected represent buildings connected to the Company's network via another carrier's facilities. Hybrid buildings declined from September 30, 1996 to December 31, 1996 due to the sale of the Company's 50% interest in the Phoenix joint venture.

(7)  Customer  circuits  in service  are  measured  in voice  grade  equivalents
     ("VGEs").

(8) Fiber route miles refers to the number of miles of fiber optic cable, including leased fiber. As of December 31, 1997, the Company had 3,043 fiber route miles, of which 171 fiber route miles were leased under operating leases. Fiber route miles under construction represents fiber under construction which is expected to be operational within six months.

(9) Fiber strand miles refers to the number of fiber route miles, including leased fiber, along a telecommunications path multiplied by the number of fiber strands along that path. As of December 31, 1997, the Company had 111,435 fiber strand miles, of which 3,278 fiber strand miles were leased under operating leases. Fiber strand miles under construction represents fiber under construction which is expected to be operational within six months.

(10) Wireless miles represents the total distance of the digital microwave paths between Company transmitters which are used in the Company's networks.

(11) C-Band installations service cruise ships, U.S. Navy vessels and offshore oil platform installations.

(12) L-Band installations service smaller maritime installations, and both mobile and fixed land-based units.

---------------

     The Company's consolidated revenue has increased every quarter since the first fiscal quarter of 1992, primarily due to the installation and acquisition of new networks, the expansion of existing networks and increased services provided over existing networks. From the third quarter of fiscal 1993 until the sale of four teleports in the second quarter of fiscal 1996, Satellite Services also contributed to the quarterly revenue growth.

     EBITDA, operating and net losses have generally increased immediately preceding and during periods of relatively rapid network acquisition and expansion activity. The increased quarterly losses from the first quarter of fiscal 1995 through the quarter ended December 31, 1997 resulted from a combination of increases in negative margin switched access services revenue and increases in personnel and other SG&A expenses to support the acquisition and expansion of Telecom Services networks, the implementation of the Company's switched access services strategy and development of local exchange services. Since the quarter ended June 30, 1996, EBITDA losses have improved for each consecutive quarter. As the Company provides a greater volume of higher margin services, principally local exchange services, carries more traffic on its own facilities rather than ILEC facilities and obtains the right to use unbundled ILEC facilities, while experiencing decelerating increases in personnel and other SG&A expenses supporting its Telecom Services networks, any or all of which may not occur, the Company anticipates that EBITDA losses will continue to improve in the near term.

     Individual operating units may experience variability in quarter to quarter revenue due to (i) the type and mix of services available to customers, (ii) the timing and size of contract orders, (iii) the timing of price changes and associated impact on volume, and (iv) customer usage patterns.

NET OPERATING LOSS CARRYFORWARDS

     As of December 31, 1997, the Company had net operating loss carryforwards ("NOLs") of approximately $353.0 million, which expire at various times in varying amounts through 2012. However, due to the provisions of Section 382,
Section 1502 and certain other provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the utilization of a portion of the NOLs will be limited. In addition, the Company is also subject to certain state income tax laws which may also limit the utilization of NOLs for state income tax purposes.

     Section 382 of the Code provides annual restrictions on the use of NOLs, as well as other tax attributes, following significant changes in ownership of a corporation's stock, as defined in the Code. Investors are cautioned that future events beyond the control of the Company could reduce or eliminate the Company's ability to utilize the tax benefits of its NOLs. Future ownership changes under
Section 382 will require a new Section 382 computation which could further restrict the use of the NOLs. In addition, the Section 382 limitation could be reduced to zero if the Company fails to satisfy the continuity of business enterprise requirement for the two-year period following an ownership change.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's growth has been funded through a combination of equity, debt and lease financing. As of December 31, 1997, the Company had current assets of $310.2 million, including $217.0 million of cash, cash equivalents and short-term investments available for sale, which exceeded current liabilities of $99.3 million, providing working capital of $210.9 million. The Company invests excess funds in short-term, interest-bearing investment-grade securities until such funds are used to fund the capital investments and operating needs of the Company's business. The Company's short term investment objectives are safety, liquidity and yield, in that order.

CASH USED BY OPERATING ACTIVITIES

     The Company's operating activities used $42.8 million and $43.4 million in fiscal 1995 and 1996, respectively, $4.6 million and $8.6 million for the three months ended December 31, 1995 and 1996, respectively, and $127.0 million for fiscal 1997. Cash used by operations is primarily due to net losses, which are partially offset by non-cash expenses, such as depreciation and amortization expense, deferred interest expense, preferred dividends on subsidiary preferred securities and changes in working capital items.

     The Company expects to continue to generate negative cash flows from operating activities while it emphasizes the development, construction and expansion of its Telecom Services business. Consequently, it does not anticipate that cash provided by operations will be sufficient to fund operating activities, future expansion of existing networks or the construction and acquisition of new networks in the near term. As the Company provides a greater volume of higher margin services, principally local exchange services, carries more traffic on its own facilities rather than ILEC facilities and obtains the right to use unbundled ILEC facilities, while experiencing decelerating increases in personnel and other SG&A expenses supporting its Telecom Services networks, any or all of which may not occur, the Company anticipates that cash used by operating activities will continue to improve in the near term.

CASH USED BY INVESTING ACTIVITIES

     Cash used by investing activities was $71.6 million and $135.2 million (net of $21.6 million received in connection with the sale of certain satellite equipment, including four teleports) in fiscal 1995 and 1996, respectively, $25.2 million (net of $21.1 million received in connection with the aforementioned equipment sale) and $82.3 million for the three months ended December 31, 1995 and 1996, respectively, and $429.9 million for fiscal 1997. Cash used by investing activities includes cash expended for the acquisition of property, equipment and other assets of $50.1 million and $122.3 million for fiscal 1995 and 1996, respectively, and $26.8 million and $50.8 million for the three months ended December 31, 1995 and 1996, respectively, and $269.6 million for fiscal 1997. Additionally, cash used by investing activities includes payments for construction of the Company's new headquarters of $1.5 million, $7.9 million and $29.4 million for fiscal 1996, the three months ended December 31, 1996 and fiscal 1997, respectively. The Company will continue to use cash in investing activities in 1998 and subsequent periods for the construction of new networks, the expansion of existing networks and potentially for acquisitions. The Company acquired assets under capital leases and through the issuance of debt or warrants of $38.7 million and $55.0 million in fiscal 1995 and 1996, respectively, $0.1 million and $19.5 million for the three months ended December 31, 1995 and 1996, respectively, and zero for fiscal 1997.

CASH PROVIDED (USED) BY FINANCING ACTIVITIES

     Financing activities provided $377.8 million and $360.2 million in fiscal 1995 and 1996, respectively, used $8.4 million and $0.2 million in the three months ended December 31, 1995 and 1996, respectively, and provided $315.7 million in fiscal 1997. Cash provided by financing activities primarily includes cash received in connection with the private placement of units consisting of the 13 1/2% Senior Discount Notes due 2005 (the "13 1/2% Notes") and warrants in August 1995, the 12 1/2% Notes and the 14 1/4% Preferred Stock in April 1996, the 11 5/8% Notes and the 14% Preferred Stock in March 1997 and the 6 3/4% Preferred Securities in September and October 1997. Historically, the funds to finance the Company's business acquisitions, capital expenditures, working capital requirements and operating losses have been obtained through public and private offerings of ICG and Holdings-Canada common shares, convertible subordinated notes, convertible preferred shares of Holdings-Canada, capital lease financings and various working capital sources, including credit facilities, in addition to the private placement of the securities previously mentioned.

     On March 11, 1997, Holdings completed a private placement of 11 5/8% Notes and 100,000 shares of 14% Preferred Stock for net proceeds of approximately $192.4 million. The Company believes the net proceeds of the private placement will improve its operating and financial flexibility over the near term because
(a) the 11 5/8% Notes do not require the payment of cash interest until 2002 and
(b) Holdings has the option to pay dividends on the 14% Preferred Stock in additional shares of 14% Preferred Stock prior to 2002 and the Preferred Stock is not mandatorily redeemable until 2008.

     The 11 5/8% Notes are unsecured senior obligations of Holdings (guaranteed by ICG) that mature on March 15, 2007. Interest will accrue at 11 5/8% per annum, beginning March 15, 2002, and is payable each March 15 and September 15, commencing September 15, 2002. Dividends on the 14% Preferred Stock are cumulative at a rate of 14% per annum and are payable quarterly in arrears each March 15, June 15, September 15 and December 15, commencing June 15, 1997. The 14% Preferred Stock has a liquidation preference of $1,000 per share, plus accrued and unpaid dividends, and is mandatorily redeemable in 2008. The 14% Preferred Stock is exchangeable, at the option of Holdings, into 14% senior subordinated exchange debentures of Holdings due 2008, at any time after the exchange is permitted under certain indenture restrictions.

     On September 24 and October 3, 1997, ICG Funding completed a private placement (guaranteed by ICG) of 2,645,000 6 3/4% Preferred Securities for net proceeds, after underwriting costs, of approximately $127.6 million. Dividends on the 6 3/4% Preferred Securities are payable quarterly in arrears each February 15, May 15, August 15 and November 15, and commenced November 15, 1997. The dividend is payable in cash through November 15, 2000, and in cash or shares of ICG common stock, at the option of ICG Funding, thereafter. The 6 3/4% Preferred Securities have a liquidation preference of $50 per security, plus accrued and unpaid dividends, and are mandatorily redeemable in 2009. The 6 3/4% Preferred Securities are exchangeable at any time prior to November 15, 2009 into shares of ICG Common Stock at a rate of 2.0812 shares of Common Stock per preferred security or $24.025 per share.

     As of December 31, 1997, an aggregate of approximately $60.2 million of capitalized lease obligations was due prior to December 31, 2001 and an aggregate accreted value of approximately $887.5 million was outstanding under the 13 1/2% Notes, the 12 1/2% Notes and the 11 5/8% Notes. The 13 1/2% Notes require payments of interest to be made in cash commencing March 15, 2001 and mature on September 15, 2005. The 12 1/2% Notes require payments of interest to be made in cash commencing November 1, 2001 and mature on May 1, 2006. The 11 5/8% Notes require payments of interest to be made in cash commencing March 15, 2002 and mature on March 15, 2007. The 6 3/4% Preferred Securities require payments of dividends to be made in cash and are being paid currently through November 15, 2000. In addition, the 14% Preferred Stock and the 14 1/4% Preferred Stock require payment of dividends to be made in cash commencing June 15, 2002 and August 1, 2001, respectively. As of December 31, 1997, the Company had $7.9 million of other indebtedness outstanding. The Company may also have additional payment obligations prior to such time, the amount of which cannot presently be determined. The Company's cash on hand and amounts expected to be available through vendor financing arrangements will provide sufficient funds necessary for the Company to expand its Telecom Services business as currently planned and to fund its operating deficits through the first quarter of 1999. With respect to indebtedness outstanding on December 31, 1997, the Company has cash interest payment obligations of approximately $113.3 million in 2001, $158.0 million in 2002 and $168.1 million in 2003. With respect to preferred securities currently outstanding, the Company has cash dividend obligations of approximately $8.9 million in each of 1998, 1999 and 2000, $21.5 million in 2001, $57.0 million in 2002 and $70.9 million in 2003. Accordingly, the Company may have to refinance a substantial amount of indebtedness and obtain substantial additional funds prior to March 2001. The Company's ability to do so will depend on, among other things, its financial condition at the time, restrictions in the instruments governing its indebtedness, and other factors, including market conditions, beyond the control of the Company. There can be no assurance that the Company will be able to refinance such indebtedness, including such capitalized leases, or obtain such additional funds, and if the Company is unable to effect such refinancings or obtain additional funds, the Company's ability to make principal and interest payments on its indebtedness or make payments of cash dividends on, or the mandatory redemption of, its preferred securities, would be adversely affected.

     On February 12, 1998, ICG Services completed a private placement of 10% Senior Discount Notes due 2008 for net proceeds, after underwriting costs, of approximately $291.6 million. Interest will accrue at 10% per annum, beginning February 15, 2003, and is payable each February 15 and August 15, commencing August 15, 2003. The Notes will be redeemable at the option of ICG Services, in whole or in part, on or after February 15, 2003.

CAPITAL EXPENDITURES

     The Company expects to continue to generate negative cash flows from operating activities over the near term while it emphasizes development, construction and expansion of its business and until the Company establishes a sufficient revenue-generating customer base. The Company's capital expenditures (including assets acquired under capital leases and excluding payments for construction of the Company's new headquarters) were $88.7 million and $177.3 million for fiscal 1995 and 1996, respectively, $26.9 million and $70.3 million for the three months ended December 31, 1995 and 1996, respectively, and $269.6 million for fiscal 1997. The Company anticipates that the expansion of existing networks, construction of new networks and further development of the Company's products and services will require capital expenditures of approximately $450.0 million during 1998, including capital expenditure requirements of NETCOM. To facilitate the expansion of its services and networks the Company has entered into equipment purchase agreements with various vendors under which the Company must purchase a substantial amount of equipment and other assets, including a full range of switching systems, fiber optic cable, network electronics, software and services. Actual capital expenditures will depend on numerous factors, including certain factors beyond the Company's control. These factors include the nature of future expansion and acquisition opportunities, economic conditions, competition, regulatory developments and the availability of equity, debt and lease financing.

OTHER CASH COMMITMENTS AND CAPITAL REQUIREMENTS

     The Company's operations have required and will continue to require significant capital expenditures for development, construction, expansion and acquisitions of telecommunications assets. Significant amounts of capital are required to be invested before revenue is generated, which results in initial negative cash flows. In addition to the Company's planned capitial expenditures, it has other cash commitments as described in the footnotes to the Company's audited Consolidated Financial Statements for the fiscal year ended December 31, 1997 included elsewhere herein.

     In view of the anticipated negative cash flows from operating activities, the continuing development of the Company's products and services, the expansion of existing networks and the construction, leasing and licensing of new networks, the Company will require additional amounts of cash in the future from outside sources. Management believes that the Company's cash on hand and amounts expected to be available through vendor financing arrangements will provide sufficient funds necessary for the Company to expand its Telecom Services business as currently planned and to fund its operating deficits through the first quarter of 1999. Additional sources of cash may include public and private equity and debt financings, sales of non-strategic assets, capitalized leases and other financing arrangements. The Company may require additional amounts of equity capital in the near term. In the past, the Company has been able to secure sufficient amounts of financing to meet its capital expenditure needs. There can be no assurance that additional financing will be available to the Company or, if available, that it can be obtained on terms acceptable to the Company.

     The failure to obtain sufficient amounts of financing could result in the delay or abandonment of some or all of the Company's development and expansion plans, which could have a material adverse effect on the Company's business. In addition, the inability to fund operating deficits with the proceeds of financings until the Company establishes a sufficient revenue generating customer base could have a material adverse effect on the Company's liquidity.

YEAR 2000 COMPLIANCE

     While the Company believes that its software applications are year 2000 complaint, there can be no assurance until the year 2000 occurs that all systems will then function adequately. Further, if the software applications of local exchange carriers, long distance carriers or others on whose services the Company depends are not year 2000 complaint, it could have a material adverse effect on the Company's financial condition and results of operations.

ACCOUNTING CHANGE

     During fiscal 1996, the Company changed its method of accounting for long-term telecom services contracts. Under the new method, the Company recognizes revenue as services are provided and continues to charge direct selling expenses to operations as incurred. The Company had previously recognized revenue in an amount equal to the noncancelable portion of the contract, which is a minimum of one year on a three-year or longer contract, at the inception of the contract and upon activation of service to the customer, to the extent of direct installation and selling expense incurred in obtaining customers during the period in which such revenue was recognized. Revenue recognized in excess of normal monthly billings during the year was limited to an amount which did not exceed such installation and selling expense. The remaining revenue from the contract had been recognized ratably over the remaining noncancelable portion of the contract. The Company believes the new method is preferable because it provides a better matching of revenue and related operating expenses and is more consistent with accounting practices within the telecommunications industry.

     As required by generally accepted accounting principles, the Company has reflected the effects of the change in accounting as if such change had been adopted as of October 1, 1995. The Company's results for fiscal 1996 include a charge of $3.5 million ($0.13 per share) relating to the cumulative effect of this change in accounting as of October 1, 1995. The effect of this change in accounting was not significant for fiscal 1996. If the new revenue recognition method had been applied retroactively, Telecom Services revenue would have decreased by $0.5 million and $0.7 million for fiscal 1994 and 1995, respectively. See the Company's Consolidated Financial Statements and the related notes thereto contained elsewhere in this Annual Report.

NEW ACCOUNTING STANDARD

     In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share" ("SFAS 128") which revises the calculation and presentation of Accounting Principles Board Opinion 15 and related interpretations. The Company adopted SFAS 128 for the fiscal year ending December 31, 1997, including the requirement for retroactive application. The adoption of SFAS 128 had no effect on the Company's reported loss per share.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------




THE BOARD OF DIRECTORS AND STOCKHOLDERS
ICG COMMUNICATIONS, INC.:

We have audited the accompanying consolidated balance sheets of ICG Communications, Inc. and subsidiaries as of December 31, 1996 and 1997 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the fiscal years ended September 30, 1995 and 1996, the three-month period ended December 31, 1996, and the fiscal year ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ICG Communications, Inc. and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for the fiscal years ended September 30, 1995 and 1996, the three-month period ended December 31, 1996, and the fiscal year ended December 31, 1997, in conformity with generally accepted accounting principles.

As explained in note 2 to the consolidated financial statements, during the fiscal year ended September 30, 1996, the Company changed its method of accounting for long-term telecom services contracts.



                                             KPMG PEAT MARWICK LLP


Denver, Colorado
February 19, 1998

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1996 AND 1997

-----------------------------------------------------------------------------

                                                              December 31,
                                                         ---------------------
ASSETS                                                      1996        1997
-------
                                                         ----------   --------
                                                             (in thousands)
Current assets:
    Cash and cash equivalents                            $  359,934    118,834
    Short-term investments available for sale (note 4)       32,601     98,181
    Receivables:
      Trade, net of allowance of $2,515 and $5,376 at
        December 31, 1996 and 1997, respectively             41,131     59,042
      Revenue earned, but unbilled                            6,053      8,599
      Due from affiliate (note 5)                                 -      9,384
      Other (note 8)                                          1,440      1,696
                                                         ---------- ----------
                                                             48,624     78,721
                                                         ---------- ----------

    Inventory                                                 2,845      3,901
    Prepaid expenses and deposits                             5,019     10,543
    Notes receivable, net                                       200          -
                                                         ---------- ----------

       Total current assets                                 449,223    310,180
                                                         ---------- ----------

Property and equipment (notes 6, 9 and 10)                  460,221    738,488
    Less accumulated depreciation                           (56,545)  (106,321)
                                                         ---------- ----------
       Net property and equipment                           403,676    632,167
                                                         ---------- ----------

Investments (note 3)                                          5,170         -
Long-term notes receivable from affiliate and others,
  net (note 5)                                                  623     10,375
Restricted cash (notes 11 and 14)                            13,333     38,749
Other assets, net of accumulated amortization:
    Goodwill (note 3)                                        31,881     77,562
    Deferred financing costs (note 10)                       21,963     23,196
    Transmission and other licenses                           8,526      6,031
    Other (note 7)                                            9,738      9,404
                                                         ---------- ----------
                                                             72,108    116,193
                                                         ---------- ----------

                                                         $  944,133  1,107,664
                                                         ========== ==========
                                                                  (Continued)

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS, CONTINUED

-----------------------------------------------------------------------------

                                                     December 31,
                                               -------------------------
LIABILITIES AND STOCKHOLDERS' DEFICIT             1996          1997
--------------------------------------
                                               ----------    -----------
                                                    (in thousands)
Current liabilities:
    Accounts payable                           $   24,813        29,143
    Accrued liabilities                            31,890        57,691
    Deferred revenue                                5,419         5,049
    Current portion of capital lease
      obligations (notes 9 and 14)                 24,683         5,637
    Current portion of long-term debt
      (note 10)                                       817         1,784
                                               ----------     ---------
          Total current liabilities                87,622        99,304
                                               ----------     ---------

Capital lease obligations, less
  current portion (note 9)                         71,146        66,939
Long-term debt, net of discount,
  less current portion (note 10)                  690,358       890,568
                                               ----------     ---------

    Total liabilities                             849,126     1,056,811
                                               ----------     ---------

Minority interests                                  1,967             -

Redeemable  preferred  stock of
    subsidiary  ($164.8  million
    and $301.2  million liquidation
    value at December 31, 1996 and
    1997, respectively) (notes 10
    and 11)                                       159,120       292,442
Company-obligated mandatorily
    redeemable preferred securities
    of subsidiary limited liability
    company which holds solely Company
    preferred stock ($133.4 million
    liquidation value at December 31,
    1997) (note 11)                                     -       127,729

Stockholders' deficit:
     Common stock (notes 1 and 12)                  8,088           647
     Additional paid-in capital                   294,472       326,318
     Accumulated deficit                         (368,640)     (696,283)
                                               ----------     ---------
          Total stockholders' deficit             (66,080)     (369,318)
                                               ----------     ---------

Commitments and contingencies
     (notes 8, 9, 10, 11 and 14)               $  944,133     1,107,664
                                               ==========     =========

          See accompanying notes to consolidated financial statements.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FISCAL YEARS ENDED SEPTEMBER 30, 1995 AND 1996,
THE THREE MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996,
AND FISCAL YEAR ENDED DECEMBER 31, 1997

-----------------------------------------------------------------------------


                                               Fiscal years ended
                                                 September 30,

                                          -----------------------------
                                              1995           1996
                                          -------------- --------------
                                                  (unaudited)
                                      (in thousands, except per share data)
Revenue:
  Telecom services (note 2)               $     32,330        87,681
  Network services (note 17)                    58,778        60,116
  Satellite services (note 13)                  20,502        21,297
                                          -------------- --------------

     Total revenue                             111,610       169,094
                                          -------------- --------------

Operating costs and expenses:
  Operating costs                               78,846       135,253
  Selling, general and administrative
    expenses                                    62,954        76,725
  Depreciation and amortization (note 2)        16,624        30,368
  Net loss (gain) on disposal of
    long-lived assets (note 3)                     241         5,128
  Provision for impairment of
    long-lived assets (note 3)                   7,000         9,994
                                          -------------- --------------
     Total operating costs and expenses        165,665       257,468
                                          -------------- --------------

     Operating loss                            (54,055)      (88,374)

Other income (expense):
  Interest expense (note 10)                   (24,368)      (85,714)
  Interest income                                4,162        19,300
  Other, net (note 10)                            (523)       (3,877)
                                          -------------- --------------
                                               (20,729)      (70,291)
                                          -------------- --------------
Loss before income taxes, minority
  interest, share of losses and
  cumulative effect of change in
  accounting                                   (74,784)     (158,665)
Income tax benefit (note 15)                         -         5,131
                                          -------------- --------------
Loss before minority interest, share of
  losses and cumulative effect of
  change in accounting                         (74,784)     (153,534)
Minority interest in share of losses, net
  of accretion and preferred dividends
  on preferred securities of subsidiaries
  (note 11)                                     (1,123)      (25,306)
Share of losses of joint venture and
  investment (note 3)                             (741)       (1,814)
                                          -------------- --------------
Loss before cumulative effect of change
  in accounting                                (76,648)     (180,654)
Cumulative effect of change in accounting            -        (3,453)
                                          -------------- --------------
      Net loss                            $    (76,648)     (184,107)
                                          ============== ==============

Loss per share - basic and diluted:
  Loss before cumulative effect of
    change in accounting                  $      (3.25)       (6.70)
  Cumulative effect of change in
    accounting                                       -        (0.13)
                                          ------------- ---------------
    Loss per share - basic and
      diluted                             $      (3.25)       (6.83)
                                          ============= ==============

Weighted average number of shares
  outstanding - basic and diluted               23,604        26,955
                                         ============== ==============



                                                                   Fiscal year
                                          Three months ended         ended
                                             December 31,          December 31,
                                       ------------------------    -----------
                                          1995          1996          1997
                                       ----------    ----------    ----------
                                                     (unaudited)
                                       (in thousands, except per share data)
Revenue:
  Telecom services (note 2)            $   13,513        34,787      177,690
  Network services (note 17)               15,718        15,981       65,678
  Satellite services (note 13)              6,168         6,188       29,986
                                        ---------     ---------    ---------

     Total revenue                         35,399        56,956      273,354
                                        ---------     ---------    ---------

Operating costs and expenses:
  Operating costs                          27,110        49,929      246,418
  Selling, general and administrative
    expenses                               18,628        24,253      150,767
  Depreciation and amortization (note 2)    4,919         9,825       57,081
  Net loss (gain) on disposal of
    long-lived assets (note 3)              1,030          (772)         671
  Provision for impairment of
    long-lived assets (note 3)                  -             -       11,950
                                        ---------     ---------    ---------
     Total operating costs and expenses    51,687        83,235      466,887
                                        ---------     ---------    ---------

     Operating loss                       (16,288)      (26,279)    (193,533)

Other income (expense):
  Interest expense (note 10)              (15,215)      (24,454)    (117,545)
  Interest income                           3,750         5,962       21,907
  Other, net (note 10)                          7           (64)        (660)
                                        ---------     ---------    ---------
                                          (11,458)      (18,556)     (96,298)
                                        ---------     ---------    ---------
Loss before income taxes, minority
  interest, share of losses and
  cumulative effect of change in
  accounting                              (27,746)      (44,835)    (289,831)
Income tax benefit (note 15)                    -             -            -
                                        ---------     ---------    ---------
Loss before minority interest, share of
  losses and cumulative effect of
  change in accounting                    (27,746)      (44,835)    (289,831)
Minority interest in share of losses, net
  of accretion and preferred dividends
  on preferred securities of subsidiaries
  (note 11)                                (3,215)       (4,988)     (37,812)
Share of losses of joint venture and
  investment (note 3)                        (228)            -            -
                                        ---------     ---------    ---------
Loss before cumulative effect of change
  in accounting                           (31,189)      (49,823)    (327,643)
Cumulative effect of change in accounting  (3,453)            -            -
                                        ---------     ---------    ---------
      Net loss                         $  (34,642)      (49,823)    (327,643)
                                        =========     =========    =========

Loss per share - basic and diluted:
  Loss before cumulative effect of
    change in accounting               $    (1.24)        (1.56)      (10.11)
  Cumulative effect of change in
    accounting                              (0.14)            -            -
                                        ---------     ---------    ---------
    Loss per share - basic and
      diluted                               (1.38)        (1.56)      (10.11)
                                        =========     =========    =========

Weighted average number of shares
  outstanding - basic and diluted          25,139        31,840       32,399
                                        =========     ==========   =========



            See accompanying notes to consolidated financial statements.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FISCAL YEARS ENDED SEPTEMBER 30, 1995 AND 1996, THE
THREE MONTHS ENDED DECEMBER 31, 1996, AND FISCAL YEAR ENDED DECEMBER 31, 1997

------------------------------------------------------------------------------


                                                           Common stock
                                                       Shares        Amount

                                                     -----------    ----------
                                                          (in thousands)

BALANCES AT OCTOBER 1, 1994                             17,047      $  95,606
  Shares issued for cash (note 12):
    Public offering and private placements               6,312         84,498
    Public offering and private placement costs              -         (6,162)
    Exercise of options and warrants                       338          1,471
  Shares issued as repayment of debt and related
    accrued interest (note 10)                             683          9,482
  Shares issued in connection with business
    combinations (note 3)                                  130          1,737
  Conversion of ICG Holdings (Canada), Inc.
    preferred shares                                       302          2,000
  Shares issued as contribution to 401(k) plan
    (note 16)                                               38            490
  Warrants issued in connection with offerings
    (notes 10, 11 and 12)                                    -              -
  Change in foreign currency translation adjustment          -              -
  Compensation expense related to issuance of
    common stock options                                     -              -
  Shares issued in exchange for investments and
    other assets                                           123          1,398
  Shares issued as payment of trade payables                18            233
  Net loss                                                   -              -
                                                     ----------     ----------
BALANCES AT SEPTEMBER 30, 1995                          24,991         190,753
  Shares issued for cash in connection with the
    exercise of options and warrants                     1,522           1,742
  Shares issued as repayment of debt and related
    accrued interest (note 10)                             130            687
  Shares issued in connection with business
    combinations (note 3)                                   64            749
  Conversion of ICG Holdings (Canada), Inc.
    preferred shares                                       496          3,780
  Shares issued as contribution to 401(k) plan
    (note 16)                                               87            856
  Shares issued upon conversion of subordinated
    notes (note 10)                                      4,413         76,336
  Repurchase of warrants                                     -              -
  Compensation expense related to issuance of
    common stock options                                     -              -
  Exchange of ICG Holdings (Canada), Inc. common
    shares for ICG common stock                              -       (248,682)
  Net loss                                                   -              -
                                                      ---------    ----------
BALANCES AT SEPTEMBER 30, 1996                          31,703     $   26,221
                                                                  (Continued)


                                                                        Total
                                               Additional               stock-
                                                 paid-in  Accumulated  holders'
                                                 capital    deficit    equity
                                                                      (deficit)
                                               ---------- ----------- ---------
                                                          (in thousands)

BALANCES AT OCTOBER 1, 1994                         2,200   (58,024)    39,782
  Shares issued for cash (note 12):
    Public offering and private placements              -         -     84,498
    Public offering and private placement costs         -         -     (6,162)
    Exercise of options and warrants                    -         -      1,471
  Shares issued as repayment of debt and related
    accrued interest (note 10)                          -         -      9,482
  Shares issued in connection with business
    combinations (note 3)                               -         -      1,737
  Conversion of ICG Holdings (Canada), Inc.
    preferred shares                                    -         -      2,000
  Shares issued as contribution to 401(k) plan
    (note 16)                                           -         -        490
  Warrants issued in connection with offerings
    (notes 10, 11 and 12)                          24,134         -     24,134
  Change in foreign currency translation adjustment     -       (38)       (38)
  Compensation expense related to issuance of
    common stock options                              158         -        158
  Shares issued in exchange for investments and
    other assets                                        -         -      1,398
  Shares issued as payment of trade payables            -         -        233
  Net loss                                              -   (76,648)   (76,648)
                                                  -------  --------    -------
BALANCES AT SEPTEMBER 30, 1995                     26,492  (134,710)    82,535
  Shares issued for cash in connection with the
    exercise of options and warrants                  152         -      1,894
  Shares issued as repayment of debt and related
    accrued interest (note 10)                          -         -        687
  Shares issued in connection with business
    combinations (note 3)                               -         -        749
  Conversion of ICG Holdings (Canada), Inc.
    preferred shares                                    -         -      3,780
  Shares issued as contribution to 401(k) plan
    (note 16)                                         300         -      1,156
  Shares issued upon conversion of subordinated
    notes (note 10)                                     -         -     76,336
  Repurchase of warrants                           (2,671)        -     (2,671)
  Compensation expense related to issuance of
    common stock options                               53         -         53
  Exchange of ICG Holdings (Canada), Inc. common
    shares for ICG common stock                   248,682         -          -
  Net loss                                              -  (184,107)  (184,107)
                                                  -------  --------   --------
BALANCES AT SEPTEMBER 30, 1996                    273,008  (318,817)   (19,588)
                                                                  (Continued)

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT), CONTINUED

-----------------------------------------------------------------------------



                                                          Common stock
                                                       Shares         Amount
                                                     ----------     ----------
                                                          (in thousands)
  Shares issued for cash in connection with the
    exercise of options and warrants                     132      $    1,800
  Shares issued in connection with business
    combination (note 3)                                  18               -
  Shares issued as contribution to 401(k) plan
    (note 16)                                             19               -
  Shares issued upon conversion of subordinated
    notes (note 10)                                       23             417
  Exchange of ICG Holdings (Canada), Inc. common
    shares for ICG common stock                            -         (20,350)
  Net loss                                                 -               -
                                                    --------       ---------
BALANCES AT DECEMBER 31, 1996                         31,895           8,088
  Shares issued for cash in connection with the
    exercise of options and warrants                     938               5
  Shares issued in connection with business
    combination (note 3)                                 687               7
  Shares issued for cash in connection with
    employee stock purchase plan                         109               1
  Shares issued as contribution to 401(k)
    plan (note 16)                                       179               2
  Exchange of ICG Holdings (Canada), Inc. common
    shares for ICG common stock                            -          (7,456)
  Net loss                                                 -               -
                                                    --------      ----------
BALANCES AT DECEMBER 31, 1997                         33,808      $      647
                                                    ========      ==========





                                                                         Total
                                                Additional               stock
                                                  paid-in  Accumulated  holders'
                                                  capital   deficit     equity
                                                                       (deficit)
                                               ----------  ----------- ---------
                                                         (in thousands)
  Shares issued for cash in connection with the
    exercise of options and warrants                 284         -       2,084
  Shares issued in connection with business
    combination (note 3)                             350         -         350
  Shares issued as contribution to 401(k) plan
    (note 16)                                        480         -         480
  Shares issued upon conversion of subordinated
    notes (note 10)                                    -         -         417
  Exchange of ICG Holdings (Canada), Inc. common
    shares for ICG common stock                   20,350         -           -
  Net loss                                             -   (49,823)    (49,823)
                                                 -------  --------    --------
BALANCES AT DECEMBER 31, 1996                    294,472  (368,640)    (66,080)
  Shares issued for cash in connection with the
    exercise of options and warrants               4,111         -       4,116
  Shares issued in connection with business
    combination (note 3)                          15,953         -      15,960
  Shares issued for cash in connection with
    employee stock purchase plan                   1,318         -       1,319
  Shares issued as contribution to 401(k)
    plan (note 16)                                 3,008         -       3,010
  Exchange of ICG Holdings (Canada), Inc. common
    shares for ICG common stock                    7,456         -           -
  Net loss                                             -  (327,643)   (327,643)
                                                 -------  --------    --------
BALANCES AT DECEMBER 31, 1997                    326,318  (696,283)   (369,318)
                                                 =======  ========    ========


          See accompanying notes to consolidated financial statements.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FISCAL YEARS ENDED SEPTEMBER 30, 1995 AND 1996,
THE THREE MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1996,
AND FISCAL YEAR ENDED DECEMBER 31, 1997

-----------------------------------------------------------------------------


                                                        Fiscal years ended
                                                          September 30,
                                                    --------------------------
                                                        1995          1996
                                                    ------------- ------------
                                                           (unaudited)
                                                          (in thousands)
Cash flows from operating activities:
  Net loss                                           $ (76,648)      (184,107)
  Adjustments to reconcile net loss to net cash
    used by operating activities:
    Cumulative effect of change in accounting                -          3,453
    Share of losses of joint venture and investment        741          1,814
    Minority interest in share of losses, net of
      accretion and non-cash preferred dividends
      on preferred securities of subsidiaries              656         24,279
    Depreciation and amortization                       16,624         30,368
    Compensation expense related to issuance of
      common stock options                                 158             53
    Interest expense deferred and included in
      long-term debt                                    14,068         63,951
    Amortization of deferred financing costs
      included in interest expense                         989          2,573
    Write-off of non operating assets                        -          2,650
    Contribution to 401(k) plan through issuance
      of common shares                                     490          1,156
    Deferred income tax benefit                              -         (5,329
    Provision for impairment of long-lived assets        7,000          9,994
    Net loss (gain) on disposal of long-lived
      assets                                               241          5,128
    Change in operating assets and liabilities,
      excluding the effects of business acquisitions,
      dispositions and non-cash transactions:
        Receivables                                     (6,092)       (13,293)
        Inventory                                         (447)        (1,200)
        Prepaid expenses and deposits                   (2,482)        (2,975)
        Accounts payable and accrued liabilities           514         16,674
        Deferred revenue                                 1,390          1,454
                                                    -----------     ---------

          Net cash used by operating activities    $   (42,798)      (43,357)
                                                    -----------     ---------
Cash flows from investing activities:
  (Increase) decrease in notes receivable from
     affiliate and others                           $      348             4
  Advances to affiliates                                (2,184)         (109)
  Investment in and advances to joint venture           (5,452)       (4,308)
  Payments for business acquisitions, net of cash
    acquired                                            (8,168)       (8,441)
  Acquisition of property, equipment and other
    assets                                             (50,066)     (122,277)
  Payments for construction of new headquarters              -        (1,501)
  Proceeds from disposition of property, equipment
    and other assets                                         -        21,593
  Purchase of short-term investments                         -        (6,832)
  Increase in restricted cash                                -       (13,333)
  Other investments                                     (6,061)            -
                                                     ----------    ----------
    Net cash used by investing activities           $  (71,583)     (135,204)
                                                     ----------    ----------


                                                    Three months    Fiscal year
                                                        ended          ended
                                                     December 31,     December
                                                  ------------------     31,
                                                     1995      1996     1997
                                                   --------  -------  --------
                                                          (unaudited)
                                                         (in thousands)
Cash flows from operating activities:
  Net loss                                         (34,642)  (49,823)  (327,643)
  Adjustments to reconcile net loss to net cash
    used by operating activities:
    Cumulative effect of change in accounting        3,453         -          -
    Share of losses of joint venture and investment    228         -          -
    Minority interest in share of losses, net of
      accretion and non-cash preferred dividends
      on preferred securities of subsidiaries        2,188     4,988     35,457
    Depreciation and amortization                    4,919     9,825     57,081
    Compensation expense related to issuance of
      common stock options                              14         -          -
    Interest expense deferred and included in
      long-term debt                                12,004    22,087    102,947
    Amortization of deferred financing costs
      included in interest expense                     527       612      2,514
    Write-off of non operating assets                    -         -        200
    Contribution to 401(k) plan through issuance
      of common shares                                 405       480      3,010
    Deferred income tax benefit                          -         -          -
    Provision for impairment of long-lived assets        -         -     11,950
    Net loss (gain) on disposal of long-lived
      assets                                         1,030      (772)       671
    Change in operating assets and liabilities,
      excluding the effects of business
      acquisitions, dispositions and non-cash
      transactions:
        Receivables                                 (3,742)   (7,790)   (24,452)
        Inventory                                     (272)      361     (2,822)
        Prepaid expenses and deposits                 (459)     (910)    (5,405)
        Accounts payable and accrued liabilities     8,970     9,731     19,908
        Deferred revenue                               779     2,575       (370)
                                                  --------   -------   --------

          Net cash used by operating activities   $ (4,598)   (8,636)  (126,954)
                                                  --------   -------   --------
Cash flows from investing activities:
  (Increase) decrease in notes receivable from
     affiliate and others                         $ (1,263)      133     (9,552)
  Advances to affiliates                               (15)        -          -
  Investment in and advances to joint venture            -         -          -
  Payments for business acquisitions, net of cash
    acquired                                             -         -    (45,861)
  Acquisition of property, equipment and other
    assets                                         (26,798)  (50,818)  (269,593)
  Payments for construction of new headquarters          -    (7,945)   (29,432)
  Proceeds from disposition of property, equipment
    and other assets                                21,146     2,057     15,567
  Purchase of short-term investments                (4,979)  (25,769)   (65,580)
  Increase in restricted cash                      (13,333)        -    (25,416)
  Other investments                                      -         -          -
                                                  --------   -------   --------
    Net cash used by investing activities        $ (25,242)  (82,342)  (429,867)
                                                  --------   -------   --------
                                                                 (Continued)


ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

------------------------------------------------------------------------------


                                                         Fiscal years ended
                                                            September 30,
                                                      -----------------------
                                                        1995          1996
                                                     ------------  ----------
                                                          (unaudited)
                                                         (in thousands)

Cash flows from financing activities:
  Proceeds from issuance of common stock:
    Common stock offering                             $ 84,498           -
    Business combination (note 3)                            -           -
    Exercise of stock options and warrants               1,471       1,894
    Employee stock purchase plan                             -           -
  Proceeds from issuance of redeemable preferred
    securities of subsidiaries, net of issuance
    costs                                               28,800     144,000
  Proceeds from issuance of convertible preferred
    stock of subsidiary                                 16,000           -
  Offering costs related to common and preferred
    stock offerings                                     (5,565)          -
  Redemption of preferred shares                        (3,800)     (5,570)
  Repurchase of redeemable preferred stock of
    subsidiary and payment of accrued dividend               -     (32,629)
  Repurchase of redeemable warrants                          -      (2,671)
  Proceeds from issuance of short-term debt                  -      17,500
  Principal payments on short-term debt                      -     (21,192
  Proceeds from issuance of long-term debt             305,613     300,034
  Deferred debt issuance costs                         (13,641)    (11,915)
  Principal payments on long-term debt                 (29,333)    (16,920)
  Principal payments on capital lease obligations       (6,271)    (12,304)
                                                     ----------   ---------
    Net cash provided (used) by financing
      activities                                       377,772      360,227
                                                     ----------   ---------
    Net (decrease) increase in cash and cash
      equivalents                                      263,391      181,666
Cash and cash equivalents, beginning of period           6,025      269,416
                                                     ----------   ---------
Cash and cash equivalents, end of period              $269,416      451,082
                                                     ==========   =========
Supplemental disclosure of cash flows information:

  Cash paid for interest                              $  9,311        19,190
                                                     ==========   ==========

Supplemental schedule of non-cash investing and
  financing activities:
    Common shares issued in connection with
      business combinations, repayment of debt or
      conversion of liabilities to equity             $ 11,452        77,772
                                                     ==========   ==========
    Common shares issued in exchange for notes
      receivable, investments and other assets        $  1,398             -
                                                     ==========   ==========
    Assets acquired under capital leases and
      through the issuance of debt or warrants
      (note 14)                                       $ 38,670        55,030
                                                     ==========   ==========
    Reclassification of investment in joint
      venture to long-term notes receivable           $  6,882             -
                                                     ==========   ==========
    Conversion of notes receivable related to
      business combinations                           $  6,330             -
                                                     ==========   ==========
      Capitalized interest on assets under
      construction                                    $      -         4,916
                                                     ==========   ==========

          See accompanying notes to consolidated financial statements.




                                                                         Fiscal
                                                                          year
                                                     Three months ended  ended
                                                        December 31,   December
                                                     ------------------    31,
                                                       1995      1996     1997
                                                     --------  --------  ------
                                                           (unaudited)
                                                          (in thousands)

Cash flows from financing activities:
  Proceeds from issuance of common stock:
    Common stock offering                        $        -         -         -
    Business combination (note 3)                         -         -    15,960
    Exercise of stock options and warrants              101     2,084     4,116
    Employee stock purchase plan                          -         -     1,319
  Proceeds from issuance of redeemable preferred
    securities of subsidiaries, net of issuance
    costs                                                 -         -   223,628
  Proceeds from issuance of convertible preferred
    stock of subsidiary                                   -         -         -
  Offering costs related to common and preferred
    stock offerings                                       -         -         -
  Redemption of preferred shares                     (5,570)        -         -
  Repurchase of redeemable preferred stock of
    subsidiary and payment of accrued dividend            -         -         -
  Repurchase of redeemable warrants                       -         -         -
  Proceeds from issuance of short-term debt          17,500         -         -
  Principal payments on short-term debt              (3,692)        -         -
  Proceeds from issuance of long-term debt                -         -    99,908
  Deferred debt issuance costs                            -         -    (3,554)
  Principal payments on long-term debt              (13,761)     (279)   (1,598)
  Principal payments on capital lease obligations    (2,991)   (1,975)  (24,058)
                                                    -------   -------  --------
    Net cash provided (used) by financing
      activities                                     (8,413)     (170)  315,721
                                                    -------   -------  --------
    Net (decrease) increase in cash and cash
      equivalents                                   (38,253)  (91,148) (241,100)
Cash and cash equivalents, beginning of period      269,416   451,082   359,934
                                                    -------   -------  --------
Cash and cash equivalents, end of period          $ 231,163   359,934   118,834
                                                    =======   =======  ========
Supplemental disclosure of cash flows information:

  Cash paid for interest                          $   2,684     1,755    12,084
                                                    =======   =======  ========

Supplemental schedule of non-cash investing and
  financing activities:
    Common shares issued in connection with
      business combinations, repayment of debt or
      conversion of liabilities to equity         $       -       350         -
                                                    =======   =======  ========
    Common shares issued in exchange for notes
      receivable, investments and other assets    $       -         -         -
                                                    =======   =======  ========
    Assets acquired under capital leases and
      through the issuance of debt or warrants
      (note 14)                                   $      84    19,479         -
                                                    =======   =======  ========
    Reclassification of investment in joint
      venture to long-term notes receivable       $       -         -         -
                                                    =======   =======  ========
    Conversion of notes receivable related to
      business combinations                       $       -         -         -
                                                    =======   =======  ========
      Capitalized interest on assets under
      construction                                $       -     1,966     3,179
                                                    =======   =======  ========


ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1997
--------------------------------------------------------------------------------

(1)  ORGANIZATION AND NATURE OF BUSINESS

     ICG Communications, Inc., a Delaware corporation ("ICG"), was incorporated on April 11, 1996, for the purpose of becoming the new publicly-traded U.S. parent company of ICG Holdings (Canada), Inc., a Canadian federal corporation ("Holdings-Canada"), ICG Holdings, Inc., a Colorado corporation ("Holdings"), and its subsidiaries. Pursuant to a Plan of Arrangement (the "Arrangement"), which was approved by Holdings-Canada shareholders on July 30, 1996, and by the Ontario Court of Justice on August 2, 1996, each shareholder of Holdings-Canada exchanged their common shares on a one-for-one basis for either (i) shares of $.01 par value common stock of ICG (the "Common Stock"), or (ii) Class A common shares of Holdings-Canada (which are exchangeable at any time on a one-for-one basis into shares of ICG Common Stock). On August 2, 1996, 28,795,132, or approximately 98%, of the total issued and outstanding common shares of Holdings-Canada were exchanged for an equal number of shares of Common Stock of ICG. In accordance with generally accepted accounting principles, the Arrangement was accounted for in a manner similar to a pooling of interests since ICG and Holdings-Canada had common shareholders, and the number of shares outstanding and the weighted average number of shares outstanding reflect the equivalent shares outstanding for the combined companies. On September 17, 1997, ICG formed a new special purpose entity, ICG Funding, LLC, a Delaware limited liability company and wholly owned subsidiary of ICG ("ICG Funding"). ICG and its subsidiaries are collectively referred to as the "Company."

     The Company's principal business activity is telecommunications services, including Telecom Services, Network Services and Satellite Services, and as of January 21, 1998, the Company also began providing Internet Services, through its recently acquired subsidiary, NETCOM On-Line Communication Services, Inc. ("NETCOM"). Telecom Services consists of the Company's competitive local exchange carrier operations which provide services to business end users, long distance carriers and resellers. Network Services supplies information technology services and selected networking products, focusing on network design, installation, maintenance and support for a variety of end users, including Fortune 1000 firms and other large businesses and telecommunications companies. Satellite Services provides satellite voice and data services to major cruise ship lines, the commercial shipping industry, yachts, the U.S. Navy and offshore oil platforms. The Company intends to dispose of its Satellite Services operations to better focus on its core Telecom Services unit, although it has not entered into a formal arrangement for such dispostion. Beginning in 1998, the Company's Internet Services includes Internet access, World Wide Web (the "Web") site hosting services and other value-added connectivity services, which are primarily targeted to small and medium-sized business customers in the United States, Canada and the United Kingdom.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  BASIS OF PRESENTATION

          The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and include the accounts of the Company and its majority and wholly owned subsidiaries. Financial information prior to the completion of the Arrangement on August 2, 1996 represents the financial position and results of operations of Holdings-Canada and Holdings, which are considered to be predecessor entities to ICG.

          All significant intercompany accounts and transactions have been eliminated in consolidation.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
------------------------------------------------------------------------------

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     (b)  CHANGE IN FISCAL YEAR END

          The Company changed its fiscal year end to December 31 from September 30, effective January 1, 1997. References to fiscal 1995, 1996 and 1997 relate to the years ended September 30, 1995 and 1996 and December 31, 1997, respectively.

          Unaudited consolidated statements of operations and cash flows for the three months ended December 31, 1995 have been included in the
          accompanying   consolidated   financial   statements  for  comparative
          purposes.

     (c)  CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS AVAILABLE FOR SALE

          The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company invests primarily in high grade short-term investments which consist of money market instruments, commercial paper, certificates of deposit, government obligations and corporate bonds, all of which are considered to be available for sale and generally have maturities of one year or less. The Company's short-term investment objectives are safety, liquidity and yield, in that order. The Company carries all cash equivalents and short-term investments at cost, which approximates fair value.

     (d)  INVENTORY

          Inventory, consisting of satellite systems equipment and equipment to be utilized in the installation of communications systems, services and networks for customers, is recorded at the lower of cost or market, using the first-in, first-out method of accounting for cost.

     (e)  INVESTMENTS

          Investments in joint ventures are accounted for using the equity method, under which the Company's share of earnings or losses of the joint ventures are reflected in operations and dividends are credited against the investment when received. Losses recognized in excess of the Company's investment due to additional investment or financing requirements, or guarantees, are recorded as a liability in the consolidated financial statements. Other investments representing an interest of 20% or more, but less than 50%, are accounted for using the equity method of accounting. Investments of less than a 20% equity interest are accounted for using the cost method, unless the Company exercises significant influence and/or control over the operations of the investee company, in which case the equity method is used.

     (f)  PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost. Costs of construction are capitalized, including interest costs related to construction. Equipment held under capital leases is stated at the lower of the fair value of the asset or the net present value of the minimum lease payments at the inception of the lease. For equipment held under capital leases, depreciation is provided using the straight-line method over the estimated useful lives of the assets owned, or the related lease term, whichever is shorter.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
-----------------------------------------------------------------------------

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


          Estimated useful lives of major categories of property and equipment are as follows:

          Office furniture and equipment          3 to 7 years
          Buildings and improvements                31.5 years
          Machinery and equipment                 3 to 8 years
          Switch equipment                            10 years
          Fiber optic transmission system             20 years

          The Company capitalizes the direct costs associated with the installation of dial tone customers' service, including labor and an allocation of overhead costs, and amortizes these costs over two years, the estimated average customer contract term.

     (g)  OTHER ASSETS

          Amounts related to the acquisition of transmission and other licenses are recorded at cost and amortized over 20 years using the straight-line method. Goodwill results from the application of the purchase method of accounting for business combinations and is amortized over a maximum of 20 years using the straight-line method.

          Rights of way, minutes of use, and non-compete agreements are recorded at cost, and amortized using the straight-line method over the terms of the agreements, ranging from 2 to 12 years.

          Amortization of deferred financing costs is provided over the life of the related financing agreement, the maximum term of which is 10 years.

     (h)  USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

     (i)  REVENUE RECOGNITION

          The Company recognizes Telecom Services and Satellite Services revenue as services are provided and charges direct selling expenses to operations as incurred. Revenue from Network Services contracts for the design and installation of communication systems and networks, which are generally short-term in duration, is recognized using the percentage of completion method of accounting. Maintenance revenue is recognized as services are provided. Uncollectible trade receivables are accounted for using the allowance method.

          Revenue which has been earned under the percentage of completion method, but has not been billed to the customer is included in receivables-revenue earned, but unbilled in the consolidated financial

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
------------------------------------------------------------------------------

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          statements. Deferred revenue includes monthly advance billings to customers for certain services provided by the Company's Telecom Services and Satellite Services, as well as Network Services revenue which has been billed to the customer in compliance with contract terms, but not yet earned under the percentage of completion method.

          Prior to January 1, 1996, the Company recognized Telecom Services revenue in an amount equal to the non-cancelable portion of the contract, which is a minimum of one year on a three-year or longer contract, at the inception of the contract and upon activation of service to the customer to the extent of direct installation and selling expenses incurred in obtaining customers during the period in which such revenue was recognized. Revenue recognized in excess of normal monthly billings during the year was limited to an amount which did not exceed such installation and selling expense. The remaining revenue from the contract was recognized ratably over the remaining non-cancelable portion of the contract. The Company believes the new method is preferable because it provides a better matching of revenue and related operating expenses and is more consistent with accounting practices within the telecommunications industry. As required by generally accepted accounting principles, the Company has reflected the effects of the change in accounting as if such change had been adopted as of October 1, 1995, and has included in the results of operations for fiscal 1996 a charge of approximately $3.5 million relating to the cumulative effect of this change in accounting. Other than the cumulative effect of adopting this new method of accounting, the effect of this change in accounting for the periods presented was not significant.

     (j)  INCOME TAXES

          The  Company  accounts  for  income  taxes  under  the  provisions  of
          Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (k)  LOSS PER SHARE

          Loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding. Weighted average number of shares outstanding for fiscal year 1995 and the three months ended December 31, 1995 represents outstanding Holdings-Canada common shares. Weighted average number of shares outstanding for fiscal 1996, the three months ended December 31, 1996 and fiscal 1997 represents Holdings-Canada common shares outstanding for the period
          October 1, 1995 through August 2, 1996, and combined ICG Common Stock and Holdings-Canada Class A common shares outstanding for the periods subsequent to August 5, 1996.

          In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share ("SFAS 128") which revises the calculation and presentation provisions of Accounting Principles Board

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
------------------------------------------------------------------------------

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          Opinion No. 15 and related interpretations. Under SFAS 128, basic loss per share is computed on the basis of weighted average common shares outstanding. Diluted loss per share considers potential common stock instruments in the calculation. The Company adopted SFAS 128 for its fiscal year ending December 31, 1997, including the requirement for retroactive application. The adoption of SFAS 128 had no effect on the Company's previously reported loss per share. Potential common stock instruments, which include options, warrants and convertible subordinated notes and preferred securities, are not included in the loss per share calculation as their effect is anti-dilutive.

     (l)  STOCK-BASED COMPENSATION

          The Company accounts for its stock-based employee and non-employee director compensation plans using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations ("APB 25"). The Company has provided pro forma disclosures of net loss and loss per share as if the fair value based method of accounting for these plans, as prescribed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), had been applied. Pro forma disclosures include the effects of employee and non-employee director stock options granted during fiscal 1996, the three months ended December 31, 1996 and fiscal 1997.

     (m)  IMPAIRMENT OF LONG-LIVED ASSETS

          The Company provides for the impairment of long-lived assets pursuant to Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS 121") which requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.
          An  impairment   loss  is  recognized   when  estimated undiscounted
          future cash flows expected to be generated by the asset is less than its carrying value. Measurement of the impairment loss is based on the fair value of the asset, which is generally determined using valuation techniques such as the discounted present value of expected future cash flows.

     (n)  RECLASSIFICATIONS

          Certain prior period amounts have been reclassified to conform with the current period's presentation.

(3)  BUSINESS COMBINATIONS AND INVESTMENTS

     (a)  ACQUISITION DURING FISCAL 1997

          On October 17, 1997, the Company purchased approximately 91% of the outstanding capital stock of Communications Buying Group, Inc. ("CBG"), an Ohio based local exchange and centrex reseller. The Company paid total consideration of approximately $46.5 million, plus the assumption of certain liabilities. Separately, on October 17,

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
------------------------------------------------------------------------------

(3)  BUSINESS COMBINATIONS AND INVESTMENTS (continued)

          1997, the Company sold 687,221 shares of Common Stock for approximately $16.0 million to certain shareholders of CBG. Subsequent to December 31,1997, the Company purchased the remaining approximately 9% interest in CBG for approximately $2.9 million in cash.

          The Company has accounted for the acquisition under the purchase method of accounting, and accordingly, the operations of CBG have been included in the Company's operations since the acquisition date. The excess of the purchase price over the fair value of the net identifiable assets acquired of $48.8 million has been recorded as goodwill and is being amortized on a straight-line basis over six years. Revenue, net loss and loss per share on a pro forma combined basis are not significantly different from the Company's historical results for the periods presented herein.

     (b)  ACQUISITIONS AND INVESTMENTS DURING FISCAL 1996

          In January 1996, the Company purchased the remaining 49% minority interest of Fiber Optic Technologies, Inc. ("FOTI"), making FOTI a wholly owned subsidiary. Consideration for the purchase was approximately $2.0 million in cash and 66,236 common shares of Holdings-Canada valued at approximately $0.8 million, for total consideration of approximately $2.8 million.

          In February 1996, the Company entered into an agreement with Linkatel California, L.P. ("Linkatel") and its other partners, Linkatel Communications, Inc. and The Copley Press, Inc., under which the Company acquired a 60% interest in Linkatel for an aggregate purchase price of $10.0 million in cash and became the general partner of Linkatel. In April 1996, the partnership was renamed ICG Telecom of San Diego, L.P.

          In March 1996, the Company acquired a 90% equity interest in MarineSat Communications Network, Inc. ("MCN"), (formally Maritime Cellular
          Tele-network, Inc.), a Florida-based provider of cellular and satellite communications for commercial ships, private vessels, offshore oil platforms and land-based mobile units, for approximately $0.7 million in cash and approximately $0.1 million of assumed debt, for total consideration of approximately $0.8 million. In April 1997, the Company received the remaining 10% interest in MCN as partial consideration for the sale of its investment in Mexico. In the fourth quarter of fiscal 1997, the Company recorded a provision for impairment of $2.9 million of its investment in MCN.

          In August 1996, the Company acquired certain Signaling System 7 ("SS7") assets of Pace Network Services, Inc. ("Pace"), a division of Pace Alternative Communications, Inc. SS7 is used by local exchange companies, long-distance carriers, wireless carriers and others to signal between network elements, creating faster call set-up resulting in a more efficient use of network resources. The Company paid cash consideration of $1.6 million as of September 30, 1996 and an additional $1.0 million in January 1997, based on the operating results of the underlying business since the date of acquisition.

          The acquisitions described above have been accounted for using the purchase method of accounting and, accordingly, the net assets and results of operations are included in the consolidated financial statements from the respective dates of acquisition. Revenue, net loss and loss per share on a pro forma basis are not significantly different from the Company's historical results for the periods

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
-----------------------------------------------------------------------------

(3)  BUSINESS COMBINATIONS AND INVESTMENTS (continued)

          presented herein. The aggregate purchase price of the 1996 acquisitions, in which the Company obtained a controlling interest, was allocated based on fair values of the underlying assets acquired as follows (in thousands):

          Current assets                                     $   6,563
          Property and equipment                                 7,542
          Other assets, including goodwill                      10,647
          Current liabilities                                     (775)
          Long-term liabilities                                 (6,314)
          Minority interest                                     (1,422)
                                                          -------------------
                                                              $ 16,241
                                                          ===================


     (c)  ACQUISITIONS AND INVESTMENTS DURING FISCAL 1995

          In January 1995, the Company and an unaffiliated entity formed Maritime Telecommunications Network, Inc. ("MTN") to provide wireless communications through satellites to the maritime cruise industry, U.S. Navy vessels and offshore oil platforms. The Company acquired (i) approximately 64% of MTN, (ii) approximately $4.4 million in notes receivable from MTN and (iii) consulting and non-compete agreements valued at an aggregate of approximately $0.3 million in exchange for
          (i) approximately $9.0 million in cash, (ii) the surrender and cancellation of a note to the Company from the other entity for $0.6 million plus interest, (iii) 408,347 Holdings-Canada common shares valued at approximately $5.1 million (of which 256,303 common shares were issued in the fourth quarter of fiscal 1994), and (iv) the Company's commitment to provide additional convertible working capital advances to MTN as required by MTN. The other shareholder of MTN contributed the assets of a predecessor business to MTN.

          MTN also assumed approximately $2.1 million of obligations of such predecessor business. The Company paid a $0.5 million finder's fee obligation of the predecessor to a third party. As part of the terms of the original purchase agreement, the Company agreed to purchase, at fair market value, all of the shares of MTN that were owned by the minority shareholders, upon demand of the minority shareholders, if a transaction was not effected which converted the minority shares into publicly traded securities or cash by January 3, 1998.
          As of the current date, no such demand has been made by the minority shareholders.

          During fiscal 1995, the Company purchased a 58% interest in Zycom Corporation ("Zycom"), an Alberta, Canada corporation whose shares are traded on the Alberta Stock Exchange. Consideration for the purchase was approximately $0.8 million in cash, the conversion of $2.0 million in notes receivable, and the assumption of approximately $0.7 million in debt for total consideration of approximately $3.5 million. In March 1996, the Company acquired an additional approximate 12% equity interest in Zycom by converting a $3.2 million receivable due from Zycom into common stock. In the fourth quarter of fiscal 1997, the Company recorded a provision for impairment of $2.7 million of its investment in Zycom.

          The acquisitions described above were accounted for using the purchase method of accounting, and accordingly, the net assets and the results of operations are included in the consolidated financial statements from the respective dates of acquisition. Revenue, net loss and loss per share on a pro forma basis are not significantly different from the Company's historical results for the periods presented herein.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
------------------------------------------------------------------------------

(3)  BUSINESS COMBINATIONS AND INVESTMENTS (continued)

          The aggregate purchase price of the 1995 acquisitions, in which the Company obtained a controlling interest, was allocated based on fair values of the underlying assets acquired as follows (in thousands):

          Current assets                                    $       1,835
          Property and equipment                                    9,086
          Other assets, including goodwill                         16,986
          Current liabilities                                      (2,764)
          Long-term liabilities                                    (6,779)
          Minority interest                                        (4,850)
                                                         ----------------------
                                                             $     13,514
                                                         ======================


          During fiscal 1995, the Company invested approximately $5.2 million ($3.9 million in cash, $1.1 million in common shares of Holdings-Canada, and the conversion of approximately $0.2 million in notes receivable) in StarCom International Optics Corporation ("StarCom"), for which the Company received a 25% equity interest in each of Starcom's wholly owned operating subsidiaries. In December 1997, a senior secured creditor of StarCom notified the Company that it intended to foreclose on its collateral in StarCom, and in January 1998, StarCom commenced bankruptcy proceedings. Based on management's estimate of the net realizable value of its investment, the Company recorded a provision for impairment of its investment of $5.2 million in fiscal 1997.

     (d)  INVESTMENTS IN JOINT VENTURE AND AFFILIATE

          In September 1992, the Company entered into a joint venture agreement with Greenstar Technologies Inc. (now GST Telecommunications, Inc. ("GST")) to design, construct and operate a competitive access network in Phoenix. The Company and GST each had a 50% equity interest in the joint venture. All financing provided to the joint venture by the Company, as well as the recognition of the Company's share of the joint venture's losses, were recorded according to the equity method of accounting. During fiscal 1996, the Company recorded a valuation allowance of approximately $5.8 million for the amounts receivable arising from advances made to the Phoenix network joint venture, based on management's estimate of the net realizable value of the receivable.

          In October 1996, the Company sold its interest in the joint venture to GST. The Company received approximately $2.1 million in cash, representing $1.3 million of consideration for its 50% interest and $0.8 million for equipment and amounts advanced to the joint venture. In addition, the Company received equipment with a net book value of $2.4 million and assumed liabilities of $0.3 million. A gain on sale of the joint venture of approximately $0.8 million was recorded in the consolidated financial statements during the three months ended December 31, 1996.

     (e)  MERGER SUBSEQUENT TO DECEMBER 31, 1997

          On January 21, 1998, the Company completed a merger with NETCOM. Located in San Jose, California, NETCOM is a provider of Internet connectivity and Web site hosting services and other value-added Internet services. At the effective time of the merger, each
          outstanding   share  of  NETCOM  common  stock  became   automatically

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
------------------------------------------------------------------------------

(3)  BUSINESS COMBINATIONS AND INVESTMENTS (continued)

          convertible into shares of Common Stock at an exchange ratio of 0.8628 shares of Common Stock per NETCOM common share. As a result of the transaction, the Company expects to issue an estimated 10.2 million shares of Common Stock for the NETCOM common shares outstanding on January 21, 1998. Cash will be paid in lieu of fractional shares. The Company will account for the business combination under the pooling-of-interests method of accounting and accordingly, the Company's financial statements will be restated to reflect the operations of NETCOM and the Company on a combined basis for all historical periods.

          The following unaudited pro forma information presents the combined results of operations of the Company and NETCOM as if the business combination had been consummated on October 1, 1994. The Company does not anticipate any significant adjustments to conform the accounting policies of NETCOM with those of the Company.

                                                 Three months    Fiscal year
                       Fiscal years ended           ended          ended
                         September 30,            December 31,   December 31,
                   ---------------------------
                      1995           1996             1996            1997
                   -------------  -------------   --------------  -----------
                                                  (unaudited)
                                                 (in thousands)

  Revenue             $164,032        289,634           93,335        434,014
  Net loss             (90,712)      (228,372)         (61,313)      (360,735)
  Loss per share -
   basic and diluted     (2.94)         (6.19)           (1.46)         (8.49)



(4)  SHORT-TERM INVESTMENTS AVAILABLE FOR SALE

     Short-term investments available for sale are comprised of the following:

                                                         December 31,
                                            ----------------------------------
                                                 1996                 1997
                                            ----------------     -------------
                                                       (in thousands)

     Money market investments                  $   10,000                 -
     Commercial paper                               5,500             4,000
     U.S. Treasury securities                      17,101            94,181
                                            ---------------     --------------
                                                $  32,601            98,181
                                            ================     =============

     At December 31, 1996 and 1997, the estimated fair value of the Company's money market instruments, commercial paper and U.S. Treasury securities approximated cost, and the amount of gross unrealized gains was not significant. All money market instruments, commercial paper and U.S. Treasury securities mature within one year.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
------------------------------------------------------------------------------

(5)  NOTES RECEIVABLE AND DUE FROM AFFILIATE

     In January 1997, the Company announced a strategic alliance with Central and South West Corporation ("CSW") which is developing and marketing telecommunications services in certain cities in Texas. The venture entity, a limited partnership named CSW/ICG ChoiceCom, L.P. ("ChoiceCom"), is based in Austin, Texas. CSW holds 100% of the interest in ChoiceCom, and CSW and the Company each have two representatives on the Management Committee of the general partner of ChoiceCom. The Company has committed to loan ChoiceCom $15.0 million under two promissory notes, which are payable on demand and earn interest at LIBOR plus 2% per annum (7.97% at December 31, 1997). Advances under these promissory notes were $10.0 million at December 31, 1997.

     Additionally, the Company has agreed to perform certain administrative services for ChoiceCom and make certain payments to vendors on behalf of ChoiceCom, for which such services and payments are to be conducted on an arm's length basis and reimbursed by ChoiceCom. At December 31, 1997, amounts outstanding under this arrangement and included in due from affiliate were approximately $9.4 million, and were collected in full during the subsequent fiscal quarter.

(6)  PROPERTY AND EQUIPMENT

     Property and equipment, including assets held under capital leases, is comprised of the following:

                                                       December 31,
                                              -------------------------------
                                                   1996            1997
                                              -------------   ---------------
                                                      (in thousands)

     Land                                      $     306              709
     Buildings and improvements                    2,300            2,238
     Furniture, fixtures and office equipment     35,904           46,711
     Machinery and equipment                      10,764           31,630
     Fiber optic equipment                       143,133          156,255
     Satellite equipment                          19,408           29,760
     Switch equipment                             58,199           85,546
     Fiber optic transmission system             117,281          192,756
     Build out/site preparation                   13,284           13,898
     Construction in progress (see note 14)       59,642          178,985
                                              -------------   ---------------
                                                 460,221          738,488
     Less accumulated depreciation               (56,545)        (106,321)
                                              -------------   ---------------
                                               $ 403,676          632,167
                                              =============   ===============

     Property and equipment includes approximately $179.0 million of equipment which has not been placed in service at December 31, 1997, and accordingly, is not being depreciated. The majority of this amount is related to new network construction (see note 14).

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
------------------------------------------------------------------------------

(6)  PROPERTY AND EQUIPMENT (continued)

     Certain of the assets described above have been pledged as security for long-term debt and are held under capital leases at December 31, 1997. The following is a summary of property and equipment held under capital leases:

                                                       December 31,
                                              --------------------------------
                                                  1996             1997
                                              -------------   ----------------
                                                      (in thousands)

     Machinery and equipment                   $   1,842            3,926
     Fiber optic equipment                         7,514            6,314
     Switch equipment                             22,280           21,380
     Fiber optic transmission system              55,746           58,806
     Construction in progress                     20,187           17,895
                                              -------------   ----------------
                                                 107,569          108,321
     Less accumulated depreciation                (4,424)          (8,409)
                                              -------------   ----------------
                                               $ 103,145           99,912
                                              =============   ================

(7)  OTHER ASSETS

     Other assets are comprised of the following:

                                                       December 31,
                                              --------------------------------
                                                  1996               1997
                                              -------------   ----------------
                                                      (in thousands)

     Deposits                                   $   3,579            2,429
     Pace customer base                             2,581            2,805
     Rights of way                                  1,739              425
     Minutes of use agreement                       1,421                -
     Non-compete agreements                           902            1,386
     Right of entry                                     -            5,019
     Other                                          1,063              839
                                              -------------   ----------------
                                                   11,285           12,903
     Less accumulated amortization                 (1,547)          (3,499)
                                              -------------   ----------------
       Other                                   $    9,738            9,404
                                              =============   ================


(8)  RELATED PARTY TRANSACTIONS

     During fiscal 1996, Holdings-Canada and International Communications Consulting, Inc. ("ICC") entered into a consulting agreement whereby ICC will provide various consulting services to the Company through December 1999 for approximately $4.2 million to be paid during the term of the agreement. During fiscal 1996, the three months ended December 31, 1996 and fiscal 1997, the Company paid approximately $1.3 million, $0.3 million and $1.1 million, respectively, related to this consulting agreement. William
     W. Becker, a stockholder and former director of the Company, is President and Chief Executive Officer of ICC.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
------------------------------------------------------------------------------

(8)  RELATED PARTY TRANSACTIONS (continued)

     At December 31, 1996 and 1997, receivables from officers and employees of approximately $1.0 million and $0.9 million, respectively, are primarily comprised of promissory notes from officers for relocation expenses, which are generally payable on demand and bear interest at 7% per annum, and are included in receivables-other in the accompanying consolidated financial statements.

(9)  CAPITAL LEASE OBLIGATIONS

     The Company has payment obligations under various capital lease agreements for equipment. The future required payments under the Company's capital lease obligations subsequent to December 31, 1997 are as follows (in thousands):

     Due December 31:
       1998                                             $    15,651
       1999                                                  13,782
       2000                                                  14,431
       2001                                                  16,350
       2002                                                  11,009
       Thereafter                                            93,584
                                                      ---------------------
         Total minimum lease payments                       164,807
         Less amounts representing interest                 (92,231)
                                                      ---------------------
         Present value of net minimum lease payments         72,576
         Less current portion                                (5,637)
                                                      ---------------------
                                                        $    66,939
                                                      =====================

(10) LONG-TERM DEBT

     Long-term debt is summarized as follows:

                                                      December 31,
                                                --------------------------
                                                     1996          1997
                                                -----------    -----------

                                                    (in thousands)

     11 5/8% Senior discount notes,
        net of discount (a)                      $        -        109,436
     12 1/2% Senior discount notes,
        net of discount (b)                         325,530        367,494
     13 1/2% Senior discount notes,
        net of discount (c)                         355,955        407,409
     Note payable with interest at
       the 90-day commercial
       paper rate plus 4 3/4% (10.3%
       at December 31, 1997),
       due 2001, secured by certain
       telecommunications equipment                  5,815           4,932
     Note payable with interest at 11%,
       due monthly through
       fiscal 1999, secured by equipment             2,625           1,860
     Mortgage payable with interest at 8 1/2%,
       due monthly through 2009,
       secured by building                           1,177           1,131
     Other                                              73              90
                                                 ----------      -----------
                                                   691,175         892,352
     Less current portion                             (817)         (1,784)
                                                 ----------      -----------
                                                 $ 690,358         890,568
                                                 ==========      ===========

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
------------------------------------------------------------------------------

(10) LOMG TERM-DEBT (continued)

     (a)  11 5/8% NOTES

          On March 11, 1997, Holdings completed a private placement (the "1997 Private Offering") of 11 5/8% Senior Discount Notes due 2007 (the "11 5/8% Notes") and 14% Exchangeable Preferred Stock Mandatorily Redeemable 2008 (the "14% Preferred Stock") for gross proceeds of $99.9 million and $100.0 million, respectively. Net proceeds from the 1997 Private Offering, after costs of approximately $7.5 million, were approximately $192.4 million.

          The 11 5/8% Notes are unsecured senior obligations of Holdings (guaranteed by ICG) that mature on March 15, 2007, at a maturity value of $176.0 million. Interest will accrue at 11 5/8% per annum, beginning March 15, 2002, and is payable each March 15 and September 15, commencing September 15, 2002. The indenture for the 11 5/8% Notes contains certain covenants which provide for limitations on indebtedness, dividends, asset sales and certain other transactions and effectively prohibits the payment of cash dividends.

          The 11 5/8% Notes were originally recorded at approximately $99.9 million. The discount on the 11 5/8% Notes and the debt issuance costs are being accreted over ten years until maturity at March 15, 2007. The accretion of the discount and debt issuance costs is included in interest expense in the accompanying consolidated financial statements.

     (b)  12 1/2% NOTES

          On April 30, 1996, Holdings completed a private placement (the "1996 Private Offering") of 12 1/2% Senior Discount Notes due 2006 (the "12 1/2% Notes") and of 14 1/4% Exchangeable Preferred Stock Manditorily Redeemable 2007 (the "14 1/4% Preferred Stock") for gross proceeds of $300.0 million and $150.0 million, respectively. Net proceeds from the 1996 Private Offering, after issuance costs of approximately $17.0 million, were approximately $433.0 million.

          The 12 1/2% Notes are unsecured senior obligations of Holdings (guaranteed by ICG and Holdings-Canada) that mature on May 1, 2006, with a maturity value of $550.3 million. Interest will accrue at 12 1/2% per annum, beginning May 1, 2001, and is payable each May 1 and November 1, commencing November 1, 2001. The indenture for the 12 1/2% Notes contains certain covenants which provide for limitations on indebtedness, dividends, asset sales and certain other transactions and effectively prohibits the payment of cash dividends.

          The 12 1/2% Notes were originally recorded at approximately $300.0 million. The discount on the 12 1/2% Notes and the debt issuance costs are being accreted over ten years until maturity at May 1, 2006. The accretion of the discount and debt issuance costs is included in interest expense in the accompanying consolidated financial statements.

          Approximately $35.3 million of the proceeds from the 1996 Private Offering were used to redeem the 12% redeemable preferred stock of Holdings (the "Redeemable Preferred Stock") issued in August 1995 ($30.0 million), pay accrued preferred dividends ($2.6 million) and to repurchase 916,666 warrants of the Company ($2.7 million) issued in connection with the Redeemable Preferred Stock. The Company recognized a charge to minority interest in share of losses, net of accretion and

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
------------------------------------------------------------------------------

(10) LONG-TERM DEBT (continued)

          preferred dividends on preferred securities of subsidiaries of approximately $12.3 million for the excess of the redemption price of the Redeemable Preferred Stock over the carrying amount at April 30, 1996, and recognized a charge to interest expense of approximately $11.5 million for the payments made to noteholders with respect to consents to amendments to the indenture governing the 13 1/2% Notes to permit the 1996 Private Offering.

     (c)  13 1/2% NOTES

          On August 8, 1995, Holdings completed a private placement (the "1995 Private Offering") through the issuance of 58,430 units (the "Units"), each Unit consisting of ten $1,000, 13 1/2% Senior Discount Notes due 2005 (the "13 1/2% Notes") and warrants to purchase 33 common shares of Holdings-Canada (the "Unit Warrants"). Net proceeds from the 1995 Private Offering, after issuance costs of approximately $14.0 million, were approximately $286.0 million.

          The 13 1/2% Notes are unsecured senior obligations of Holdings (guaranteed by ICG and Holdings-Canada) that mature on September 15, 2005, with a maturity value of $584.3 million. Interest will accrue at the rate of 13 1/2% per annum, beginning September 15, 2000, and is payable in cash each March 15 and September 15, commencing March 15, 2001. The indenture for the 13 1/2% Notes contains certain covenants which provide for limitations on the indebtedness, dividends, asset sales and certain other transactions and effectively prohibits the payment of cash dividends.

          The 13 1/2% Notes were originally recorded at approximately $294.0 million, which represents the $300.0 million in proceeds less the approximate $6.0 million value assigned to the Unit Warrants, which is included in additional paid-in capital. The discount on the 13 1/2% Notes and the debt issuance costs are being accreted over five years until September 15, 2000, the date at which the 13 1/2% Notes can first be redeemed. The value assigned to the Unit Warrants, representing additional debt discount, is also being accreted over the five-year period. The accretion of the total discount is
          included in interest  expense  in  the  accompanying   consolidated
          financial  statements.   Holdings may redeem the 13 1/2% Notes on or
          after September 15, 2000, in whole or in part, at the redemption prices set forth in the agreement, plus unpaid interest, if any, at the date of redemption.

          The Unit Warrants entitle the holder to purchase one common share of Holdings-Canada, which is exchangeable into one share of Common Stock, at the exercise price of $12.51 per share and are exercisable at any time between August 8, 1996 and August 8, 2005.

          In connection with the issuance of the 13 1/2% Notes, the Company obtained $6.0 million of interim financing from the placement agent and certain private investors in exchange for the issuance of an aggregate of 520,000 Series A Warrants (see note 12 (c)). The $6.0 million was repaid with a portion of the proceeds from the 1995 Private Offering. As a result of the repayment of the interim financing, the value assigned to the Series A Warrants totaling approximately $3.0 million, representing debt discount, was charged to interest expense during the year ended September 30, 1995.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
-----------------------------------------------------------------------------

(10) LONG-TERM DEBT (continued)

          Scheduled principal maturities of long-term debt as of December 31, 1997 are as follows (in thousands):

          Due December 31:
            1998                                 $       1,784
            1999                                         1,686
            2000                                         1,290
            2001                                           938
            2002                                           938
            Thereafter (a)                           1,311,976
                                                 -----------------
                                                     1,318,612
              Less unaccreted discount on
                the 11 5/8% Notes, the 12 1/2%
                Notes and the 13 1/2% Notes           (426,260)
                                                 -----------------
                                                 $     892,352
                                                 ==================

          (a) Includes $176.0 million, $550.3 million and $584.3 million of 11 5/8% Notes, 12 1/2% Notes, and 13 1/2% Notes, respectively, due at maturity.

     (e) PRIVATE PLACEMENT OF SENIOR DISCOUNT NOTES COMPLETED SUBSEQUENT TO DECEMBER 31, 1997

          On February 12, 1998, ICG Services, Inc., a Delaware corporation and new wholly owned subsidiary of ICG ("ICG Services"), completed a private placement of 10% Senior Discount Notes due 2008 (the "10%
          Notes") for gross proceeds of approximately $300.6 million. Net proceeds from the offering, after underwriting costs of approximately $9.0 million, were approximately $291.6 million.

          The 10% Notes are unsecured senior obligations of ICG Services that mature on February 15, 2008, at a maturity value of $490.0 million. Interest will accrue at 10% per annum, beginning February 15, 2003, and is payable each February 15 and August 15, commencing August 15, 2003. The indenture for the 10% Notes contains certain covenants which provide limitations on indebtedness, dividends, asset sales and certain other transactions.

(11) REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARIES

     Redeemable preferred stock of subsidiary is summarized as follows:

                                                   December 31,
                                          --------------------------------
                                               1996             1997
                                          --------------  -----------------
                                                    (in thousands)
     14% Exchangeable preferred stock,
       mandatorily redeemable in 2008 (a)   $       -           108,022

     14 1/4% Exchangeable preferred stock,
       mandatorily redeemable in 2007 (b)     159,120           184,420
                                          --------------  ----------------
                                           $  159,120           292,442
                                          ==============  =================

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
-----------------------------------------------------------------------------

(11) REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARIES (continued)

     (a)  14% PREFERRED STOCK

          In connection with the 1997 Private Offering, Holdings sold 100,000 shares of exchangeable preferred stock that bear a cumulative dividend at the rate of 14% per annum. The dividend is payable quarterly in arrears each March 15, June 15, September 15, and December 15, and commenced June 15, 1997. Through March 15, 2002, the dividend is payable at the option of Holdings in cash or additional shares of 14% Preferred Stock. Holdings may exchange the 14% Preferred Stock into 14% Senior Subordinated Exchange Debentures at any time after the exchange is permitted by certain indenture restrictions. The 14% Preferred Stock is subject to mandatory redemption on March 15, 2008.

     (b)  14 1/4% PREFERRED STOCK

          In connection with the 1996 Private Offering, Holdings sold 150,000 shares of exchangeable preferred stock that bear a cumulative dividend at the rate of 14 1/4% per annum. The dividend is payable quarterly in arrears each February 1, May 1, August 1 and November 1, and commenced August 1, 1996. Through May 1, 2001, the dividend is payable, at the option of Holdings, in cash or additional shares of 14 1/4% Preferred Stock. Holdings may exchange the 14 1/4% Preferred Stock into 14 1/4% Senior Subordinated Exchange Debentures at any time after the exchange is permitted by certain indenture restrictions. The 14 1/4% Preferred Stock is subject to mandatory redemption on May 1, 2007.

     (c)  6 3/4% PREFERRED SECURITIES

          During fiscal 1997, a new subsidiary of the Company, ICG Funding, completed a private placement of 6 3/4% Exchangeable Limited Liability Company Preferred Securities Mandatorily Redeemable 2009 (the "6 3/4% Preferred Securities") for gross proceeds of $132.25 million. Net proceeds from the private placement, after offering costs, were approximately $127.6 million. Restricted cash at December 31, 1997 of $38.7 million includes the proceeds from the offering which are designated for the payment of cash dividends on the 6 3/4% Preferred Securities through November 15, 2000.

          The 6 3/4% Preferred Securities consist of 2,645,000 exchangeable preferred securities of ICG Funding that bear a cumulative dividend at the rate of 6 3/4% per annum. The dividend is paid quarterly in arrears each February 15, May 15, August 15 and November 15, and commenced November 15, 1997. The dividend is payable in cash through November 15, 2000 and thereafter, in cash or shares of ICG Common Stock, at the option of ICG Funding. The 6 3/4% Preferred Securities are exchangeable, at the option of the holder, at any time prior to November 15, 2009 into shares of Common Stock at a rate of 2.0812 shares of Common Stock per preferred security, or $24.025 per share, subject to adjustment. ICG Funding may, at its option, redeem the 6 3/4% Preferred Securities at any time on or after November 18, 2000. Prior to that time, ICG Funding may redeem the 6 3/4% Preferred Securities if the current market value of Common Stock equals or exceeds the exchange price, for at least 20 days of any 30-day trading period, by 170% prior to November 16, 1998; 160% from November 16, 1998 through November 15, 1999; and 150% from November 16, 1999 through November 15, 2000. The 6 3/4% Preferred Securities are subject to mandatory redemption on November 15, 2009.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
------------------------------------------------------------------------------

(11) REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARIES (continued)

          On February 15, 1998, ICG Funding used the remaining proceeds from the private placement of the 6 3/4% Preferred Securities to purchase $112.4 million of ICG Communications, Inc. Preferred Stock ("ICG Preferred Stock") which pays dividends each February 15, May 15, August 15 and November 15 in additional shares of ICG Preferred Stock through November 15, 2000. Subsequent to November 15, 2000, dividends are payable in cash or shares of Common Stock, at the option of ICG. The ICG Preferred Stock is exchangeable, at the option of ICG Funding, at any time prior to November 15, 2009 into shares of Common Stock at an exchange rate based on the exchange rate of the 6 3/4% Preferred Securities. The ICG Preferred Stock is subject to mandatory redemption on November 15, 2009.

          The accreted value of the 6 3/4% Preferred Securities is included in Company-obligated mandatorily redeemable preferred securities of subsidiary limited liability company which holds solely Company preferred stock in the accompanying consolidated balance sheet at December 31, 1997.

          Included in  minority  interest in share of losses,  net of  accretion
          and preferred   dividends   on  preferred   securities   of
          subsidiaries   is  approximately $1.3 million,  $27.0 million,
          $5.8 million and $39.8 million for fiscal 1995 and 1996, the three months ended December 31, 1996 and fiscal 1997, respectively, associated with the accretion of issuance costs, discount and preferred security dividend accruals for the 6 3/4% Preferred Securities, the 14% Preferred Stock, the 14 1/4% Preferred Stock and the Redeemable Preferred Stock (issued in connection with the 1995 Private Offering and redeemed in April 1996). These costs are partially offset by the minority interest share in losses of subsidiaries of approximately $0.6 million, $2.7 million, $0.8
          million and $2.0 million for fiscal 1995 and 1996,   the  three
          months  ended   December  31,  1996  and  fiscal  1997, respectively.

(12) STOCKHOLDERS' DEFICIT

     (a)  COMMON STOCK

          Common stock outstanding at December 31, 1997 represents the issued and outstanding Common Stock of ICG and Class A common shares of Holdings-Canada (not owned by ICG) which are exchangeable at any time, on a one-for-one basis, for ICG Common Stock. The following table sets forth the number of shares outstanding for ICG and Holdings-Canada on a separate company basis as of December 31, 1997:

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
------------------------------------------------------------------------------

(12) STOCKHOLDERS' DEFICIT (continued)

                                               Shares          Shares not owned
                                            owned by ICG           by ICG
                                        -------------------- -------------------
     ICG Common Stock, $.01 par value,
       100,000,000 shares authorized;
       31,087,825 and 33,784,500 shares
       issued and outstanding at December
       31, 1996 and 1997, respectively            -                 33,784,500
     Holdings-Canada Class A common shares,
       no par value, 100,000,000 shares
       authorized; 31,795,270 and
       31,822,756 shares issued and
       outstanding at December 31, 1996
       and 1997, respectively:
       Class A common shares,
         exchangeable on a one-for-one
         basis for ICG Common Stock
         at any time                              -                     23,700
       Class A common shares owned
         by ICG                               31,799,056                   -
                                                             -------------------
     Total shares outstanding                                       33,808,200
                                                             ===================

     (b)  STOCK OPTIONS AND EMPLOYEE STOCK PURCHASE PLAN

          In fiscal years 1991, 1992 and 1993, the Company's Board of Directors approved incentive stock option plans and replenishments to those plans which provide for the granting of options to directors, officers, employees and consultants of the Company to purchase 285,000, 724,400 and 1,692,700 shares, respectively, of the Company's Common Stock, with exercise prices between 80% and 100% of the fair value of the shares at the date of grant. A total of 1,849,600 options have been granted under these plans with exercise prices ranging from approximately $2.92 to $14.03. Compensation expense has been recorded for options granted at an exercise price below the fair market value of the Company's Common Stock at the date of grant, pursuant to the provisions of APB 25. The options granted under these plans are subject to various vesting requirements and expire in five and ten years from the date of grant.

          In fiscal years 1994, 1995 and 1996, the three months ended December 31, 1996 and fiscal 1997, the Company's Board of Directors approved incentive and non-qualified stock option plans and replenishments to plans which provide for the granting of options to certain directors, officers and employees to purchase 2,536,000 shares of the Company's Common Stock under the 1994 plan and an aggregate of 2,700,000 shares of the Company's Common Stock under the 1995 and 1996 plans.
          A total of 5,709,426 options have been granted under these plans at original exercise prices ranging from $7.94 to $27.06, none of which were less than 100% of the fair market value of the shares underlying options on the date of grant, and accordingly, no compensation expense was recorded for these options under APB 25.
          The options granted under these plans are subject to various vesting requirements and expire in five and ten years from the date of grant.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
------------------------------------------------------------------------------

(12) STOCKHOLDERS' DEFICIT (continued)

          In order to continue to provide non-cash incentives and retain key employees, all employee stock options outstanding on April 16, 1997 with exercise prices at or in excess of $15.875 were canceled by the Stock Option Committee of the Company's Board of Directors and regranted with an exercise price of $10.375, the closing price of the Company's Common Stock on the Nasdaq National Market on April 16, 1997. A total of 597,600 options, with original exercise prices ranging from $15.875 to $26.25, were canceled and regranted. There was no effect on the Company's consolidated financial statements as a result of the cancellation and regranting of options.

          In October 1996, the Company established an Employee Stock Purchase Plan whereby employees can elect to designate 1% to 30% of their annual salary, to be used to purchase shares of the Company's Common Stock, up to a limit of $25,000 in Common Stock each year, at a 15% discount to fair market value. Stock purchases will occur four times a year on February 1, May 1, August 1 and November 1, with the price per share equaling the lower of 85% of the market price at the beginning or end of the offering period. The Company is authorized to issue a total of 1,000,000 shares of Common Stock to participants in the plan. During fiscal 1997, the Company sold 109,213 shares of the Company's Common Stock to employees under this plan.

          The Company recorded compensation expense in connection with its stock-based employee and non-employee director compensation plans of $0.2 million and $0.1 million for fiscal 1995 and 1996, respectively, pursuant to the intrinsic value based method of APB 25. Had compensation expense for the Company's plans been determined based on the fair market value of the options at the grant dates for awards under those plans consistent with the provisions of SFAS 123, the Company's pro forma net loss and loss per share would have been as presented below. Pro forma disclosures include the effects of employee and non-employee director stock options granted during fiscal 1995 and 1996, the three months ended December 31, 1996 and fiscal 1997.



                           Fiscal years ended     Three months   Fiscal year
                             September 30,           ended          ended
                        ------------------------   December 31,  December 31,
                            1995          1996        1996          1997
                         ----------   ----------    ---------     ---------
                              (in thousands, except per share amounts)
Net loss:
--------
As reported              $ (76,648)    (184,107)     (49,823)     (327,643)
Pro forma                  (82,544)    (186,831)     (50,819)     (331,715)

Loss per share - basic
----------------------
and diluted:
-----------
As reported              $   (3.25)       (6.83)       (1.56)       (10.11)
Pro forma                    (3.50)       (6.93)       (1.60)       (10.24)


          The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: an expected option life of three years

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
------------------------------------------------------------------------------

(12) STOCKHOLDERS' DEFICIT (continued)

          for directors, officers and other executives, and two years for other employees, for all periods; expected volatility of 50% for all periods; and risk-free interest rates ranging from 5.03% to 7.42% for fiscal 1995 and 1996 and the three months ended December 31, 1996, and risk-free interest rates ranging from 5.61% to 6.74% for fiscal 1997. Risk-free interest rates, as were currently available on the grant date, were assigned to each granted option based on the zero-coupon rate of U.S. Treasury bills to be held for the same period as the assumed option life. Since the Company does not anticipate issuing any dividends on its Common Stock, the dividend yield was assumed to be zero. The weighted average fair market value of options granted during fiscal 1995 and 1996, the three months ended December 31, 1996 and fiscal 1997 was approximately $4.11, $5.28, $9.42 and $5.75 per option, respectively.

          As options outstanding at December 31, 1997 will continue to vest in subsequent periods, additional options are expected to be awarded under existing and new plans and options granted prior to 1995 have not been considered, the above pro forma results are not necessarily indicative of the impact on net loss and loss per share in future periods.

          The following table summarizes the status of the Company's stock-based compensation plans:


                                     Shares        Weighted
                                    underlying      average       Options
                                     options     exercise price  exercisable
                                  -------------  --------------  -----------
                                  (in thousands)                (in thousands)

  Outstanding at October 1, 1994        1,319      $    6.81         769
     Granted                            2,520           9.73
     Exercised                           (264)          3.32
     Canceled                            (201)         13.25
                                      --------

  Outstanding at September 30, 1995     3,374           9.08         940
     Granted                            1,322          11.78
     Exercised                           (248)          7.55
     Canceled                            (243)         11.12
                                      --------

  Outstanding at September 30, 1996     4,205           9.77       2,264
     Granted                              335          18.59
     Exercised                            (31)          8.95
     Canceled                             (56)         12.65
                                      --------

  Outstanding at December 31, 1996      4,453          10.34       2,969
     Granted                            1,546          13.55
     Exercised                           (632)          7.54
     Canceled                            (860)         16.08
                                      --------

  Outstanding at December 31, 1997      4,507          10.62       3,037
                                      ========

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
------------------------------------------------------------------------------

(12) STOCKHOLDERS' DEFICIT (continued)

          The following table summarizes information about options outstanding at December 31, 1997:



                          Options outstanding            Options exercisable
                  -------------------------------------  ---------------------
                                 Weighted
                                  average     Weighted                Weighted
     Range of                    remaining    average                 average
     exercise        Number     contractual   exercise     Number     exercise
      prices      outstanding      life        price     exercisable   price
 ---------------  -----------  ------------   --------   -----------  --------
               (in thousands)   (in years)             (in thousands)

 $4.00  -   6.25       98          4.95       $ 4.23          98      $ 4.23
       7.94         1,550          7.41         7.94       1,550        7.94
  8.50  -  10.38    1,689          8.35        10.02         607        9.71
 10.50  -  26.88    1,135          7.89        15.26         782       13.70
      27.06            35          9.77        27.06           -           -
                   -------                                -------
                    4,507                                  3,037
                  ========                                =======

     (c)  WARRANTS

          During fiscal 1995 and 1996, the three months ended December 31, 1996 and fiscal 1997, the Company's warrant activity was as follows:

          (i) During fiscal 1993, the Company issued to a debt holder warrants to purchase 17,067, 3,255 and 11,039 common shares at exercise prices of $6.56, $7.38 and $7.88, respectively. During fiscal 1994, 17,067 warrants were exercised for proceeds of approximately $0.1 million. In addition, during fiscal 1994, the Company issued to the same debt holder additional warrants to purchase 1,989, 15,260 and 3,665 common shares of Holdings-Canada at $21.51, $20.01 and $11.80 per share, exercisable on or before November 10, 1998, March 24, 1999, and July 8, 1999, respectively. An additional 7,725 warrants were issued on July 10, 1995 at an exercise price of $14.50, which expire on July 9, 2000. Also issued on July 10, 1995 were 60,000 additional warrants to an affiliate of the debt holder at an exercise price of $14.50, which expire on July 9, 2000. During the three months ended December 31, 1996, 1,231 of the $7.38 warrants, 4,456 of the $7.88 warrants and 2,215 of the $11.80 warrants were canceled. During fiscal 1997, 2,024 of the $7.38 warrants, 6,583 of the $7.88 warrants, 1,450 of the $11.80 warrants and 17,429 of the $14.50 warrants were exercised in exchange for Holdings-Canada Class A common shares. In addition, 50,296 of the $14.50 warrants were canceled. At December 31, 1997, a total of 17,249 of these warrants remained outstanding.

          (ii) During fiscal 1994, the Company issued to two financial advisors warrants to purchase 75,000 and 200,000 common shares of Holdings-Canada. These warrants have an exercise price of $7.94 and $18.00 and are exercisable for two- and five-year periods, respectively. During fiscal 1995 and 1996, 74,335 and 665 of the 75,000 warrants were exercised for total proceeds of

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
-----------------------------------------------------------------------------

(12) STOCKHOLDERS' DEFICIT (continued)

               approximately $0.6 million. During the three months ended December 31, 1996, 100,000 of the 200,000 warrants were exercised for proceeds of approximately $1.8 million. At December 31, 1997, 100,000 warrants remained outstanding.

         (iii) Pursuant to a private placement of the Redeemable Preferred Stock and the interim financing arrangement during fiscal 1995, the Company issued 1,895,000 Series A Warrants and 1,375,000 Series B Warrants to purchase an equal number of common shares of Holdings-Canada with exercise prices of $7.94 and $8.73, respectively, which expire on July 14, 2000. During fiscal 1996, the Company repurchased 458,333 each of the Series A and Series B Warrants for $3.21 and $2.52, respectively (see note 10 (c)). In addition, 1,853,334 warrants were exercised in June 1996 through a cashless exercise in which 1,271,651 Holdings-Canada common shares were issued. During fiscal 1997, the remaining 500,000 warrants of the Series A and Series B warrants were exercised in exchange for 346,014 common shares of Holdings-Canada, which were in turn converted into an equal number of shares of ICG Common Stock.

          (iv) In connection with the 1995 Private Offering, the Company issued 1,928,190 warrants to purchase an equal number of common shares of Holdings-Canada. The warrants were exercisable beginning August 8, 1996 at $12.51 per share and expire on August 6, 2005. During fiscal 1997, 71,775 warrants were exercised for total proceeds of approximately $0.9 million and were in turn converted into an equal number of shares of ICG Common Stock. At December 31, 1997, 1,856,415 of these warrants remained outstanding.

     The following table summarizes warrant activity for fiscal 1995 and 1996, the three months ended December 31, 1996 and fiscal 1997:

                                        Outstanding                Price
                                          warrants                 range
                                      -----------------  -----------------------
                                                 (in thousands)
     Outstanding, October 1, 1994             310         $   7.38   -   21.51
     Granted                                5,266             7.94   -   14.50
     Exercised                                (74)                  7.94
                                      -----------------
     Outstanding, September 30, 1995        5,502             7.38   -   21.51
     Exercised                             (1,854)             7.94  -    8.73
     Repurchased                             (917)             2.52  -    3.21
                                      ------------------
     Outstanding, September 30, 1996        2,731              7.38  -   21.51
     Exercised                               (100)                 18.00
     Canceled                                  (8)             7.38  -   11.80
                                      ------------------
     Outstanding, December 31, 1996         2,623              7.38  -   21.51
     Exercised                               (599)             7.38  -   14.50
     Canceled                                 (50)                 14.50
                                      ------------------
     Outstanding, December 31, 1997         1,974             12.51  -   21.51
                                      ==================

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
------------------------------------------------------------------------------

(12) STOCKHOLDERS' DEFICIT (continued)

     The warrants outstanding on December 31, 1997 expire on the following dates:

                                      Outstanding           Exercise
     Expiration date                    warrants              price
     -----------------             ------------------    ----------------
                                                (in thousands)


     November 10, 1998                        2           $     21.51
     December 17, 1998                      100                 18.00
     March 24, 1999                          15                 20.01
     August 6, 2005                       1,857                 12.51
                                   ------------------
                                          1,974
                                   ==================


(13) SALE OF TELEPORTS

     In December 1995, the Company received approximately $21.1 million as partial payment for the sale of four of its teleports and certain related assets, and entered into a management agreement with the purchaser whereby the purchaser assumed control of the teleport operations. Upon approval of the transaction by the Federal Communications Commission ("FCC"), the Company completed the sale in March 1996 and received an additional $0.4 million due to certain closing adjustments, for total proceeds of $21.5 million. The Company recognized a loss of approximately $1.1 million on the sale. Revenue associated with these operations was approximately $9.1 million and $2.5 million for fiscal 1995 and 1996, respectively. The Company has reported results of operations from these assets through December 31, 1995.

(14) COMMITMENTS AND CONTINGENCIES

     (a)  NETWORK CONSTRUCTION

          In March 1996, the Company and Southern California Edison Company ("SCE") jointly entered into a 25-year agreement under which the Company will lease 1,258 miles of fiber optic cable in Southern California, and can install up to 500 additional miles of fiber optic cable. This network, which will be maintained and operated primarily by the Company, stretches from Los Angeles to southern Orange County. Under the terms of this agreement, SCE will be entitled to receive an annual fee for ten years, certain fixed quarterly payments, a quarterly payment equal to a percentage of certain network revenue, and certain other installation and fiber connection fees. The aggregate fixed payments remaining under the agreement totaled approximately $144.7 million at December 31, 1997. The agreement has been accounted for as a capital lease in the accompanying consolidated balance sheets.

          In May 1997, the Company entered into a long-term agreement with The Southern Company ("Southern") that will permit the Company to construct a 100-mile fiber optic network in the Atlanta metropolitan area. The Company paid $5.5 million upon execution of the agreement and is responsible for reimbursement to Southern for costs of network design, construction, installation, maintenance and repair. Additionally, the Company is also required to pay Southern a quarterly fee based on specified percentages of the Company's revenue derived from services provided over this network. Network construction on the

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
-----------------------------------------------------------------------------

(14) COMMITMENTS AND CONTINGENCIES (continued)

          initial 43-mile build is expected to be completed by May of 1998. The Company estimates costs to complete the initial build to be approximately $5.2 million. Other than the initial $5.5 million payment, no costs have been incurred as of December 31, 1997.

          In January 1997, the Company announced the formation of ChoiceCom, a strategic alliance between the Company and CSW, which is expected to develop and market telecommunications services in certain cities in Texas. CSW holds 100% of the partnership interest in ChoiceCom and the Company has an option to purchase a 50% interest at any time prior to July 1, 2003. Subsequent to July 1, 1999, if the Company has not exercised its option, CSW will have the right to sell, at price pursuant to the terms of the limited partnership agreement, either 51% or 100% of the partnership interest in ChoiceCom to the Company. Additionally, the Company has committed to loan $15.0 million to ChoiceCom under two promissory notes, of which $10.0 million was advanced as of December 31, 1997 and the remaining $5.0 million was advanced during the first quarter of fiscal 1998.

          In June 1997, the Company entered into an indefeasible right of use ("IRU") agreement with Qwest Communications Corporation ("Qwest") for approximately 1,800 miles of fiber optic network and additional broadband capacity in California, Colorado, Ohio and the Southeast. Network construction is ongoing and is expected to be complete by December 1998. The Company is responsible for payment on the construction as segments of the network are completed and has incurred approximately $8.0 million as of December 31, 1997, with total costs anticipated to be approximately $35.0 million. Additionally, the Company has committed to purchase $6.0 million in network capacity from Qwest prior to the end of 1998.

     (b)  COMPANY HEADQUARTERS

          During the three months ended December 31, 1996, the Company acquired property for its new headquarters and commenced construction of an office building that will accommodate most of the Company's Colorado operations. The total cost of the project is expected to be approximately $44.2 million, of which $29.4 million had been incurred as of December 31, 1997 and is included in construction in progress. In January 1998, the Company sold the substantially completed building to a third party and entered into an agreement to lease back all of the office space under a 15-year operating lease which includes two ten-year renewal terms.

     (c)  OTHER COMMITMENTS

          As part of the terms of the original purchase agreement, the Company was obligated to purchase, at fair market value, all of the shares of Maritime Telecommunications Network, Inc. ("MTN"), a 64% owned subsidiary of the Company, that were owned by the minority shareholders, upon demand of the minority shareholders, if a transaction was not effected which converted the minority shares into publicly traded securities or cash by January 3, 1998. As of the
          current   date,   no  such  demand  has  been  made  by  the  minority
          shareholders.

          The Company has entered into various equipment purchase agreements with certain of its vendors. Under these agreements, if the Company does not meet a minimum purchase level in any given year, the vendor may discontinue for that year certain discounts, allowances and

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
-----------------------------------------------------------------------------

(14) COMMITMENTS AND CONTINGENCIES (continued)

          incentives otherwise provided to the Company. In addition, the agreements may be terminated by either the Company or the vendor upon prior written notice.

          Additionally,  the Company has entered  into  certain  commitments  to
          purchase   capital   assets  with  an  aggregate   purchase  price  of
          approximately  $19.5 million at December 31, 1997.

     (d)  LEASES

          The Company leases office space and equipment under non-cancelable operating leases. Lease expense was approximately $2.8 million, $5.1 million, $1.3 million and $11.8 million for fiscal 1995 and 1996, the three months ended December 31, 1996 and fiscal 1997, respectively. Estimated future minimum lease payments for the years subsequent to December 31, 1997 are (in thousands):

          Due December 31:
            1998                              $12,765
            1999                                9,563
            2000                                8,536
            2001                                8,003
            2002                                6,292
            Thereafter                         53,631
                                          -----------------
                                           $   98,790
                                          =================

     (e)  RECIPROCAL COMPENSATION

          The Company has recorded revenue of approximately $4.9 million for fiscal 1997 for reciprocal compensation relating to the transport and termination of local traffic to Internet service providers from customers of incumbent local exchange carriers pursuant to various interconnection agreements. These local exchange carriers have not paid most of the bills they have received from the Company and have disputed substantially all of these charges based on the belief that such calls are not local traffic as defined by the various agreements and under state and federal laws and public policies. The resolution of these disputes will be based on rulings by state public utility commissions and/or by the FCC. To date, there have been favorable rulings from 15 states and no unfavorable final rulings by any state public utilities commission or the FCC that would indicate that calls placed by end users to Internet service providers would not qualify as local traffic subject to the payment of reciprocal compensation. While the Company believes that all revenue recorded through December 31, 1997 is collectible and that future reciprocal compensation revenue will be realized, there can be no assurance that such future regulatory rulings will be favorable to the Company.

     (f)  LITIGATION

          On April 4, 1997, certain shareholders of the Company's majority owned subsidiary, Zycom Corporation ("Zycom"), an Alberta, Canada corporation, filed a shareholder derivative suit and class action complaint for unspecified damages, purportedly on behalf of all of the minority shareholders of Zycom, in the District Court of Harris

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
-----------------------------------------------------------------------------

(14) COMMITMENTS AND CONTINGENCIES (continued)

          County, Texas (Cause No. 97-17777) against the Company, Zycom and certain of their subsidiaries. This complaint alleges that the Company and certain of its subsidiaries breached certain duties owed to the plaintiffs. The Company is vigorously defending the claims. While it is not possible to predict the outcome of this litigation, management believes these proceedings will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

          The Company is a party to certain other litigation which has arisen in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

(15) INCOME TAXES

     The components of income tax benefit for fiscal 1996 are as follows (in thousands):

    Current income tax expense                 $    (198)
    Deferred income tax benefit                     5,329
                                            ---------------------
      Total                                    $    5,131
                                            =====================

     Current income tax expense for fiscal 1996 represents state income tax relating to operations of companies in states requiring separate entity tax returns. Accordingly, these entities' taxable income cannot be offset by the Company's net operating loss carryforwards. No income tax expense or benefit was recorded in fiscal 1995, the three months ended December 31, 1996 or fiscal 1997.

     During fiscal 1996, the deferred tax liability was adjusted for the effects of certain changes in estimated lives of property and equipment as discussed in note 2 (j). As a result, the Company recognized an income tax benefit of $5.3 million.

     Income tax benefit differs from the amounts computed by applying the U.S. federal income tax rate to loss before income taxes primarily because the Company has not recognized the income tax benefit of certain of its net operating loss carryforwards and other deferred tax assets due to the uncertainty of realization.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
------------------------------------------------------------------------------

(15) INCOME TAXES (continued)

     The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1996 and 1997 are as follows:


                                                            December 31,
                                                      ------------------------
                                                         1996          1997
                                                      -----------    ---------
                                                           (in thousands)
     Deferred income tax liabilities:
       Property and equipment, due to excess
         purchase price of tangible assets and
         differences in depreciation for book and
         tax purposes                                  $  14,106         6,254
                                                       ---------     ---------

     Deferred income tax assets:
       Net operating loss carryforwards                  (68,740)     (141,185)
       Accrued interest on high yield debt obligations
         deductible when paid                            (32,873)      (72,330)
       Accrued expenses not currently deductible for
         tax purposes                                     (2,031)       (7,968)
       Less valuation allowance                           89,538       215,229
                                                       ---------     ---------
       Net deferred income tax asset                     (14,106)       (6,254)
                                                       ---------     ---------
      Net deferred income tax liability               $       -             -
                                                       =========     =========


     As of December 31, 1997, the Company has net operating losses ("NOLs") of approximately $353.0 million for U.S. tax purposes which expire in varying amounts through 2012. However, due to the provisions of Section 382,
     Section 1502 and certain other provisions of the Internal Revenue Code (the "Code"), the utilization of these NOLs will be limited. The Company is also subject to certain state income tax laws, which will also limit the utilization of NOLs.

     A valuation allowance has been provided for the deferred tax asset relating to the Company's NOLs, as management cannot determine when the Company will generate future taxable income.

(16) EMPLOYEE BENEFIT PLANS

     The Company has established salary reduction savings plans under Section 401(k) of the Code which the Company administers for participating employees. All full-time employees are covered under the plan after meeting minimum service and age requirements. The Company makes a matching contribution of its Common Stock (up to a maximum of 6% of an employee's eligible earnings) which totaled approximately $0.5 million, $1.2 million, $0.5 million and $3.0 million during fiscal 1995 and 1996, the three months ended December 31, 1996 and fiscal 1997, respectively.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
-----------------------------------------------------------------------------

(17) SIGNIFICANT CUSTOMER

     During fiscal 1995, the Company had revenue from a single customer which comprised 11% of total revenue and accounts receivable which comprised 8% of the total accounts receivable balance at September 30, 1995. There were no customers which accounted for greater than 10% of revenue or accounts receivable as of, or for the respective periods ended September 30, 1996, December 31, 1996 or 1997.

(18) SUMMARIZED FINANCIAL INFORMATION OF ICG HOLDINGS, INC.

     As discussed in note 10, the 11 5/8% Notes issued by Holdings during 1997 are guaranteed by ICG. The 12 1/2% Notes and 13 1/2% Notes issued by Holdings during fiscal 1996 and 1995, respectively, are also guaranteed by ICG and Holdings-Canada. The separate complete financial statements of Holdings have not been included herein because such disclosure is not considered to be significant to the holders of the 11 5/8% Notes, the 12 1/2% Notes and the 13 1/2% Notes. However, summarized combined financial information for Holdings and subsidiaries and affiliates is as follows:


                Summarized Consolidated Balance Sheet Information

                                                    December 31,
                                     ---------------------------------------
                                           1996                 1997
                                     ------------------   ------------------
                                                  (in thousands)

     Current assets                    $     449,059             215,817
     Property and equipment, net             403,676             632,167
     Other non-current assets, net            88,439             122,768
     Current liabilities                      87,423              98,351
     Long-term debt, less current portion    690,293             890,503
     Due to parent                            11,485              30,970
     Other long-term liabilities              73,113              66,939
     Preferred stock                         159,120             292,442
     Stockholders' deficit                   (80,260)           (408,453)



                                      A-57


ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
------------------------------------------------------------------------------

(18) SUMMARIZED FINANCIAL INFORMATION OF ICG HOLDINGS, INC. (continued)

  Summarized Consolidated and Combined Statement of Operations Information (a)

                                                                 Fiscal year
                         Fiscal years ended  Three months ended    ended
                           September 30,        December 31,     December 31,
                        -------------------   ----------------1
                          1995      1996        1995    1996       1997
                        --------  ---------   -------  --------  ---------
                                            (unaudited)
                                           (in thousands)

Total revenue          $ 111,610    169,094    35,399    56,956    273,354
Total operating costs
  and expenses           157,384    238,908    50,296    83,934    465,517
Operating loss           (45,774)   (69,814)  (14,897)  (26,978)  (192,163)
Net loss                 (68,760)  (172,687)  (34,281)  (49,750)  (328,193)

     (a) Holdings-Canada's 51% interest in FOTI was contributed to Holdings effective in February 1995 (the remaining 49% was purchased in January
          1996) and, accordingly, FOTI's operations have been included in the consolidated amounts subsequent to that date.

(19) FINANCIAL INFORMATION OF ICG HOLDINGS (CANADA), INC.

     Condensed financial information for Holdings-Canada only is as follows:

                       Condensed Balance Sheet Information

                                                  December 31,
                                  --------------------------------------------
                                           1996                     1997
                                  ---------------------   --------------------
                                                 (in thousands)

     Current assets                 $          165                    162
     Advances to subsidiaries               11,485                 30,790
     Non-current assets, net                 2,793                  3,800
     Current liabilities                       199                    107
     Long-term debt, less current portion       65                     65
     Due to parent                           1,566                 22,342
     Preferred stock                       127,729                      -
     Share of losses of subsidiary          80,260                408,453
     Shareholders' deficit                 (67,647)              (396,035)

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
-----------------------------------------------------------------------------

(19) FINANCIAL INFORMATION OF ICG HOLDINGS (CANADA), INC. (continued)


                  Condensed Statement of Operations Information

                                                                    Fiscal year
                            Fiscal years ended   Three months ended    ended
                               September 30,        December 31,    December 31,
                           --------------------  ------------------
                              1995        1996      1995      1996      1997
                           ----------  --------  --------  --------   --------
                                                      (unaudited)
                                                     (in thousands)
  Total revenue            $       -          -         -         -          -
  Total operating costs
    and expenses               1,309      3,438       361        73        195
  Operating loss              (1,309)    (3,438)     (361)      (73)      (195)
  Losses from subsidiaries   (68,760)  (172,687)  (34,281)  (49,750)  (328,193)
  Net loss attributable to
    common shareholders      (76,648)  (184,107)  (34,642)  (49,823)  (328,388)



(20) SUMMARIZED FINANCIAL INFORMATION OF ICG FUNDING, LLC

     As discussed in note 11, the 6 3/4% Preferred Securities issued by ICG Funding during fiscal 1997 are guaranteed by ICG. The separate complete financial statements of ICG Funding have not been included herein because such disclosure is not considered to be significant to the holders of the 6 3/4% Preferred Securities. For fiscal 1997, the statement of operations of ICG Funding included only the preferred dividends paid and accrued on the 6 3/4% Preferred Securities and interest income earned on the proceeds from the offering of such securities. The summarized balance sheet information for ICG Funding is as follows:

                      Summarized Balance Sheet Information

                                                           December 31,
                                                               1997
                                                    -------------------------
                                                          (in thousands)

     Cash, cash equivalents and short-term
       investments available for sale                    $      94,182
     Other current assets                                           19
     Restricted cash                                            38,749
     Dividends payable                                           1,116
     Due to parent                                               4,642
     Preferred securities                                      127,729
     Member deficit                                               (537)

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
-----------------------------------------------------------------------------

(21) CONDENSED FINANCIAL INFORMATION OF ICG COMMUNICATIONS, INC. (PARENT
     COMPANY)

     The primary asset of ICG is its investment in Holdings-Canada. Certain corporate expenses of the parent company are included in ICG's statement of operations and were approximately $1.2 million for fiscal 1997. At December 31, 1997, ICG had no operations other than those of ICG Funding, Holdings-Canada and its subsidiaries.

     MARKET FOR THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
     ----------------------------------------------------------------------

     ICG Common Stock, $.01 par value per share, has been quoted on the Nasdaq National Market ("Nasdaq") since March 25, 1997 under the symbol "ICGX" and was previously listed on the American Stock Exchange ("AMEX"), from August 5, 1996 to March 24, 1997 under the symbol "ICG." Prior to August 5, 1996, Holdings-Canada's common shares had been listed on the AMEX under the symbol "ITR" from January 14, 1993 through February 28, 1996, and under the symbol "ICG" thereafter through August 2, 1996. Holdings-Canada Class A Common Shares ceased trading on the AMEX at the close of trading on August 2, 1996. Holdings-Canada Class A Common Shares, which were listed on the Vancouver Stock Exchange ("VSE") under the symbol "IHC.A," ceased trading on the VSE at the close of trading on March 12, 1997.

     The following table sets forth, for the fiscal periods indicated, the high and low sales prices of the Holdings-Canada Class A Common Shares as reported on the AMEX through August 2, 1996, and the VSE through March 12, 1997, and the high and low sales prices of the ICG Common Stock as reported on the AMEX from August 5, 1996 through March 24, 1997 and on the Nasdaq from March 25, 1997 through the date indicated below. The table also sets forth the average of the monetary exchange rates on the last day of each such relevant fiscal period.


                           American Stock
                             Exchange/
                          Nasdaq National       Vancouver           Exchange
                             Market (1)      Stock Exchange (1)       Rate
                         -----------------   -------------------
                           High      Low       High       Low        (C$/$)
                         -------   -------   --------   --------    --------
FISCAL YEAR ENDED
  SEPTEMBER 30, 1996
    First Quarter        $ 12.75   $  8.63   C$     -   C$     -      1.36
    Second Quarter         17.88     10.25          -          -      1.36
    Third Quarter          27.38     17.13      17.50      17.50      1.36
    Fourth Quarter         25.88     18.50          -          -      1.36

THREE MONTHS ENDED
  DECEMBER 31, 1996 (2)  $ 22.25   $ 14.00   C$ 28.35   C$ 28.35      1.37

FISCAL YEAR ENDED
  DECEMBER 31, 1997 (2)
    First Quarter        $ 18.13   $ 10.38   C$     -   C$     -      1.38
    Second Quarter         21.13      8.63        N/A        N/A       N/A
    Third Quarter          24.63     17.75        N/A        N/A       N/A
    Fourth Quarter         28.63     19.75        N/A        N/A       N/A

FISCAL YEAR ENDED
  DECEMBER 31, 1998
    First Quarter        $ 44.25   $ 24.38   C$   N/A   C$   N/A       N/A
    Second Quarter         38.88     28.05        N/A        N/A       N/A
    (through April 30, 1998)


----------------

(1) Effective at the close of trading on August 2, 1996, Holdings-Canada's Class A Common Shares ceased trading on the AMEX and the ICG Common Stock commenced trading on the AMEX on August 5, 1996. Effective March 25, 1997, the ICG Common Stock ceased trading on the AMEX and commenced trading on the Nasdaq. ICG Common Stock has never traded on the VSE. The Class A Common Shares traded on the VSE through March 12, 1997 and all information reported on the above table from August 5, 1996 to March 12, 1997 with respect to the VSE relates only to the Class A Common Shares.

(2) The Company changed its fiscal year end to December 31 from September 30, effective January 1, 1997.

     On April 30, 1998, the last reported sale price of the Common Stock on the Nasdaq National Market was $35.00 per share. On May 1, 1998, there were 44,676,251 shares of Common Stock outstanding and 293 holders of record.

     The Company has never declared or paid dividends on the Common Stock and does not intend to pay cash dividends on the Common Stock in the foreseeable future. The Company intends to retain future earnings, if any, to finance the development and expansion of its business. In addition, the payment of any dividends on the Common Stock is effectively prohibited by the restrictions contained in the Company's indentures and in the Second Amended and Restated Articles of Incorporation of Holdings, which prohibits Holdings from making any material payment to the Company. Certain of the Company's debt facilities contain covenants which also may restrict the Company's ability to pay cash dividends.

     In September and October 1997, the Company's new wholly owned subsidiary, ICG Funding, LLC, a Delaware limited liability company, completed a private placement of $132.25 million of 6 3/4% Preferred Securities. The 6 3/4% Preferred Securities are mandatorily redeemable November 15, 2009 at the liquidation preference of $50.00 per security, plus accrued and unpaid dividends. Dividends on the 6 3/4% Preferred Securities are cumulative at the rate of 6 3/4% per annum and are payable in cash through November 15, 2000 and, thereafter, in cash or shares of Common Stock at the option of ICG Funding. The 6 3/4% Preferred Securities are exchangeable, at the option of the holder, into Common Stock at an exchange price of $24.025 per share, subject to adjustment. ICG Funding may, at its option, redeem the 6 3/4% Preferred Securities at any time on or after November 18, 2000. Prior to that time, ICG Funding may redeem the 6 3/4% Preferred Securities if the current market value of Common Stock equals or exceeds the exchange price, for at least 20 days of any consecutive 30-day trading period, by 170% prior to November 16, 1998; by 160% from November 16, 1998 through November 15, 1999; and by 150% from November 16, 1999 through November 15, 2000. The 6 3/4% Preferred Securities and the Common Stock issuable upon exchange of such securities have been registered under the Securities Act. The 6 3/4% Preferred Securities are guaranteed by ICG on a full and unconditional basis.

     In October 1997, the Company sold 687,221 shares of Common Stock (the "CBG Shares") to certain shareholders of CBG in connection with the acquisition of CBG for a purchase price of approximately $16.0 million. The sale of the CBG Shares was exempt from registration under Rule 4 (2) under the Securities Act because the offers and sales were made to a limited number of investors in a private transaction. Resale of the CBG Shares was subsequently registered on a Form S-3 registration statement which was declared effective on October 31, 1997.

                                                           ATTACHEMENT A


          =================================================================








                               ICG COMMUNICATIONS, INC.


                                1998 STOCK OPTION PLAN

                                   _______________

                           EFFECTIVE AS OF JANUARY 1, 1998









          =================================================================

                               ICG COMMUNICATIONS, INC.
                                1998 STOCK OPTION PLAN

                                     INTRODUCTION

                    ICG Communications, Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), hereby establishes an incentive compensation plan to be known as the "ICG Communications, Inc. 1998 Stock Option Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Non-Qualified Stock Options and Incentive Stock Options.

                    The purpose of the Plan is to promote the success and enhance the value of the Corporation by linking the personal interests of Participants to those of the Corporation's stockholders by providing Participants with an incentive for outstanding performance. The Plan is further intended to assist the Corporation in its ability to motivate, and retain the services of, Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

                                     DEFINITIONS

                    For purposes of this Plan, the following terms shall be
          defined   as  follows  unless   the  context   clearly  indicates
          otherwise:

                    A.   "Code" shall mean the Internal Revenue Code of 1986,
                          ----
          as amended, and the rules and regulations thereunder.

                    B.   "Committee" shall mean the Stock Option Committee of
                          ---------
          the Board of Directors of the Corporation.

                    C.   "Common Stock" shall mean the common stock, $.01 par
                          ------------
          value, of the Corporation.

                    D.   "Corporation" shall mean ICG Communications, Inc.,
                          -----------
          a Delaware corporation.

                    E.   "Director Participant" shall mean a director of the
                          --------------------
          Corporation or of any Parent or Subsidiary on the date of a grant of Options under Section V(B) hereof who is not a common law employee of the Corporation, any Parent or any Subsidiary.

                    F.   "Disability" shall have the same meaning as the term
                          ----------
          "permanent and total disability" under Section 22(e)(3) of the Code.

                    G.   "Exchange Act" shall mean the Securities Exchange
                          ------------
          Act  of  1934,  as   amended,  and  the  rules  and   regulations
          thereunder.

                    H.   "Executive" shall mean an employee of the
                          ---------
          Corporation or of any Parent or Subsidiary whose compensation is subject to the deduction limitations set forth under Code Section 162(m).

                    I.   "Fair Market Value" of the Corporation's Common
                          -----------------
          Stock on a Trading Day shall mean the last reported sale price for Common Stock or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices for the Common Stock for such Trading Day, in either case on the principal securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any securities exchange, but is traded in the over-the-counter market, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system or, if the Common Stock is not listed on NASDAQ or a comparable system, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Corporation for that purpose. In addition, for purposes of this definition, a "Trading Day" shall mean, if the Common Stock is listed on any securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Stock was effected on such exchange on such business day, or, if the Common Stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one "eligible dealer" quoted both a bid and asked price for the Common Stock. An "eligible dealer" for any day shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for such day. In the event the Corporation's Common Stock is not publicly traded, the Fair Market Value of such Common Stock shall be determined by the Committee in good faith.

                    J.   "Good Cause" shall mean (i) a Participant's willful
                          ----------
          or gross misconduct or willful or gross negligence in the performance of his duties for the Corporation or for any Parent or Subsidiary after prior written notice of such misconduct or negligence and the continuance thereof for a period of 30 days after receipt by such Participant of such notice, (ii) a Participant's intentional or habitual neglect of his duties for the Corporation or for any Parent or Subsidiary after prior written notice of such neglect, or (iii) a Participant's theft or misappropriation of funds of the Corporation or of any Parent or Subsidiary or commission of a felony.

                    K.   "Incentive Stock Option" shall mean a stock option
                          ----------------------
          satisfying  the  requirements  for  tax-favored  treatment  under
          Section 422 of the Code.

                    L.   "Non-Qualified Option" shall mean a stock option
                          --------------------
          which does not satisfy the requirements for, or which is not intended to qualify for, tax-favored treatment under Section 422 of the Code.

                    M.   "Option" or "Plan Award" shall mean an Incentive
                          ------      ----------
          Stock Option or a Non-Qualified Stock Option granted pursuant to the provisions of Section V hereof.

                    N.   "Optionee" shall mean a Participant who is granted
                          --------
          an Option under the terms of this Plan.

                    O.   "Outside Directors" shall mean members of the Board
                          -----------------
          of Directors of the Corporation who are classified as "outside directors" under Section 162(m) of the Code.

                    P.   "Parent" shall mean a parent corporation of the
                          ------
          Corporation within the meaning of Section 424(e) of the Code.

                    Q.   "Participant" shall mean any employee of the
                          -----------
          Corporation  or   any  Parent   or  Subsidiary,  or   a  Director
          Participant, participating under the Plan.

                    R.   "Plan Quarter" shall mean the three calendar month
                          ------------
          periods beginning January  1st, April 1st,  July 1st and  October
          1st.

                    S.   "Retirement" shall mean the termination of
                          ----------
          employment by a Participant in the Plan from the Corporation or from any Parent or Subsidiary, who at the time of such termination is at least fifty-five (55) years of age and who has completed at least ten (10) years of service (at least 1,000 hours in any fiscal year) with the Corporation or any Parent or Subsidiary, or any combination thereof.

                    T.   "Securities Act" shall mean the Securities Act of
                          --------------
          1933, as amended, and the rules and regulations thereunder.

                    U.   "Subsidiary" shall mean a subsidiary corporation of
                          ----------
          the Corporation within the meaning of Section 424(f) of the Code.

                                      SECTION I.
                                    ADMINISTRATION

                    The Plan shall be administered by the Committee, which shall be composed solely of at least two Non-Employee Directors, as defined in Rule 16b-3(b)(3) promulgated under the Exchange Act, and who also qualify as Outside Directors. Subject to the provisions of the Plan, the Committee may establish from time to time such regulations, provisions, proceedings and conditions of awards which, in its opinion, may be advisable in the administration of the Plan. A majority of the Committee shall constitute a quorum, and, subject to the provisions of Section IV of the Plan, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

                                     SECTION II.
                                   SHARES AVAILABLE

                    Subject to the adjustments provided in Section VI of the Plan, the aggregate number of shares of the Common Stock which may be granted for all purposes under the Plan shall be 3,400,000 shares. Shares of Common Stock underlying awards of Options shall be counted against the limitation set forth in the immediately preceding sentence and may be reused to the extent that (i) an Option expires, is terminated unexercised, or is forfeited or (ii) shares of Common Stock are returned to the Corporation's treasury as a result of any form of "cashless" exercise of Options or tax withholding of shares permitted by the Committee under Section IV hereof. Incentive and Non-Qualified Stock Options awarded under the Plan may be fulfilled in accordance with the terms of the Plan with either authorized and unissued shares of the Common Stock, issued shares of such Common Stock held in the Corporation's treasury or shares of Common Stock acquired on the open market.

                                     SECTION III.
                                     ELIGIBILITY

                    Officers and employees (including officers or employees who are also directors) of the Corporation, or of any Parent or Subsidiary, who are regularly employed on a salaried basis as common law employees shall be eligible to participate in the Plan. Directors of the Corporation, or of any Parent or Subsidiary, who are not common law employees of the Corporation or of any Parent or Subsidiary shall also be eligible to participate in the Plan, but only to the extent provided under
          Section V(B) hereof and, where appropriate under this Plan, shall be referred to as "employees" and their service as directors as "employment".

                                     SECTION IV.
                                AUTHORITY OF COMMITTEE

                    The Plan shall be administered by, or under the direction of, the Committee, which shall administer the Plan so as to comply at all times with Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, to the extent such compliance is required, and shall otherwise have plenary authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business. Subject to the provisions of Section X hereof, all interpretations and determinations of the Committee may be made on an individual or group basis and shall be final, conclusive and binding on all interested parties. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the persons to whom Plan Awards shall be granted, the times when such Plan Awards shall be granted, the number of Plan Awards, the exercise price of each Plan Award, the period(s) during which such Plan Award shall be exercisable (whether in whole or in part), the restrictions to be applicable to Plan Awards and the other terms and provisions thereof (which need not be identical). In addition, the authority of the Committee shall include, without limitation, the following:

                    A.   Financing.  The arrangement of temporary financing
                         ---------
          for an Optionee by registered broker-dealers, under the rules and regulations of the Federal Reserve Board, for the purpose of assisting the Optionee in the exercise of an Option, such authority to include the payment by the Corporation of the commissions of the broker-dealer;

                    B.   Procedures for Exercise of Option.  The
                         ---------------------------------
          establishment of  procedures for an  Optionee (i) to  exercise an
          Option by payment of cash or any other property acceptable to the Committee, (ii) to have withheld from the total number of shares of Common Stock to be acquired upon the exercise of an Option that number of shares having a Fair Market Value, which, together with such cash as shall be paid in respect of fractional shares, shall equal the option exercise price of the total number of shares of Common Stock to be acquired, (iii) to exercise all or a portion of an Option by delivering that number of shares of Common Stock already owned by him having a Fair Market Value which shall equal the Option exercise price for the portion exercised and, in cases where an Option is not exercised in its entirety, to permit the Optionee to deliver the shares of Common Stock thus acquired by him in payment of shares of Common Stock to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that an Optionee can in sequence utilize such newly acquired shares of Common Stock in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares and
          (iv) to engage in any form of "cashless" exercise.

                    C.   Withholding.  The establishment of a procedure
                         -----------
          whereby a number of shares of Common Stock or other securities may be withheld from the total number of shares of Common Stock or other securities to be issued upon exercise of an Option, or for the tender of cash or shares of Common Stock owned by any Participant to meet any obligation of withholding for taxes incurred by the Optionee upon such exercise.

                    D.   Types of Plan Awards.  The Committee may grant
                         --------------------
          awards in the form of Incentive Stock Options and Non-Qualified Stock Options.

                                      SECTION V.
                                    STOCK OPTIONS

          A.   For Employees.
               -------------

                    The  Committee   shall  have  the   authority,  in  its
          discretion, to grant Incentive Stock Options or to grant Non-Qualified Stock Options or to grant both types of Options. No Option shall be granted for a term of more than ten (10) years. Notwithstanding anything contained herein to the contrary, an Incentive Stock Option may be granted only to common law employees of the Corporation or of any Parent or Subsidiary now existing or hereafter formed or acquired, and not to any director or officer who is not also such a common law employee. In order to satisfy the "performance-based" exception to the deduction limitation under Code Section 162(m), the maximum number of shares of Common Stock subject to Options which may be granted to any single Executive during any one calendar year is 300,000. The terms and conditions of the Options shall be determined from time to time by the Committee; provided, however,
                                                         --------  -------
          that the Options granted under the Plan shall be subject to the following:

                    (i)  Exercise Price.  The Committee shall establish the
                         --------------
          exercise price at the time any Option is granted at such amount as the Committee shall determine; provided, however, that the
                                               --------  -------
          exercise price for each share of Common Stock purchasable under any Option which is intended to satisfy the performance-based exception to the deduction limitation under Section 162(m) of the Code or any Incentive Stock Option granted hereunder shall be such amount as the Committee shall, in its best judgment, determine to be not less than one hundred percent (100%) of the Fair Market Value per share of Common Stock at the date the Option is granted; and provided, further, that in the case of an Incentive Stock Option granted to a person who, at the time such Incentive Stock Option is granted, owns shares of stock of the Corporation or of any Parent or Subsidiary which possess more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Corporation or of any Parent or Subsidiary, the exercise price for each share of Common Stock shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock at the
          date the Option  is granted.   The exercise  price will be subject
          to adjustment in accordance with the provisions of Section VI of the Plan.

                    (ii) Payment of Exercise Price.  The price per share of
                         -------------------------
          Common Stock with respect to each Option shall be payable at the time the Option is exercised. Such price shall be payable in cash or pursuant to any of the methods set forth in Sections IV(A) or (B) hereof. Shares of Common Stock delivered to the Corporation in payment of the exercise price shall be valued at the Fair Market Value of the Common Stock on the date preceding the date of the exercise of the Option.

                    (iii)     Employment Requirement.  Notwithstanding
                              ----------------------
          anything else contained herein, each Option by its terms shall require the Optionee to remain in the continuous full-time employ of the Corporation, or of any Parent or Subsidiary, for at least six (6) months from the date of grant of the Option before the right to exercise any part of the Option (by him or any other person) will accrue.

                    (iv) Exercisability of Options.  Each Option shall be
                         -------------------------
          exercisable in whole or in installments, and at such time(s), and subject to the fulfillment of any conditions on exercisability as may be determined by the Committee at the time of the grant of such Options. The right to purchase shares of Common Stock shall be cumulative so that when the right to purchase any shares of Common Stock has accrued such shares of Common Stock or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. Unless otherwise determined by the Committee in its sole discretion, each Option granted hereunder shall be exercisable, on a cumulative basis, as to twenty-five percent (25%) of the shares of Common Stock set forth thereunder on each of the first, second, third and fourth anniversaries of the date such Option is granted.

                    (v)  Expiration of Options.  No Option by its terms shall
                         ---------------------
          be exercisable after the expiration of ten (10) years from the date of grant of the Option; provided, however, in the case of an
                                       --------  -------
          Incentive Stock Option granted to a person who, at the time such Option is granted, owns shares of stock of the Corporation or of any Parent or Subsidiary possessing more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Corporation or of any Parent or Subsidiary, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

                    (vi) Exercise Upon Death of Optionee.  Subject to the
                         -------------------------------
          provisions of Sections V(A)(iii) and V(A)(ix) hereof, in the event of the death of the Optionee prior to his termination of employment with the Corporation or with any Parent or Subsidiary, or within 3 (three) months following his Retirement, his estate (or other beneficiary, if so designated in writing by the Participant) shall have the right, within one (1) year after the date of death (but in no case after the expiration date of the Option(s)), to exercise his Option(s) with respect to all or any part of the shares of Common Stock as to which the deceased Optionee had not exercised his Option at the time of his death, but only to the extent the Option or Options were exercisable as of the earlier of the date of his Retirement or the date of his death.

                    (vii) Exercise Upon Disability of Optionee.  Subject
                          ------------------------------------
          to the provisions of Sections V(A)(iii) and V(A)(ix) hereof, if the employment by the Corporation or by any Parent or Subsidiary of an Optionee is terminated because of Disability, he shall have the right, within one (1) year after the date of such termination (but in no case after the expiration of the Option(s)), to exercise his Option(s) with respect to all or any part of the shares of Common Stock as to which he had not exercised his Option at the time of such termination, but only to the extent such Option or Options were exercisable as of the date of his termination of employment due to Disability.

                    (viii)    Exercise Upon Optionee's Termination of
                              ---------------------------------------
          Employment.  Except as provided in the following sentence, if the
          ----------
          employment of an Optionee by the Corporation or by any Parent or Subsidiary is terminated for any reason other than those specified in Sections V(A)(vi) and V(A)(vii) above, he shall have the right, within three (3) months after the date of such termination (but in no case after the expiration date of the Option(s)), to exercise his Option(s) only with respect to that number of shares of Common Stock that he was entitled to purchase pursuant to Options that were exercisable immediately prior to such termination. Notwithstanding the provisions of the immediately preceding sentence, if an Optionee's employment is terminated by the Corporation or by any Parent or Subsidiary for Good Cause, the Optionee shall, at the time of such termination of employment, forfeit his rights to exercise all of such Option(s).

                    (ix) Maximum Amount of Incentive Stock Options.  Each
                         -----------------------------------------
          Plan Award under which Incentive Stock Options are granted shall provide that to the extent the aggregate of the (A) Fair Market Value of the shares of Common Stock (determined as of the time of the grant of the Option) subject to such Incentive Stock Option and (B) the Fair Market Values (determined as of the date(s) of grant of the options) of all other shares of Common Stock subject to incentive stock options granted to an Optionee by the Corporation or any Parent or Subsidiary, which are exercisable for the first time by any person during any calendar year, exceed(s) one hundred thousand dollars ($100,000), such excess shares of Common Stock shall not be deemed to be purchased pursuant to Incentive Stock Options. The terms of the immediately preceding sentence shall be applied by taking options into account in the order in which they are granted.

          B.   For Director Participants.
               -------------------------

                    (i)  General Provisions - Formula Grant Options. Subject
                         ------------------
          to the terms and conditions of this Section V(B), as of January 1, 1998, and as of January 1 of each succeeding calendar year through and including January 1, 2007, each individual who is serving as a Director on such date shall automatically be granted Options to purchase twenty thousand (20,000) shares of Common Stock, subject to availability under the Plan. Notwithstanding the foregoing, each individual who is serving as a Director and receives formula grant options under Section V(B)(i) of the Corporation's 1996 Stock Option Plan, as amended, shall not be eligible to receive grants of Options under Section V(B)(i) of
          this  Plan covering  the  same periods.   In  the  event that  an
          individual becomes a Director during any Plan Quarter, but did not serve as a Director on January 1, such individual shall automatically be granted, as of the date of election of such individual as a Director, Options to purchase that pro rata number of shares of Common Stock for such calendar year as a Director would otherwise be entitled to receive under this
          Section  V(B)(i) (at the rate  of 5,000 shares  per Plan Quarter,
          subject to the last  sentence of this Section V(B)(i)).   Subject
          to the provisions of Section VI hereunder, the option price of the shares of Common Stock covered by each Option shall be the Fair Market Value of such shares on the date of the grant. Each Option granted under this Section V(B)(i) by its terms shall expire ten (10) years from the date of its grant. Furthermore, an Option granted pursuant to this Section V(B)(i) shall become exercisable as to 5,000 shares of Common Stock covered thereby on the last day of the Plan Quarter during which the date of grant occurs and as to 5,000 shares on the last day of each of the next succeeding Plan Quarters during such year, respectively, but only if, with regard to the shares of Common Stock with respect to which the Option becomes exercisable at the end of any Plan
          Quarter,  the  Director   has  served  in  such  capacity  on  an
          uninterrupted basis for more than fifty percent (50%) of the business days contained in such Plan Quarter.

                    (ii) General Provisions - Discretionary Option Grants.
                         ------------------------------------------------
          The Committee shall have the authority, in its discretion, to grant to one or more Directors from time to time Non-Qualified Stock Options. No Option shall be granted for a term of more than ten (10) years. The Committee shall establish the exercise price at the time any Option is granted at such amount as the Committee shall determine. The exercise price will be subject to adjustment in accordance with the provisions of Section VI of the Plan. Except as otherwise expressly provided in this Section V, the terms and conditions of the Options shall be determined by the Committee.

                    (iii) Payment of Exercise Price.  The price  per  share
                          -------------------------
          of Common Stock with respect to each Option shall be payable at the time the Option is exercised. Such price shall be payable in cash or pursuant to any of the methods set forth in Sections IV(A) or (B) hereof. Shares of Common Stock delivered to the Corporation in payment of the exercise price shall be valued at the Fair Market Value of the Common Stock on the date preceding the date of the exercise of the Option.

                    (iv) Exercisability of Options.  Each Option shall be
                         -------------------------
          exercisable in whole or in installments, and at such time(s), and subject to the fulfillment of any conditions on exercisability as may be determined by the Committee at the time of the grant of such Options. The right to purchase shares of Common Stock shall be cumulative so that when the right to purchase any shares of Common Stock has accrued such shares of Common Stock or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.

                    (v)  Director's Termination.  If a Director's service as
                         ----------------------
          a director of the Corporation is terminated by reason of (1) his Disability, (2) the failure of the Corporation to retain, or
          nominate  for  re-election,  such   Director  (who  is  otherwise
          eligible) other than for Good Cause, (3) his ineligibility for re-election pursuant to the Corporation's By-laws, or (4) his voluntary termination of such directorship, such termination shall be considered a "Qualifying Termination" and each Option granted to such Director, to the extent exercisable (and not exercised) on the date of such Qualifying Termination, shall remain so exercisable by him until the end of the exercise period under such Option. If a Director's service as a director of the

          Corporation or of any Parent or Subsidiary is terminated for Good Cause, such termination shall be considered a "Non-Qualifying Termination." In the event of a Non-Qualifying Termination, all outstanding unexercised stock options granted pursuant to this
          Section V(B) shall be forfeited or canceled, as the case may be.

                    (vi) Director's Death.  If a Director dies while holding
                         ----------------
          an outstanding Option, such Option, to the extent exercisable (and not exercised) on the date of his death, shall remain so exercisable by his estate (or other beneficiaries, as designated in writing by such Director) until the end of the exercise period under the Option.


                                     SECTION VI.
                           ADJUSTMENT OF SHARES; MERGER OR
                        CONSOLIDATION, ETC. OF THE CORPORATION

                    A.   Recapitalization, Etc.  In the event there is any
                         ---------------------
          change in the Common Stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend or otherwise, there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject, or which may become subject, to any Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged, or to which each such share be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of Section 422 of the Code.

                    B.   Merger, Consolidation or Change in Control of
                         ---------------------------------------------
          Corporation.  Upon (i) the merger or consolidation of the
          -----------
          Corporation with or into another corporation (pursuant to which the stockholders of the Corporation immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation's then outstanding securities), if the agreement of merger or consolidation does not provide for (1) the continuance of the Options granted hereunder or (2) the substitution of new options for Options granted hereunder, or for the assumption of such Options by the surviving corporation,
          (ii) the dissolution, liquidation or sale of substantially all the assets of the Corporation or (iii) the Change in Control of the Corporation, the holder of any such Option theretofore granted and still outstanding (and not otherwise expired) shall have the right immediately prior to the effective date of such merger, consolidation, dissolution, liquidation, sale of assets or Change in Control of the Corporation to exercise such Option(s) in whole or in part without regard to any installment provision that may have been made part of the terms and conditions of such Option(s). The Corporation, to the extent practicable, shall give advance notice to affected Optionees of any such merger, consolidation, dissolution, liquidation, sale of assets or Change in Control of the Corporation. All such Options which vest on an accelerated basis in accordance with this
          Section VI(B) and are not so exercised shall be forfeited as of the effective time of any merger, consolidation, dissolution, liquidation or sale of assets (but not in the case of a Change in Control of the Corporation).

                    C. Definition of Change in Control of the Corporation.
                       --------------------------------------------------
          As used herein, a "Change in Control of the Corporation" shall be deemed to have occurred if any person (including any individual, firm, partnership or other entity) together with all Affiliates and Associates (as defined under Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act) of such person, but excluding (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation, (ii) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of the
          Corporation, (iii) the Corporation or any subsidiary of the Corporation or (iv) only as provided in the immediately following sentence, a Participant together with all Affiliates and Associates of a Participant, is or becomes the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% of more of the combined voting power of the Corporation's then outstanding securities, such person being hereinafter referred to as an Acquiring Person. The provisions of clause (iv) of the immediately preceding sentence shall apply only with respect to the Option(s) held by the Participant who, together with his Affiliates or Associates, if any, is or becomes the direct or indirect Beneficial Owner of the percentage of securities set forth in such clause.

                                     SECTION VII.
                               MISCELLANEOUS PROVISIONS

                    A.   Administrative Procedures.  The Committee may
                         -------------------------
          establish any procedures determined by it to be appropriate in discharging its responsibilities under the Plan. Subject to the provisions of Section X hereof, all actions and decisions of the Committee shall be final.

                    B.   Assignment or Transfer.  No grant or award of any
                         ----------------------
          Incentive Stock Option or any other "derivative security" (as defined by Rule 16a-l(c) promulgated under the Exchange Act) made under the Plan or any rights or interests therein shall be assignable or transferable by a Participant except by will or the laws of descent and distribution or pursuant to a domestic relations order. During the lifetime of a Participant, Options granted hereunder shall be exercisable only by the Participant.

                    C.   Investment Representation.   Upon the exercise of an
                         -------------------------
          Option, the Committee may require, as a condition of receiving such securities, that the Participant furnish to the Corporation such written representations and information as the Committee deems appropriate to permit the Corporation, in light of the existence or nonexistence of an effective registration statement under the Securities Act to deliver such securities in compliance with the provisions of the Securities Act.

                    D.   Withholding Taxes.  The Corporation shall have the
                         -----------------
          right to deduct from all cash payments hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such payments. In the case of the issuance or distribution of Common Stock or other securities hereunder, the Corporation, as a condition of such issuance or distribution, may require the payment (through withholding from the Participant's salary, reduction of the number of shares of Common Stock or other securities to be issued, or otherwise) of any such taxes. The Participant may satisfy the withholding obligations by paying to the Corporation a cash amount equal to the amount required to be withheld or by tendering to the Corporation a number of shares of Common Stock having a value equivalent to such cash amount, or by use of any available procedure as described under Section IV(C) hereof.

                    E.   Costs and Expenses.  The costs and expenses of
                         ------------------
          administering the Plan shall be borne by the Corporation and shall not be charged against any award nor to any employee receiving a Plan Award.

                    F.   Funding of Plan.  The Plan shall be unfunded.  The
                         ---------------
          Corporation shall not be required to segregate any of its assets to assure the payment of any Plan Award under the Plan. Neither the Participants nor any other persons shall have any interest in any fund or in any specific asset or assets of the Corporation or any other entity by reason of any Plan Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Corporation.

                    G.   Other Incentive Plans.  The adoption of the Plan
                         ---------------------
          does not preclude the adoption by appropriate means of any other incentive plan for employees.

                    H.   Plurals and Gender.  Where appearing in the Plan,
                         ------------------
          masculine gender shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

                    I.   Headings.  The headings and sub-headings in this
                         --------
          Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

                    J.   Severability.  In case any provision of this Plan
                         ------------
          shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

                    K.   Payments Due Missing Persons.  The Corporation shall
                         ----------------------------
          make a reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any provisions of this Plan to the contrary, if, after a period of one (1) year from the date such benefits shall be due, any such persons entitled to benefits have not been located, their rights under the Plan shall stand suspended. Before this provision becomes operative, the Corporation shall send a certified letter to all such persons at their last known addresses advising them that
          their rights under  the Plan shall be suspended.   Subject to all
          applicable state laws, any such suspended amounts shall be held by the Corporation for a period of one (1) additional year and thereafter such amounts shall be forfeited and thereafter remain the property of the Corporation.

                    L.   Liability and Indemnification.  (i)  Neither the
                         -----------------------------
          Corporation nor any Parent or Subsidiary shall be responsible in any way for any action or omission of the Committee, or any other fiduciaries in the performance of their duties and obligations as set forth in this Plan. Furthermore, neither the Corporation nor any Parent or Subsidiary shall be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel provided that the Corporation and/or the appropriate Parent or Subsidiary relied in good faith upon the action of such agent or the advice of such counsel.

                    (ii) Except for their own gross negligence or willful misconduct regarding the performance of the duties specifically assigned to them under, or their willful breach of the terms of, this Plan, the Corporation, each Parent and Subsidiary and the Committee shall be held harmless by the Participants, former Participants, beneficiaries and their representatives against liability or losses occurring by reason of any act or omission. Neither the Corporation, any Parent or Subsidiary, the Committee, nor any agents, employees, officers, directors or shareholders of any of them, nor any other person shall have any liability or responsibility with respect to this Plan, except as expressly provided herein.

                    M.   Incapacity.  If the Committee shall receive evidence
                         ----------
          satisfactory to it that  a person entitled to receive  payment of
          any  Plan Award  is,  at the  time  when  such   benefit  becomes
          payable, a minor, or is physically or mentally incompetent to receive such Plan Award and to give a valid release thereof, and that another person or an institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person shall have been duly appointed, the Committee may make payment of such Plan Award otherwise payable to such person to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release by such other person or institution shall be a valid and complete discharge for the payment of such Plan Award.

                    N.   Cooperation of Parties.  All parties to this Plan
                         ----------------------
          and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Plan or any of its provisions.

                    O.   Governing Law.  All questions pertaining to the
                         -------------
          validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of Delaware.

                    P.   Nonguarantee of Employment.  Nothing contained in
                         --------------------------
          this Plan shall be construed as a contract of employment between the Corporation (or any Parent or Subsidiary), and any employee or Participant, as a right of any employee or Participant to be continued in the employment of the Corporation (or any Parent or Subsidiary), or as a limitation on the right of the Corporation or any Parent or Subsidiary to discharge any of its employees, with or without cause.

                    Q.   Notices.  Each notice relating to this Plan shall be
                         -------
          in writing and delivered in person or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to it at ICG Communications, Inc., 161 Inverness Drive West, Englewood, Colorado 80112 Attn: Secretary. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Committee's records.

                    R.   Written Agreements.  Each Plan Award shall be
                         ------------------
          evidenced by a signed written agreement between the Corporation and the Participant containing the terms and conditions of the award.

                                    SECTION VIII.
                           AMENDMENT OR TERMINATION OF PLAN

                    The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Plan and the Options granted hereunder at any time and for any purpose (including, without limitation, an amendment necessary for an Option to maintain its qualification as an "incentive stock option" within the meaning of Section 422 of the Code, if applicable, or to comply with Rule 16b-3 (or any successor rule) promulgated under the Exchange Act); provided, however, that no amendment shall be made which shall increase the total number of shares of the Common Stock of the Corporation which may be issued and sold pursuant to Options or reduce the minimum exercise price in the case of an Incentive Stock Option, unless such amendment is made by or with the approval of the stockholders (such approval being granted within 12 months of the effective date of such amendment), but only if such approval is required by any applicable provisions of the Code. Such stockholder approval shall be effected by the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Common Stock present, by person or proxy, and voting on such amendment. Except as otherwise provided herein, no amendment, suspension or termination of the Plan shall alter or impair any Plan Awards previously granted under the Plan, without the consent of the holder thereof.

                                     SECTION IX.
                                     TERM OF PLAN

                    The Plan shall remain in effect until December 31, 2007, which is the day prior to the tenth anniversary of the effective date of the Plan, unless sooner terminated by the Board of Directors of the Corporation. No Plan Awards may be granted under the Plan subsequent to the termination of the Plan.

                                      SECTION X.
                                  CLAIMS PROCEDURES

                    A.   Denial.  If any Participant, former Participant or
                         ------
          beneficiary is denied any vested benefit to which he is, or reasonably believes he is, entitled under this Plan, either in total or in an amount less than the full vested benefit to which he would normally be entitled, the Committee shall advise such person in writing the specific reasons for the denial. The Committee shall also furnish such person at the time with a written notice containing (i) a specific reference to pertinent Plan provisions, (ii) a description of any additional material or information necessary for such person to perfect his claim, if possible, and an explanation of why such material or information is needed and (iii) an explanation of the Plan's claim review procedure.

                    B.   Written Request for Review.  Within 60 days of
                         --------------------------
          receipt of the information stated in subsection (a) above, such person shall, if he desires further review, file a written request for reconsideration with the Committee.

                    C.   Review of Document.  So long as such person's
                         ------------------
          request for review is pending (including the 60 day period in subsection (b) above), such person or his duly authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Committee.

                    D.   Committee's Final and Binding Decision.  A final and
                         --------------------------------------
          binding decision shall be made by the Committee within 60 days of the filing by such person of this request for reconsideration; provided, however, that if the Committee, in its discretion, feels
          --------  -------
          that a hearing with such person or his representative is necessary or desirable, this period shall be extended for an additional 60 days.

                    E.   Transmittal of Decision.  The Committee's decision
                         -----------------------
          shall be conveyed to such person in writing and shall (i) include specific reasons for the decision, (ii) be written in a manner calculated to be understood by such person and (iii) set forth the specific references to the pertinent Plan provisions on which the decision is based.

                    F.   Limitation on Claims.  Notwithstanding any
                         --------------------
          provisions of this Plan to the contrary, no Participant (nor the estate or other beneficiary of a Participant) shall be entitled to assert a claim against the Corporation (or against any Parent or Subsidiary) more than three years after the date the Participant (or his estate or other beneficiary) initially is entitled to receive benefits hereunder.

                     ICG COMMUNICATIONS, INC. 1998 ANNUAL MEETING
                                     JUNE 3, 1998
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


               The undersigned stockholder of ICG COMMUNICATIONS, INC., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 5, 1998, and hereby constitutes and appoints J. Shelby Bryan and James D. Grenfell, or either of them acting singly in the absence of the other, with the power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's principal executive offices at 161 Inverness Drive West, Englewood, Colorado 80112, on June 3, 1998, at 9:30 A.M., Local Time, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:



               1.   Election of Directors:

                    FOR all nominees listed       WITHHOLD AUTHORITY
                    below (except as              to vote for all
                    indicated) [  ]               all nominees listed
                                                  below [  ]

               NOMINEES: Leontis Teryazos, Walter Threadgill

          (INSTRUCTION:  To withhold authority to vote for any individual nominee or nominees, write such nominee's or nominees' name(s) in the space provided below.)






               2. Approval of the adoption by the Board of Directors of the Company's 1998 Stock Option Plan.

                    FOR  [ ]       AGAINST   [ ]       ABSTAIN   [ ]

               3. Ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 1998.

                    FOR  [ ]       AGAINST   [ ]       ABSTAIN   [ ]


               4. Transaction of such other business as may properly come before the Meeting and any adjournments thereof.


               The proxy when properly executed will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of the two named individuals as directors, FOR the approval of the adoption by the Board of Directors of the Company's 1998 Stock Option Plan, FOR the ratification of the appointment of the independent auditors and FOR the transaction of such other business as may properly come before the Meeting.

                                        PLEASE SIGN, DATE AND MAIL THIS
                                        PROXY IMMEDIATELY IN THE ENCLOSED
                                        ENVELOPE.

                                        Date  . . . . . . . . . . . .  1998

                                        . . . . . . . . . . . . . .  (L.S.)

                                        . . . . . . . . . . . . . .  (L.S.)

                                        Please sign your name exactly as it
                                        appears hereon.  When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give
                                        your full title as it appears
                                        hereon.  When signing as joint
                                        tenants, all parties in the joint
                                        tenancy must sign.  When a proxy is
                                        given by a corporation, it should
                                        be signed by an authorized officer
                                        and the corporate seal affixed.  No
                                        postage is required if returned in
                                        the enclosed envelope and mailed in
                                        the United States.